FILED PURSUANT TO 424(b)(3)
REGISTRATION #333-121301

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SUPPLEMENT NO. 1, DATED OCTOBER 12 2005

TO THE PROSPECTUS DATED JANUARY 19, 2005
OF LEXINGTON RESOURCES, INC.

This Prospectus Supplement, dated October 12, 2005, is part of and should be read in conjunction with, our Prospectus, dated January 19, 2005. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants referred to in the Prospectus. Capitalized terms used in this Prospectus Supplement but not defined have the same meanings as in our Prospectus. The purpose of this Prospectus Supplement is to update certain information in the Prospectus.

This Prospectus Supplement includes the following documents, as filed by us with the Securities and Exchange Commission:

    the attached Form 10-KSB of Lexington Resources, Inc. for the year ended December 31, 2004, dated July 25, 2005; and

    the attached Form 10-QSB of Lexington Resources, Inc. for the period ended June 30, 2005, dated August 13, 2005.

THIS PROSPECTUS SUPPLEMENT PROVIDES INFORMATION NOT CONTAINED IN OUR PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS.

REFERENCES IN THIS PROSPECTUS SUPPLEMENT TO "WE", "OUR" AND "US" REFER TO LEXINGTON RESOURCES, INC., INCLUDING AS THE CONTEXT REQUIRES, OUR WHOLLY-OWNED SUBSIDIARIES.

This Prospectus Supplement covers the resale by certain Selling Shareholders of their remaining 561,800 shares of our common stock which were acquired in connection with private placements completed in May of 2004.

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THE FOLLOWING DISCLOSURE UPDATES THE INFORMATION IN OUR PROSPECTUS IN THE SECTION ENTITLED "DESCRIPTION OF BUSINESS - OIL AND GAS PROPERTIES", CURRENTLY BEGINNING ON PAGE 35 OF OUR PROSPECTUS. THIS PROSPECTUS SUPPLEMENT PROVIDES INFORMATION NOT CONTAINED IN THAT SECTION OF OUR PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS.

Oil and Gas Properties

Proposed Acquisition of Oak Hills

On September 23, 2005, we announced that we entered into an agreement in principal to acquire 100% of the issued and outstanding shares of our designated oil and gas operator, Oak Hills Drilling and Operating, LLC, an Oklahoma limited liability corporation ("Oak Hills"), for 3,000,000 restricted shares of our common stock, at a deemed issuance price of $1.50 per share, for $4,500,000 in aggregate consideration. The transaction is subject to, among other things: (i) the results of a valuation; (ii) the prior audit of Oak Hills; (iii) mutual due diligence; (iv) the execution of a formal agreement incorporating the terms and conditions of the agreement in principle by November 15, 2005; and (v) the closing of the transaction on or before December 31, 2005.

Our management believes that the planned acquisition of Oak Hills, if consummated, would further diversify our income base from exploration and drilling to include drilling and operating service income, and vertically integrate our planned gas drilling and exploration program at a time when drilling rigs are difficult to obtain for many operators.

Oak Hills is currently our designated oil and gas operator for our well interests in the Arkoma Basin and planned drilling for our Barnett Shale Project leases (see "Barnett Shale Project" below). Oak Hills was created to drill and operate according to its exploration and development program when we had difficulty obtaining drilling rigs during the latter half of 2004. Oak Hills is the wholly-owned subsidiary of Oak Hills Drilling and Operating International, Inc., a Nevada corporation. Oak Hills Drilling and Operating International, Inc. is owned by four share/stake holders in Lexington. Doug Humphries, a director of our company, is also a director, officer and shareholder of Oak Hills.

Oak Hills is a full service drilling, operating and well completion company and owns a 10,000 foot operating depth Wilson Giant triple mechanical drilling rig with both triplex and duplex mud pumps capable of drilling acreage owned by us in both the Barnett Shale areas of Texas and the Arkoma Basin in Oklahoma. In addition to its Wilson Giant drilling rig, Oak Hills has a well workover rig, trucks, dozer, backhoe, trailers and well and pipeline completion equipment. Oak Hills operates at least 75 wells for private clients in addition to us, on a contract basis. Oak Hills employs approximately 30 to 35 people and its Wilson Giant drilling rig operates on a 24 hour basis.

2005 is Oak Hill's first year of substantial operation having acquired its drilling rig in late 2004 and spent Q4 2004 and Q1 of 2005 rebuilding and updating its Wilson Giant drilling rig. The drilling rig has been operating since April of 2005 on independent contract drilling horizontal Barnett Shale wells in the Dallas Fort Worth Basin.

For further information related to our proposed acquisition of Oak Hills, see our Current Report on Form 8-K dated September 24, 2005.

Barnett Shale Project

In June 2005, we entered into an agreement with a Texas limited partnership, Pathway Investments, L.P., giving us the right acquire up to a maximum 75% working interest in approximately 3,000 net leasehold acres in the Barnett Shale Project, a gas well horizontal drilling venture in the Jack, Wise and Palo Pinto Counties in the State of Texas. This agreement was subsequently amended to provide us with the right to acquire a working interest of between 75% to 100% in the wells to be drilled in the Barnett Shale Project, with net revenue interests ranging from 75% to 70%, and to increase the initial acreage up to approximately 3,600 net leasehold acres.

Pursuant to the agreement and revised agreement: (i) we paid a non-refundable deposit of $100,000 to be credited against the total lease package purchase price; (ii) in the event we purchase the maximum 100% working interest, we will receive a 70% net revenue interest on the leases, with the remaining net revenue interest to be reserved as an overriding royalty interest for the Texas limited partnership; (iii) in the event we purchase a 75% working interest we will carry for the Texas limited partnership a 10% working interest in the drilling, completion and equipping of the pipeline on such wells drilled on the acreage purchased by us, however, we in this event will be delivered a 75% net revenue interest; (iv) we are responsible for our pro-rata share of acreage costs according to working interest purchased; (v) our contract operator, Oak Hill, will be the operator for the project and contribute a drilling rig to the project; and (vi) we shall use our best efforts to drill out all leases within 30 months from the date of lease acquisition.

On September 25, 2005, we acquired our first lease in the Barnett Shale Project. We acquired approximately 2,325 net leasehold acres for $1,107,000. Our management anticipates that this acquisition will provide us with up to 16 additional horizontal Barnett Shale gas drilling sites with access to existing pipeline networks.

The funds used to acquire the net leasehold acreage were derived from our private placement of secured and convertible notes issued on September 16, 2005. See "Recent Sales of Unregistered Securities".

For further information related to the Barnett Shale Project, see our Current Reports on Form 8-K dated September 23, 2005 and June 6, 2005.

Oklahoma Properties

We maintain an aggregate of approximately 2,814 gross developed acres and 6,634 gross undeveloped acres pursuant to leases and/or concessions in the Arkoma Basin in the State of Oklahoma as described below.

Wagnon Lease

We hold an 80% working interest and a 75% net revenue interest in approximately 590 gross acres of a gas lease located on the Wagnon Lease in Pittsburg County, Oklahoma (the "Wagnon Lease"). Our interest relating to the Wagnon Lease is subject to farm-out agreements equating to a total 20% working interest between Paluca Petroleum, Inc., an affiliate of one of our directors, Douglas Humphreys , Oak Hills Energy, Inc. ("Oak Hills Energy"), and the lessee of the Wagnon Lease. The gas lease was acquired from Oak Hills Energy, which acquired the lease pursuant to a farm-out agreement with Quinton Rental & Repair Services, Inc. As of September 30, 2005, we have drilled, completed, and put four wells into production on the Wagnon Lease.

The Kellster #1-5 coal bed methane gas well ("Kellster #1-5") was drilled to a depth of approximately 2,400 feet vertically and 2,200 feet horizontally and has been producing since the middle of February 2004 and continues through dewatering and production stages.

The Kyndal #2-2 coal bed methane gas well ("Kyndal #2-2") was completed in June 2004 to a depth of approximately 2,400 feet vertically and 2,200 feet horizontally and is located in close proximity to the Kellster #1-5 well. The Kyndal #2-2 well feeds directly into the existing pipeline infrastructure located on the Wagnon Lease.

The Bryce #3-2 coal bed methane gas well ("Bryce #3-2") was completed in August 2004 and is also located in close proximity to the Kellster #1-5 well. Completion of drilling of the Bryce #3-2 coal bed methane gas well resulted in vertical depths of approximately 2,400 feet with an approximate 2,000 foot horizontally drilled section utilizing drilling protocols similar to those previously utilized in the drilling of the Kellster #1-5 and Kyndal #2-2 coal bed methane gas wells. The Bryce #3-2 well has been completed and the well is in production.

The Caleigh #4-2 coal bed methane gas well was completed in the first quarter of 2005 and is in production. Completion of drilling of the Caleigh #4-2 coal bed methane gas well resulted in vertical depths of approximately 2,600 feet with an approximate 1,800 foot horizontally drilled section.

We have entered into Funding Agreements for the Kellster #1-5, Kyndal #2-2, Bryce #3-2 and the Caleigh #4-2 wells. Pursuant to the Funding Agreements, private investors were provided with an 80% working interest and a 60% net revenue interest in the wells until their respective invested capital in each well is repaid, after which time the private investors will revert to an aggregate 20.1% working interest and a 15.075% net revenue interest. Oak Hills Energy, the operator of the wells, will "back-in" to a reversionary 6.7% working interest after the working interest capital is repaid and Lexington Oil & Gas will "back-in" to a reversionary 53.2% working interest. Pursuant to the further terms and provisions of the Funding Agreements, all wells to be drilled on the Wagnon Lease will carry royalty interests totalling 25% to landowners and property interest holders, and a carried working interest of 5% to a landowner, and a 10% carried working interest to a company related to Douglas Humphreys, a director of our company who also owns a non-carried working interest of 5%. As of September 30, 2005, all Funding Agreement capital for the four wells on the Wagnon Lease wells have been repaid, and the Company's back-in working interest of 53.2% of each of the four wells has vested.

Coal Creek Prospect

On March 12, 2004 we entered into a lease for approximately 1,536 gross acres in the Coal Creek Gas Prospect, located in Hughes County, Oklahoma (the "Coal Creek Lease"). Under the terms and provisions of the Coal Creek Lease, we have an undivided 95% working interest in the subject lands and a 79% net revenue interest. On May 20, 2004, we acquired an additional 372 acres of the Coal Creek Prospect with a minimum 95% working interest in the subject lands and a 78% net revenue interest. On August 20, 2004, we acquired an additional approximate 23 acres of the Coal Creek Prospect with a minimum 95% working interest in the subject lands and a 79% net revenue interest. Pursuant to our previously disclosed Consultation Agreement, we have assigned an earned carried interest to Paluca Petroleum, Inc., an affiliate of one of our directors, Douglas Humphreys, 10% of Lexington's working interest in each well to be drilled on this property that has been completed and is in production.

On March 31, 2005, we began drilling the first well on the Coal Creek Prospect, the Lex #1-34, of which we have a 50% working interest. The Lex #1-34 well has been completed and is currently in production. On April 15, 2005, we began drilling a second well on the Coal Creek Project, the Brumbaugh #1-10 well, of which we have a 22% working interest. The Brumbaugh #1-10 well has been completed and began production in May 2005. It is estimated that interests in twelve to sixteen wells may be drilled on lease acreage owned by us that forms part of the Coal Creek Prospect.

The LEX #1 coal bed methane gas well ("Lex #1") was completed on approximately April 21, 2005 to a depth of approximately 3,200 feet vertically and approximately 2,000 feet horizontally. The Brumbaugh #1-10 coal bed methane gas well ("Brumbaugh #1-10") was drilled to a vertical depth of 3,350 feet and a horizontal lateral section of 2,350 feet. On May 31, 2005, we began drilling a third CBM well on our Coal Creek Prospect, the Ellis #1-15, of which we have an 88.5 % working interest. Drilling on this well has encountered a shallow "Bartlesville Sand" gas zone that produced a significant gas flair upon testing of the zone. The zone was logged, underwent economic and geological study to assess commercial potential of the new, non-CBM gas zone, and we attempted completion in the Barlesville Sand zone without success due to intrusion of water from a salt water disposal well. As a result, procedures are under evaluation for the completion of the well in the originally targeted, Hartshorne CBM gas zone that is unaffected by the intrusion of water.

Panther Creek Prospect

On March 12, 2004, we entered into a lease for approximately 292 gross acres located in five separate sections in the Panther Creek coal bed methane gas prospect, located in Hughes County, State of Oklahoma (the "Panther Creek Lease"). We have a 100% working interest and an approximate 81% net revenue interest in the subject property. On January 25, 2005, we entered into a joint operating agreement to participate in one of three proposed wells to be drilled in the vicinity of our leases in the Panther Creek Prospect (the "Joint Operating Agreement") with Newfield Exploration Mid-Continent Inc., a subsidiary of Newfield Exploration Company ("Newfield"). Pursuant to the terms and provisions of the Joint Operating Agreement: (i) Newfield shall drill and operate the first well and explore other zones up to 8,500 feet in depth; (ii) we will have an approximate 25% working interest in the first well; and (iii) Newfield has the right to drill the first well until December 31, 2005. As of the date of this prospectus supplement, Newfield has completed drilling the POE 1-29 woodford shale vertical gas well, and the well is producing. We have also elected to participate with Newfield in two further wells to be drilled on other sections in the Panther Creek Prospect and we will have an approximate 11% and 4% working interests, respectively, in the proposed two additional wells.

Drilling Activity

The following table sets forth the results of our coal bed methane gas drilling activity as of September 30, 2005:

Gross Wells			Net Wells
Total	Producing	Dry	Total	Producing	Dry
7	7	0	3.08	3.08	0

Production Information

During the prior three fiscal years we had no oil and gas production.

Net Production, Average Sales Price and Average Production Costs (Lifting)

We had no oil or gas production during the fiscal years ended December 31, 2002 or 2003. The table below sets forth the net quantities of gas production (net of all royalties, overriding royalties and production due to others) attributable to Lexington for the fiscal year ended December 31, 2004, and the average sales prices, average production costs and direct lifting costs per unit of production.

For the fiscal year ending December 31, 2004
Net production (Mcf)	160,412
Average Sales price (per Mcf)	$4.44
Average Production Cost (per Mcf)(1)	$0.79

(1) Includes direct lifting costs (which are comprised of labor, repairs and maintenance, materials and supplies, workover costs, insurance and property, gathering, compression, marketing and severance taxes).

Gross and Net Productive Gas Wells, Developed Acreage and Overriding Royalty Interests

Productive Wells and Developed Acres

The tables below set forth our leasehold interest in productive and shut-in gas wells, and in developed acres, at September 30, 2005:

Prospect	Gross(1)	Net(2)
Wagnon	4	2.13
Panther	1.25
Coal Creek	2.6981

(1) A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

(2) A net well is deemed to exist when the sum of the fractional ownership working interest in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

Developed Acreage Table(1)

Prospect	Gross (2)	Net (3)
Wagnon	590	472
Panther	292	262.8
Coal Creek	1,536	1,642.4

(1) Consists of acres spaced or assignable to productive wells.

(2) A gross acre is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

(3) A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Undeveloped Acreage

The table below sets forth our leasehold interest in undeveloped acreage at September 30, 2005:

Prospect	Gross	Net(1)
South Lamar	1,144	1029.6
Middlecreek	320	288
H-9	5,170	4,653

(1) Includes the assignment to Paluca Petroleum, Inc., an affiliate of one of our directors, Douglas Humphreys, of a 10% working interest in each well drilled on the properties held by us.

Gas Delivery Commitments

We have no gas delivery commitments. Lexington Oil & Gas contracts with Williams Arkoma Gathering Company, LLC, Unimark LLC and Hughes Gas System LLC to sell gas produced.

Drilling Commitments

None at the current date.

Reserve Information

We have obtained a reserve and economic evaluation report regarding the Wagnon Lease which was conducted by Fletcher Lewis Engineering, Inc. of Oklahoma dated September 9, 2004 (the "Reserve and Economic Evaluation Report"). The Reserve and Economic Evaluation Report estimates recoverable reserves from the Wagnon Lease, the present value and a discounted present value of 10% of future cash flow therefrom. The Reserve and Economic Evaluation Report indicates that as of September 1, 2004, there is approximately 1,531,026 MCF, with future net revenue of $5,274,000 in net gas reserve from proven producing wells and proven undeveloped sites on the Wagnon Lease when using a gas price of $4.57 MCF and a present value 10% discounted cash flow on net production of approximately $4,073,000. The Company has not updated its reserve reporting to include its other drilled interests since the date of the Reserve and Economic Evaluation Report.

	Net Gas MCF	Future Net Cashflow	Present Worth Discounted 10%
Proved Developed Producing	1,176,008	$4,353,737	$3,446,997
Summary Undeveloped	355,018	$920,224	$626,324
Total	1,531,026	$5,273,961	$4,073,322

We have not filed any estimates of total proved net oil or gas reserves with, or included such information in reports to, any federal authority or agency.

THE FOLLOWING DISCLOSURE UPDATES THE INFORMATION IN OUR PROSPECTUS IN THE SECTION ENTITLED "EXECUTIVE COMPENSATION", CURRENTLY BEGINNING ON PAGE 41 OF OUR PROSPECTUS. THIS PROSPECTUS SUPPLEMENT PROVIDES INFORMATION NOT CONTAINED IN THAT SECTION OF OUR PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS.

EXECUTIVE COMPENSATION

Summary Compensation Table

Other as described hereinbelow, none of our executive officers received an annual salary and bonus that exceeded $100,000 during the fiscal year ending December 31, 2004. The following table sets forth the compensation received by Grant Atkins, Vaughn Barbon, Doug Humphreys and Steve Jewett for the fiscal year ended December 31, 2004:

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Annual Compensation	Securities Underlying Options
Grant Atkins(1) President, Chief Executive Officer and Director	2004	-	$60,000(2)	100,000
Vaughn Barbon(3) Chief Financial Officer	2004	-	$64,000(2)	-
Douglas Humphreys(4) Drilling Operations Manager and Director	2004	-	$219,529.60(5)	200,000
Norman MacKinnon(4) Director	2004	-	-	2,500
Steve Jewett(4) Director and Chair of Audit Committee	2004	-	$17,500	2,500

(1) Mr. Atkins was appointed the Chief Executive Officer of our company in July of 2003.
(2) Received pursuant to respective contractual arrangements between the Company and ICI.
(3) Mr. Barbon joined the Company in 2003.
(4) Messrs. Humphreys, MacKinnon and Jewett joined the Company in 2004.

(5) These amount represents the direct payment by the Company to Mr. Humphreys of aggregate management fees of $102,500 for the fiscal years ending December 31, 2004, together with the indirect payments to Mr. Humphreys through Paluca Petroleum, Inc., his affiliate, of 10% of the Company's working interest for each well drilled by our company on properties held by us pursuant to his Consultation Agreement with the Company.

Officers and directors of the Company may be reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company. The Company presently has no pension, health, annuity, insurance, profit sharing or similar benefit plans. Mr. Atkins and Mr. Barbon previously derived remuneration from the Company directly and through Investor Communications International, Inc. ("ICI"), which provided a wide range of management, financial and administrative services to the Company. See "Summary Compensation Table" above.

Executive compensation is subject to change concurrent with the Company's requirements. None of the officers and directors of the Company are officers or directors of ICI, nor does the Company own any equity interest in ICI.

Currently, Mr. Atkins receives compensation in the amount of $10,000 per month and Mr. Barbon receives compensation in the amount of $5,000 per month. We do not have employment agreements with Mr. Atkins or Mr. Barbon.

Stock Option Grants

Option/SAR Grants In Last Fiscal Year
Name	Number of Securities Underlying Options	Percent of Total Options Granted	Exercise Price	Date of Expiration
Grant Atkins	100,000	8.33%	$3.00	12/31/2009
Vaughn Barbon	-	-	-	-
Douglas Humphreys	200,000	16.67%	$3.00	07/12/2009
Norman MacKinnon	2,500	0.21%	$1.00	12/31/2008
Stephen Jewett	2,500	0.21%	$1.00	12/31/2008

Exercise Of Stock Options And Year-End Option Values
Aggregated Option/SAR Exercises During The Last Financial Year End And Financial Year-End Option/SAR Values
Name	Common Shares Acquired on Exercise (#)	Value Realized ($)	Unexercised Options at Financial Year-End (#) exercisable/ unexercisable	Value of Unexercised In-The-Money Options/SARs at Financial Year-End ($) exercisable/ unexercisable
Grant Atkins	-	-	100,000	-
Vaughn Barbon	-	-	-	-
Douglas Humphreys	-	-	-	$39,500
Norman MacKinnon	-	-	2,500	$725
Stephen Jewett	-	-	2,500	$725

Compensation of Directors

Generally, our Directors do not receive salaries or fees for serving as directors, nor do they receive any compensation for attending meetings of the Board of Directors. Directors are entitled to reimbursement of expenses incurred in attending meetings. In addition, our directors are entitled to participate in our stock option plan. During the year ended December 31, 2004, we paid Steve Jewett $17,500 in connection with his service as the chairman of the audit committee.

THE FOLLOWING DISCLOSURE UPDATES THE INFORMATION IN OUR PROSPECTUS IN THE SECTION ENTITLED "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS", CURRENTLY BEGINNING ON PAGE 43 OF OUR PROSPECTUS. THIS PROSPECTUS SUPPLEMENT PROVIDES INFORMATION NOT CONTAINED IN THAT SECTION OF OUR PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 23, 2005 we announced that we entered into an agreement in principal to acquire 100% of the issued and outstanding shares of our designated oil and gas operator, Oak Hills Drilling and Operating, LLC, an Oklahoma limited liability corporation ("Oak Hills"), for 3,000,000 restricted shares of our common stock, at a deemed issuance price of $1.50 per share, for $4,500,000 in aggregate consideration.

Oak Hills is the wholly-owned subsidiary of Oak Hills Drilling and Operating International, Inc., a Nevada corporation. Oak Hills Drilling and Operating International, Inc. is owned by four share/stake holders in Lexington. Douglas Humphreys is an officer and director of and 25% shareholder in Oak Hills Drilling, and until January 21, 2004 Douglas Humphreys and Vaughn Barbon were prior minority shareholders of Oak Hills Energy, Inc., the Company's prior oil and gas operator. See "Description of Business - Oil and Gas Properties - Proposed Acquisition of Oak Hills".

On February 18, 2005, Orient Explorations Ltd. and Longfellow Industries (B.C.) Ltd. entered into a stock purchase agreement pursuant to which Orient Explorations Ltd. sold 3,000,000 shares of our restricted common stock to Longfellow Industries (B.C.) Ltd. at par value $0.00025 for an aggregate consideration of approximately $750.00 in cash.

On August 19, 2005, we granted Grant Atkins 250,000 options to acquire shares of our common. Grant Atkins is paid $10,000 per month as part of remuneration for his duties as President to the Company.

On August 19, 2005, we granted Vaughn Barbon 50,000 options to acquire shares of our common. Vaughn Barbon is paid up to $5,000 per month as part of remuneration for his duties as CFO to the Company.

Pursuant to an employment agreement with the Company, Douglas Humphreys or Paluca Petroleum, Inc. is paid $7,500 per month by the Company and receives 10% of Lexington's working interest in any well drilled and completed by the Company. On August 19, 2005, we granted Doug Humphreys 500,000 options to acquire shares of our common.

On August 19, 2005, we granted Norman MacKinnon 25,000 options to acquire shares of our common.

From January 1, 2005 up to September 30, 2005, we paid Steve Jewett $45,000 in connection with his service as the chairman of the audit committee. On August 19, 2005, we granted Steve Jewett 25,000 options to acquire shares of our common stock.

On February 1, 2005 we granted International Market Trend AG ("IMT") 600,000 options to acquire shares of our common stock and on August 19, 2005, we granted IMT 1,150,000 options to acquire shares of our common stock.

THE FOLLOWING DISCLOSURE UPDATES THE INFORMATION IN OUR PROSPECTUS IN THE SECTION ENTITLED "SELLING SHAREHOLDERS", CURRENTLY BEGINNING ON PAGE 49 OF OUR PROSPECTUS. THIS PROSPECTUS SUPPLEMENT PROVIDES INFORMATION NOT CONTAINED IN THAT SECTION OF OUR PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS.

SELLING SHAREHOLDERS

The Selling Shareholders may offer and sell, from time to time, any or all of the common stock issued and the common stock issuable to them upon exercise of the common stock purchase warrants. We will not receive any proceeds from the resale of our common stock by the Selling Shareholders. Because the Selling Shareholders may offer all or only some portion of the 561,800 shares of common stock and underlying common stock purchase warrants to be registered pursuant to the Prospectus Supplement, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders, to the best of the Companies knowledge, as of September 30, 2005, and the number of shares of common stock covered by this Prospectus Supplement. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder. None of the Selling Shareholders is a broker-dealer, or an affiliate of a broker-dealer to our knowledge.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Number of Shares Owned After Offering and Percentage Total of the Issued and Outstanding
			Shares Owned	Percentage of Issued and Outstanding
Crescent International, Ltd.(1)	135,000	135,000	Nil	Nil
B&E Apartments, L.P.(4)	11,000	11,000	Nil	Nil
Everett L. Roley(3)	3,000	3,000	Nil	Nil
Phillipe Mast(4)	15,000	15,000	Nil	Nil
Arnold and Lynne Kellner(5)	12,000	12,000	Nil	Nil
Victor Meira(6)	45,000	45,000	Nil	Nil
Richard Ialungo(7)	15,000	15,000	Nil	Nil
Newport Capital Corp.(8)	247,600	247,600	Nil	Nil
Fairmont East Finance Ltd.(9)	8,400	8,400	Nil	Nil
John Cervi(10)	27,000	27,000	Nil	Nil
David Garnett(11)	3,000	3,000	Nil	Nil
Eiger East Finance Ltd.(12)	39,800	39,800	Nil	Nil
Totals	561,800	561,800

  Represents 135,000 shares of common stock. Mel Craw and Maxi Brezzi, as Managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., exercise dispositive and voting power with respect to the shares of common stock owned by Crescent International Ltd. Messrs. Craw and Brezzi disclaim beneficial ownership of such shares.

  Represents 11,000 shares of common stock. Howard Einberg exercises dispositive and voting power with respect to the shares of common stock owned by B&E Apartments, L.P.

  Represents 2,000 shares of common stock and 1,000 warrants to purchase shares of our common stock.

  Represents 10,000 shares of common stock and 5,000 warrants to purchase shares of our common stock.

  Represents 12,000 warrants to purchase shares of our common stock.

  Represents 30,000 shares of common stock and 15,000 warrants to purchase shares of our common stock.

  Represents 10,000 shares of common stock and 5,000 warrants to purchase shares of our common stock.

  Represents 104,000 shares of common stock and 143,600 warrants to purchase shares of our common stock. Brent Pierce is an officer of Newport Capital Corp. and exercises dispositve and voting power with respect to the shares of common stock owned by Newport Capital Corp.

  Represents 8,400 warrants to purchase shares of our common stock. Phillipe Mast exercises dispositve and voting power with respect to the shares of common stock owned by Fairmont East Finance Ltd.

  Represents 18,000 shares of common stock and 9,000 warrants to purchase shares of our common stock.

  Represents 2,000 shares of common stock and 1,000 warrants to purchase shares of our common stock.

  Represents 39,800 shares of common stock earned as a finder's fee for the April 2004 private placement. Phillipe Mast exercises dispositve and voting power with respect to the shares of common stock owned by Eiger East Finance Ltd.

We may require the Selling Shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

THE FOLLOWING DISCLOSURE UPDATES THE INFORMATION IN OUR PROSPECTUS IN THE SECTION ENTITLED "RECENT SALES OF UNREGISTERED SECURITIES", CURRENTLY BEGINNING ON PAGE 102 OF OUR PROSPECTUS. THIS PROSPECTUS SUPPLEMENT PROVIDES INFORMATION NOT CONTAINED IN THAT SECTION OF OUR PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS.

Recent Sales of Unregistered Securities

In September and October of 2005 we issued secured and convertible notes pursuant to a private placement with certain accredited investors, in reliance on Rule 506 promulgated under Section 4(2) of the Securities Act, for aggregate proceeds of $5,860,000. The Company issued: (i) an aggregate of $5,860,000 in secured, convertible two-year promissory notes bearing 8% interest; (ii) for every two shares of our common stock purchasable in accordance with the conversion provisions of the notes, one warrant, for an aggregate of 2,930,000 warrants, to purchase a share of our common stock at an exercise price of $1.25 per share for a one-year term (the "Class A Warrants"); and (iii) for every two shares of our common stock, a further warrant, for an aggregate of 2,930,000 additional warrants, to purchase an additional share of our common stock at an exercise price of $1.50 per share for a three-year term (the "Class B Warrants"). We have agreed to file a registration statement with the Securities and Exchange Commission within 30 days from the initial closing date covering the resale of shares of our common stock underlying the notes, the Class A Warrants and the Class B Warrants (collectively, the "Warrants") and the shares issuable upon exercise of the Warrants. The respective Warrant terms begin after the registration statement filed by the Company has been declared effective by the Securities and Exchange Commission. As well, and in conjunction with the completion of the private placement, we agreed to issue a finder's fee. See our Current Report on Form 8-K dated September 20, 2005 for further descriptions of the notes, Warrants and finder's fee.

On May 23, 2005, Brent Pierce exercised options that had been assigned him by International Market Trend AG to acquire 100,000 shares of common stock at a price of $0.167 per share for gross proceeds to the Company of approximately $16,667. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

During the period from June 1, 2005 to August 22, 2005, we issued long-term promissory notes (the "Long-Term Notes") to Newport Capital Corp. and Vince Aballini in the aggregate principal amount of $1,165,000 in connection with secured long term loans. The Long-Term Notes bear interest at a rate of 10% per annum, compounded semi-annually. The principal amount and interest on the Long-Term Notes are payable by the Company on a blended monthly basis over a five year period during the term of the Long-Term Notes. As of September 30, 2005, outstanding principal and accrued interest relating to the Long-Term Notes had been repaid and such Long-Term Notes are no longer outstanding. In connection with the Long Term Notes, the holders of the Long-Term Notes received an aggregate of 210,000 warrants (the "Long-Term Warrants") to purchase shares of our common stock at a price of $3.00 per share. The Long-Term Warrants expire on May 31, 2010. The investors in the Long-Term Notes are each "accredited investors" and the issuance of the Long-Term Notes and the Long-Term Warrants were exempt from the registration provisions of the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

__________

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 10-KSB/A

                                  Amendment #1

(Mark One)

[X]     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

        ACT OF 1934

        For the fiscal year ended December 31, 2004

[ ]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

        EXCHANGE ACT OF 1934

         For the transition period from _____ to _______

                         Commission file number 0-25455

                            LEXINGTON RESOURCES, INC.

        _________________________________________________________________

        (Exact name of small business issuer as specified in its charter)

         NEVADA                                                 88-0365453

_______________________________                             ___________________

(State or other jurisdiction of                              (I.R.S. Employer

incorporation of organization)                              Identification No.)

                            7473 West Lake Mead Road

                             Las Vegas, Nevada 89128

                    ________________________________________

                    (Address of Principal Executive Offices)

                                 (702) 382-5139

                           ___________________________

                           (Issuer's telephone number)

      Securities registered pursuant to Section 12(b) of the Exchange Act:

                                      None

                                ________________

                                (Title of class)

      Securities registered pursuant to Section 12(g) of the Exchange Act:

                        Common Stock, Par Value $0.00025

                        ________________________________

                                (Title of class)

     Indicate  by check  mark  whether  the  issuer  (1) has filed  all  reports required to be filed by Section 13 or 15(d) of the  Securities  Exchange  Act of

1934 during the preceding 12 months (or for such shorter  period that the issuer was  required  to file such  reports),  and (2) has been  subject to such filing requirements for the past 90 days.

                             Yes    X      No

                                   ___          ___

     Indicate by check mark if disclosure of delinquent  filers pursuant to Item

405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein,

and will not be  contained,  to the best of issuer's  knowledge,  in  definitive prosy of information  statements  incorporated  by reference in Part III of this

Form 10-KSB or any amendment to this Form 10-KSB.

[ X ]

     State  issuer's  revenues for its most recent fiscal year (ending  December

31, 2004): $472,140.

         State the aggregate  market value of the voting and  non-voting  common equity held by  non-affiliates  computed by  reference to the price at which the common  equity was last sold,  or the average bid and asked price of such common equity, as of the last business day of the registrant's most recently  completed fiscal quarter: December 31, 2004: $20,058,865.

          Applicable Only to issuers Involved in Bankruptcy Proceedings

                        During the Preceding Five Years.

                                       N/A

         Indicate by check mark whether the issuer has filed all  documents  and reports  required  to be filed by  Section  12, 13 and  15(d) of the  Securities

Exchange Act of 1934 subsequent to the  distribution of securities  under a plan confirmed by a court.

                             Yes    X      No

                                   ___          ___

                    Applicable Only to Corporate Registrants

         Indicate  the  number of  shares  outstanding  of each of the  issuer's classes of common stock, as of the latest practicable date:

Class                                  Outstanding as of March 27, 2005

Common Stock, $.00025 par value         17, 247,052

                       Documents Incorporated By Reference

         List hereunder the following documents if incorporated by reference and the Part of the Form  10-KSB  (e.g.,  Part I,  Part II,  etc.)  into  which  the document in  incorporated:  (1) any annual report to security  holders;  (2) any proxy or information  statement;  and (3) any prospectus  filed pursuant to Rule

424(b) or (c) under the Securities Act of 1933. The listed  documents  should be clearly described for identification  purposes (e.g.,  annual report to security holders for fiscal year ended December 24, 1980).

INDEX

ITEM 1.  DESCRIPTION OF BUSINESS                                            5

ITEM 2.  DESCRIPTION OF PROPERTIES                                         25

ITEM 3.  LEGAL PROCEEDINGS                                                 25

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS               25

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER

            MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES              25

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

            CONDITION AND RESULTS OF OPERATION                             30

ITEM 7.  FINANCIAL STATEMENTS                                              37

         CONSOLIDATED BALANCE SHEET                                        F-3

         CONSOLIDATED STATEMENT OF OPERATIONS                              F-4

         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                    F-5

         CONSOLIDATED STATEMENTS OF CASH FLOWS                             F-6

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                        F-7

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

            ACCOUNTING AND FINANCIAL DISCLOSURE                            38

ITEM 8A. CONTROLS AND PROCEDURES                                           38

ITEM 8B. OTHER INFORMATION                                                 39

ITEM 9.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL

            PERSONS; COMPLIANCE WITH SECIOTN 16(a) OF THE

               EXCHANGE ACT                                                39

ITEM 10. EXECUTIVE COMPENSATION                                            42

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            AND MANAGEMENT                                                 44

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                    45

ITEM 13. EXHIBITS                                                          48

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES                            49

SIGNATURES                                                                 50

                           FORWARD LOOKING STATEMENTS

         Statements  made in this Form 10-KSB that are not historical or current facts  are  "forward-looking  statements"  made  pursuant  to  the  safe  harbor provisions of Section 27A of the  Securities Act of 1933 (the "Act") and Section

21E of the  Securities  Exchange  Act of 1934.  These  statements  often  can be identified  by the use of terms  such as  "may,"  "will,"  "expect,"  "believe,"

"anticipate,"  "estimate," "approximate" or "continue," or the negative thereof.

We intend that such  forward-looking  statements  be subject to the safe harbors for such  statements.  We wish to caution readers not to place undue reliance on any such forward-looking  statements,  which speak only as of the date made. Any forward-looking  statements represent  management's best judgment as to what may occur in the future. However,  forward-looking  statements are subject to risks,

uncertainties  and important  factors beyond our control that could cause actual results and events to differ  materially from  historical  results of operations and events  and those  presently  anticipated  or  projected.  We  disclaim  any obligation  subsequently  to revise any  forward-looking  statements  to reflect events or  circumstances  after the date of such  statement  or to  reflect  the occurrence of anticipated or unanticipated events.

AVAILABLE INFORMATION

         Lexington  Resources,  Inc. files annual,  quarterly,  current reports,

proxy  statements,  and  other  information  with the  Securities  and  Exchange

Commission (the  "Commission").  You may read and copy documents  referred to in this Annual Report on Form 20-F that have been filed with the  Commission at the

Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. You

may obtain  information on the operation of the Public Reference Room by calling the Commission at  1-800-SEC-0330.  You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov

                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

         Lexington Resources,  Inc. was incorporated under the laws of the State of Nevada in 1996 under the name "All Wrapped Up, Inc." During 1997, the Company changed it name to  Intergold  Corporation  and was  engaged in the  business of exploration of gold and precious  metals in the United  States.  On November 20,

2003, we filed an amendment to our articles of  incorporation  changing our name to "Lexington Resources, Inc."

         On November 19,  2003,  Intergold  Corporation  (now known as Lexington

Resources,  Inc.),  Lexington  Oil & Gas  Ltd.  Co.  LLC,  an  Oklahoma  limited liability company ("Lexington Oil & Gas", or "Lexington"),  and the shareholders of  Lexington  (the  "Lexington  Oil & Gas  Shareholders")  entered into a share exchange  agreement (the "Share Exchange  Agreement").  Pursuant to the terms of the  Share  Exchange  Agreement,  we  acquired  from  the  Lexington  Oil  & Gas

Shareholders one hundred percent (100%) of the issued and outstanding  shares of common  stock of  Lexington  Oil & Gas and issued  3,000,000  pre-forward  split shares of our common stock to the Lexington Oil & Gas Shareholders in proportion to their  respective  holdings in Lexington  Oil & Gas. In  accordance  with the terms  of  the  Agreement:  (i)  Lexington  Oil & Gas  became  our  wholly-owned subsidiary;  (ii) we changed  our name to  "Lexington  Resources,  Inc." and our trading  symbol  to  "LXRS";  and (iii) our sole  business  operations  are as a natural resource  exploration company engaged in the acquisition and development of oil and natural gas properties in the United States.

         This  acquisition has been accounted for as a reverse  acquisition with

Lexington  Oil & Gas  being  treated  as the  accounting  parent  and  Lexington

Resources,  Inc., the legal parent, being treated as the accounting  subsidiary.

Accordingly, the consolidated results of operations of the Company include those of Lexington  Oil & Gas for the period from its  inception on September 29, 2003

and  those  of  Lexington  Resources,   Inc.  since  the  date  of  the  reverse

acquisition.  Please note that  throughout  this  report,  and unless  otherwise noted,  the  words  "we,"  "our,"  "us," or the  "Company"  refer  to  Lexington

Resources, Inc.

CURRENT BUSINESS OPERATIONS

GENERAL

         We are a natural resource  exploration and production company currently engaged  in  the  exploration,  acquisition  and  development  of  oil  and  gas properties in the United  States.  We hold an 80% working  interest and a 60.56%

net revenue interest in approximately  590 gross acres of a gas lease located in

Pittsburg County,  Oklahoma (the "Wagnon Lease").  Our wholly-owned  subsidiary,

Lexington Oil & Gas,  previously acquired the 590 gross acre section of farm-out acreage for the  development  and  production  of coal bed methane  gas. We have drilled,  completed, and are producing gas from the first three wells drilled on the Wagnon Lease. We are currently drilling a fourth well of up to five wells on this lease. We have utilized  private funding for the capital  required to drill wells on the Wagnon Lease. After invested capital is repaid to the working interest  parties  who  provided  funding,  we will  back  into a 53.2%  working interest in net operating cash flows from wells drilled on this lease.

         Further,  during fiscal year 2004, we  consummated  the  acquisition of prospects in the Arkoma Basin in the State of  Oklahoma,  including  1,932 gross leasehold acres in the Coal Creek Prospect, 292 gross acres in the Panther Creek

Prospect, 320 gross acres in the Middlecreek Prospect,  1,144 gross acres in the

South Lamar  Prospect,  and 5,170 gross acres in the H-9 Prospect.  We currently have  an  aggregate  of  approximately  590  gross  developed  and  8,858  gross undeveloped acres pursuant to leases and/or concessions.

         We have experienced  delays in obtaining  drilling rigs in the past due to the high drilling demand in the Arkoma Basin where we have been concentrating our coal bed methane and other gas targeted production and leasing programs.  On

November 9, 2004, we announced  that we had reached an agreement  with Oak Hills

Drilling and Operating, LLC, ("Oak Hills Drilling") to drill a ten well program.

Oak  Hills  Drilling  is  an  Oklahoma  based  private  drilling  and  operating contractor that will provide drill rig and drilling  expertise for us to execute our planned drilling initiatives. Douglas Humphreys, one of our directors, is an officer,  director  and a 25%  shareholder  of Oak  Hills  Drilling.  Management believes that this agreement  helps  eliminate  wait times for  proceeding  with planned  drilling  initiatives due to limited rig  availability and helps ensure the  continuous  availability  of a dedicated  drilling rig and crew.  Oak Hills

Drilling's  triple  drill rig has recently  undergone  final  outfitting  and is currently drilling in the field. We anticipate using Oak Hills Drilling to drill further gas wells for the Company.  The terms and  conditions  obtained from Oak

Hills  Drilling  will be no less  favorable  than those we could  obtain from an independent third party.

         Our transfer  agent is Transfer  OnLine,  Inc.,  317 S.W. Alder Street,

Portland, Oregon 97204.

OIL AND GAS PROPERTIES

         We maintain an aggregate of approximately 590 gross developed acres and

8,858 gross  undeveloped  acres  pursuant to leases  and/or  concessions  in the

Arkoma Basin in the State of Oklahoma as described below.

         WAGNON LEASE

         We hold a 80% working  interest  and a 60.56% net  revenue  interest in approximately  590 gross  acres of a gas lease  located on the  Wagnon  Lease in

Pittsburg County, Oklahoma (the "Wagnon Lease"). The gas lease was acquired from

Oak Hills Energy,  Inc. ("Oak Hills Energy"),  which acquired the lease pursuant to a farm-out agreement with Quinton Rental & Repair Services, Inc. (the "Wagnon

Farm-Out Agreement"). Our interest relating to the Wagnon Property is subject to farm-out  agreements  equating to a total 20% working  interest  between  Paluca

Petroleum,  Inc.  ("Paluca"),  an  affiliate  of one of our  directors,  Douglas

Humphreys , Oak Hills Energy, Inc., and the lessee of the Wagnon Property.

          As of December 31, 2004,  we have  drilled,  completed,  and put three wells into  production.  A fourth well is being  drilled in the first quarter of

2005.

         The  Kellster  #1-5 coal bed  methane  gas well  ("Kellster  #1-5") was drilled  to a depth of  approximately  2,400  feet  vertically  and  2,200  feet horizontally  and has been  producing  since  the  middle of  February  2004 and continues through dewatering stages.

         The Kyndal #2-2 coal bed methane gas well ("Kyndal #2-2") was completed in June 2004 to a depth of  approximately  2,400 feet  vertically and 2,200 feet horizontally  and is located in close  proximity to the Kellster #1-5 well.  The

Kyndal  #2-2 well feeds  directly  into the  existing  pipeline  and  compressor station infrastructure located on the Wagnon Lease.

         The Bryce #3-2 coal bed methane gas well ("Bryce  #3-2") was  completed in August 2004 and is also located in close proximity to the Kellster #1-5 well.

Completion  of drilling of the Bryce #3-2 coal bed methane gas well  resulted in vertical  depths of  approximately  2,400  feet with an  approximate  2,000 foot horizontally  drilled  section  utilizing  drilling  protocols  similar to those previously  utilized in the drilling of the  Kellster  #1-5 and Kyndal #2-2 coal bed methane gas wells. The Bryce #3-2 well has been completed and the well is in production.

         We have commenced operations on our fourth well in the Wagnon Prospect,

the  Caleigh  #4-2  coal bed  methane  gas well.  As of the date of this  Annual

Report,  the Caleigh #4-2 well has been drilled,  and awaits completion and hook up into the existing pipeline.  Drilling and completion time is estimated at two to  three  weeks  based  on  depths  and  drilling  protocols  similar  to those previously  experienced in the drilling of the Hartshorne Coal production target of the Kyndal,  Kellster and Bryce wells. The Calleigh #4-2 coal bed methane gas well resulted in vertical depths of approximately 2,600 feet with an approximate

1,800 foot horizontally drilled section.

         We have entered into funding  agreements for the Kellster #1-5,  Kyndal

#2-2,   Bryce  #3-2,  and  Caleigh  #4-2  wells   (collectively,   the  "Funding

Agreements").  Pursuant  to  the  Funding  Agreements,  private  investors  were provided with an 80% working  interest and a 60.56% net revenue  interest in the wells  until their  respective  invested  capital in each well is repaid,  after which time the private  investors  will  revert to an  aggregate  20.1%  working interest  and a 15.075%  net  revenue  interest.  Oak Hills  Energy,  Inc.,  the original  driller and operator of the wells,  will  "back-in" to a  reversionary

6.7% working interest after the working interest capital is repaid and Lexington

Oil & Gas will "back-in" to a reversionary  53.2% working interest.  Pursuant to the further  terms and  provisions  of the Funding  Agreements,  all wells to be drilled  on the  Wagnon  Lease  will carry  royalty  interests  totaling  25% to landowners and property interest  holders,  and a carried working interest of 5%

to a landowner,  as well as a 10% carried working  interest to a company related to Douglas  Humphreys,  one of our  directors.  In addition,  we agreed to allow

Humphreys to  participate  in up to an additional  5% working  interest in every well drilled by us on the Wagnon Lease.

         COAL CREEK PROSPECT

         On March 12, 2004 we entered into a lease for approximately 1,536 gross acres in the Coal Creek Gas Prospect,  located in Hughes  County,  Oklahoma (the

"Coal Creek Lease").  Under the terms and provisions of the Coal Creek Lease, we have an  undivided  95% to 100%  working  interest  in the  subject  lands and a minimum 79% net revenue interest. On May 20, 2004, we acquired an additional 372 acres of the Coal Creek  Prospect  with a minimum  95%  working  interest in the subject lands and a 78% net revenue interest. On August 20, 2004, we acquired an additional  approximate  23 acres of the Coal Creek  Prospect with a minimum 95%

working interest in the subject lands and a 79% net revenue interest.

         PANTHER CREEK PROSPECT

         On March 12, 2004, we entered into a lease for  approximately 292 gross acres  located in five  separate  sections in the Panther Creek coal bed methane gas prospect,  located in Hughes  County,  State of Oklahoma (the "Panther Creek

Lease").  We have a 100%  working  interest and an  approximate  81% net revenue interest in the subject property.

         On January 25,  2005,  we entered into a joint  operating  agreement to participate  in one of three proposed wells to be drilled in the vicinity of our leases in the Panther Creek  Prospect  (the "Joint  Operating  Agreement")  with

Newfield  Exploration  Mid-Continent Inc., a subsidiary of Newfield  Exploration

Company  ("Newfield").  Pursuant  to the  terms  and  provisions  of  the  Joint

Operating  Agreement:  (i)  Newfield  shall drill and operate the first well and explore other zones up to 8500 feet in depth;  (ii) we have an  approximate  25%

working  interest in the first well;  and (iii)  Newfield has the right to drill the first well until  December 31, 2005.  As of the date of this Annual  Report,

Newfield  has  completed  drilling  the  well,  and  the  well is  selling  gas.

Management has also elected to participate with Newfield in two further wells to be drilled on other sections in the Panther Creek Prospect with  approximate 11%

and 4%  working  interests  to  Lexington,  respectively,  in the  proposed  two additional wells.

         SOUTH LAMAR PROSPECT

         On April 22,  2004,  we acquired 960 gross  undeveloped  acres in three sections  of  farm-out  acreage to develop  coal bed methane gas wells in Hughes

County,  State of Oklahoma (the "South Lamar  Farm-Out").  Pursuant to the terms and provisions of the South Lamar Farm-Out,  we hold a 100% working interest and a 78.5% net  revenue  interest  in 960 gross  undeveloped  acres to develop  gas

producing   wells.   The  acreage  was   purchased   originally  by  Paluca  for

approximately $100,000, and the exchange of certain other equipment. On July 26,

2004,  we acquired an  additional  184 acres in the South Lamar  Prospect with a

100% working interest and a 79% net revenue interest.

         MIDDLECREEK PROSPECT

         On May 24, 2004, we acquired a 320 gross acres in the  Middlecreek  Gas

Prospect  located  in  Hughes  County,   State  of  Oklahoma  (the  "Middlecreek

Prospect").  The Middlecreek  Prospect  includes  existing wells on the property with minor production from the Gilchrease zone and represents an average 70% net revenue  interest and a 100% working  interest.  Rights to drill all  geological zones  are  included  and  primary  gas  targets  include  the  Caney  shale and

Hartshorne  coal  zones with  further  possibilities  in the  Booch,  Stuart and

Savannah zones. The Middlecreek  Prospect includes a 2,000 foot gas pipeline and pipeline right of way.

         H-9 PROSPECT

         On June 29, 2004, we acquired approximately 4,850 gross leasehold acres in  approximately 38 sections of the H-9 Prospect located in Hughes and McIntosh counties  in the State of  Oklahoma  (the "H-9  Prospect").  We  acquired a 100%

working  interest  and a 79.25% net  revenue  interest in the H-9  Prospect.  We subsequently acquired an additional 320 gross acres of leases in the H-9 area of interest with a 100% working interest and a 78.25% net revenue interest.

DRILLING ACTIVITY

         The following  table sets forth the results of our coal bed methane gas drilling activity as of December 31, 2004:

         _____________________________________________________________________

         Gross Wells                           Net Wells

         _____________________________________________________________________

         Total           Producing     Dry     Total         Producing     Dry

         _____________________________________________________________________

         3               3             0       2.40          2.40          0

         _____________________________________________________________________

PRODUCTION INFORMATION

         During the prior three fiscal years, we had no oil and gas production.

PRODUCING WELLS AND ACREAGE

         GROSS AND NET  PRODUCTIVE GAS WELLS,  DEVELOPED  ACREAGE AND OVERRIDING

ROYALTY INTERESTS.

         Productive  wells and developed  acres.  The tables below set forth our leasehold  interest in productive and shut-in gas wells, and in developed acres,

at December 31, 2004:

         __________________________________________________

         Prospect           Gross(1)                Net (2)

         __________________________________________________

         Wagnon             3                       2.40

         __________________________________________________

         (1) A gross well is a well in which a working  interest  is owned.  The number of gross wells is the total  number of wells in which a working  interest is owned.

         (2) A net well is deemed to exist when the sum of fractional  ownership working  interest in gross wells  equals one. The number of net wells is the sum of the  fractional  working  interests  owned in gross wells  expressed as whole numbers and fractions thereof.

         DEVELOPED ACREAGE TABLE(1)

         __________________________________________________

         Prospect           Gross (2)               Net (3)

         __________________________________________________

         Wagnon             590                     443

         __________________________________________________

         (1) Consists of acres spaced or assignable to productive wells.

         (2) A gross acre is an acre in which a working  interest is owned.  The number of gross acres is the total  number of acres in which a working  interest is owned.

         (3) A net acre is deemed to exist when the sum of fractional  ownership working  interests in gross acres equals one. The number of net acres is the sum of the  fractional  working  interests  owned in gross acres  expressed as whole numbers and fractions thereof.

UNDEVELOPED ACREAGE

         LEASEHOLD INTERESTS

         The table  below  sets  forth our  leasehold  interest  in  undeveloped acreage at December 31, 2004:

         _____________________________________________________

         Prospect                Gross                   Net

         _____________________________________________________

         Coal Creek              1,932                   1,932

         _____________________________________________________

         Panther Creek           292                     292

         _____________________________________________________

         South Lamar             1,144                   1,144

         _____________________________________________________

         H-9                     5,170                   5,170

         _____________________________________________________

GAS DELIVERY COMMITMENTS

         We have no gas delivery commitments. Lexington Oil & Gas contracts with

Oak Hills Energy,  Inc.,  which  contracts  for pipeline  with  Williams  Arkoma

Gathering  Company,  LLC. Lexington Oil & Gas contracts with Unimark LLC to sell gas produced.

DRILLING COMMITMENTS

         At this time we are committed to drilling one additional well on Wagnon

Lease,  the Caleigh #4-2 well, and the non-Company  operated well on the Panther

Creek Project  drilled and operated by Newfield.  We have also  committed to the drilling of a new well on the Coal Creek Prospect, the Lex 1 well.

RESERVE INFORMATION

         We have obtained a reserve and economic evaluation report regarding the

Wagnon Lease which was conducted by Fletcher Lewis Engineering, Inc. of Oklahoma dated  September 9, 2004 (the  "Reserve and Economic  Evaluation  Report").  The

Reserve and Economic Evaluation Report estimates  recoverable  reserves from the

Wagnon Lease, the present value and a discounted  present value of 10% of future cash flow there from. The Reserve and Economic  Evaluation Report indicates that as of September 1, 2004, there is  approximately  1,531,026 MCF, with future net revenue of $5,274,000 in net gas reserve from proven  producing wells and proven undeveloped  sites on the Wagnon Lease when using a gas price of $4.57 MCF and a present  value 10%  discounted  cash  flow on net  production  of  approximately

$4,073,000.




         ___________________________________________________________________________

                                                        FUTURE NET     PRESENT WORTH

                                        NET GAS MCF      CASHFLOW      DISCOUNTED 10%

         ____________________________________________________________________________


         PROVED DEVELOPED PRODUCING       1,176,008     4,353,737        3,446,997

         ____________________________________________________________________________

         SUMMARY UNDEVELOPED                355,018       920,224          626,324

         ____________________________________________________________________________

         TOTAL                            1,531,026     5,273,961        4,073,322

         PRODUCTION YEAR

          ENDED 12/31/04                   (180,123)

         ESTIMATED RESERVES

          AT 12/31/04                     1,350,903

         ____________________________________________________________________________



         We have not filed any estimates of total proved net oil or gas reserves with,  or included  such  information  in reports to, any federal  authority  or agency.

COAL BED METHANE GAS

         Natural  gas  consists  primarily  of methane,  which is produced  when

organic  material  is  physically   turned  into  coal  under  extreme  geologic

conditions.  When the coal and methane  conversion  process occurs such that the resultant  coal is saturated  with water and methane is trapped within the coal,

the  result  is "coal  bed  methane."  Water  permeates  coal beds and the water pressure  traps the gas within the coal.  Because  coal has a large and  complex internal  surface area, it can store volumes of gas six or seven time as much as

                                       10

a  conventional  nature gas reservoir of equal rock volume.  Coal bed methane is kept in place usually by the presence of water.  Thus the production of coal bed methane in many cases  requires the  dewatering of the coal gas to be extracted.

Therefore, in a coal bed gas well, water is produced in large volumes especially in the early stages of production. As the amount of water in the coal decreases,

gas production increases.

         The  United  States  Geological  Survey  has  estimated  coal  bed  gas resources of at least 700 trillion cubic feet.  About 100 trillion cubic feet of that appears to be economically  recoverable with existing technology.  Coal bed gas  currently  accounts for about 7.5% of total  natural gas  production in the

United States.

COMPETITION

         We operate in a highly competitive  industry,  competing with major oil and gas  companies,  independent  producers  and  institutional  and  individual investors,  which are actively  seeking oil and gas  properties  throughout  the world  together  with the  equipment,  labor and  materials  required to operate properties.  Most  of our  competitors  have  financial  resources,  staffs  and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to acquire good acreage positions and drill wells to explore for oil and gas, then, if warranted, drill production wells and install  production  equipment.  Competition  for the acquisition of oil and gas wells is intense with many oil and gas  properties  and or leases or concessions available in a competitive  bidding  process in which we may lack  technological information or expertise  available to other bidders.  Therefore,  we may not be successful in acquiring and developing profitable properties in the face of this competition.  No assurance can be given that a sufficient number of suitable oil and gas wells will be available for acquisition and development.

GOVERNMENT REGULATION

GENERAL

         The production and sale of oil and gas are subject to various  federal,

state and local governmental regulations, which may be changed from time to time in  response  to economic or  political  conditions  and can have a  significant impact upon overall operations.  Matters subject to regulation include discharge permits for drilling operations,  drilling bonds, reports concerning operations,

the  spacing  of  wells,  unitization  and  pooling  of  properties,   taxation,

abandonment  and  restoration  and  environmental  protection.  These  laws  and regulations are under constant  review for amendment or expansion.  From time to time,  regulatory  agencies  have  imposed  price  controls and  limitations  on production  by  restricting  the rate of flow of oil and gas wells below  actual production  capacity  in order to conserve  supplies of oil and gas.  Changes in these  regulations  could require us to expend  significant  resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on us.

OIL AND GAS REGULATION

         The  governmental  laws and  regulations  which  could  have a material impact on the oil and gas exploration and production industry are as follows:

                                       11

         DRILLING AND PRODUCTION

         Our  operations  are subject to various types of regulation at federal,

state,  local and Native  American  tribal  levels.  These  types of  regulation include requiring permits for the drilling of wells,  drilling bonds and reports concerning operations. Most states, and some counties, municipalities and Native

American tribes, in which we operate also regulate one or more of the following:

(i) the location of wells;  (ii) the method of drilling and casing wells;  (iii)

the rates of production or "allowables"; (iv) the surface use and restoration of properties  upon  which  wells are  drilled  and other  third  parties;  (v) the plugging and  abandoning of wells;  and (vi) notice to surface  owners and other third parties.

         State laws regulate the size and shape of drilling and spacing units or proration units  governing the pooling of oil and natural gas  properties.  Some states allow forced pooling or  integration of tracts to facilitate  exploration while  other  states  rely on  voluntary  pooling of lands and  leases.  In some instances, forced pooling or unitization may be implemented by third parties and may  reduce  our  interest  in  the  unitized  properties.  In  addition,  state conservation laws establish maximum rates of production from oil and natural gas wells,  generally  prohibit  the  venting or  flaring of natural  gas and impose requirements regarding the ratability of production.  These laws and regulations may limit the amount of  natural  gas and oil we can  produce  from our wells or limit the number of wells or the locations at which we can drill. Moreover, each state  generally  imposes a  production  or  severance  tax with  respect to the production  and sale of oil,  natural gas and  natural  gas  liquids  within its jurisdiction.

         NATURAL GAS SALES TRANSPORTATION

         Historically, federal legislation and regulatory controls have affected the price of the  natural  gas we produce  and the manner in which we market our production.  The Federal Energy Regulatory  Commission ("FERC") has jurisdiction over the  transportation  and sale  for  resale  of  natural  gas in  interstate commerce  by natural  gas  companies  under the  Natural Gas Act of 1938 and the

Natural Gas Policy Act of 1978.

         FERC also regulates  interstate  natural gas  transportation  rates and service conditions,  which affects the marketing of natural gas that we produce,

as well as the revenues we receive for sales of our natural gas.  Commencing  in

1985,  FERC  promulgated a series of orders,  regulations  and rule makings that significantly fostered competition in the business of transporting and marketing

gas.   Today,   interstate   pipeline   companies   are   required   to  provide

nondiscriminatory  transportation  services to  producers,  marketers  and other shippers,  regardless of whether such shippers are affiliated with an interstate pipeline company. Under FERC's current regulatory regime,  transmission services must be provided on an open-access, non-discriminatory basis at cost-based rates or at market-based rates if the  transportation  market at issue is sufficiently competitive.

         MINERAL ACT

         The Mineral  Leasing Act of 1920 ("Mineral  Act")  prohibits  direct or indirect  ownership of any  interest in federal  onshore oil and gas leases by a foreign  citizen  of a country  that  denies  "similar  or like  privileges"  to

citizens   of  the  United   States.   Such   restrictions   on  citizens  of  a

"non-reciprocal"  country include ownership or holding or controlling stock in a corporation  that holds a federal onshore oil and gas lease. If this restriction

                                       12

is violated,  the corporation's lease can be canceled in a proceeding instituted by the United States Attorney General. Although the regulations of the Bureau of

Land  Management  (which   administers  the  Mineral  Act)  provide  for  agency

designations  of   non-reciprocal   countries,   there  are  presently  no  such

designations in effect.

ENVIRONMENTAL REGULATION

         Our  activities  will be subject to existing  federal,  state and local laws and regulations governing  environmental quality and pollution control. Our operations  will be subject to stringent  environmental  regulation by state and federal authorities including the Environmental  Protection Agency ("EPA"). Such regulation  can increase the cost of such  activities.  In most  instances,  the regulatory requirements relate to water and air pollution control measures.

WASTE DISPOSAL

         The Resource  Conservation  and Recovery Act ("RCRA"),  and  comparable state  statutes,  affect oil and gas  exploration  and production  activities by imposing  regulations on the  generation,  transportation,  treatment,  storage,

disposal and cleanup of "hazardous  wastes" and on the disposal of non-hazardous wastes.  Under the auspices of the EPA, the individual states administer some or all of the  provisions of RCRA,  sometimes in  conjunction  with their own, more stringent requirements.  Drilling fluids, produced waters, and most of the other wastes  associated with the  exploration,  development,  and production of crude oil,  natural gas, or geothermal  energy  constitute  "solid wastes",  which are regulated under the less stringent non-hazardous waste provisions,  but there is no guarantee that the EPA or the individual states will not adopt more stringent requirements  for the  handling  of  non-hazardous  wastes  or  categorize  some non-hazardous wastes as hazardous for future regulation.

COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT

         The federal  Comprehensive  Environmental  Response,  Compensation  and

Liability  Act  ("CERCLA")  imposes  joint and  several  liability  for costs of investigation and remediation and for natural resource  damages,  without regard to fault or the legality of the original conduct,  on certain classes of persons with respect to the release into the environment of substances  designated under

CERCLA as  hazardous  substances  ("Hazardous  Substances").  These  classes  of persons or potentially  responsible parties include the current and certain past owners and  operators  of a facility  or  property  where there is or has been a release or threat of release of a Hazardous  Substance  and persons who disposed of or arranged  for the  disposal of the  Hazardous  Substances  found at such a facility.  CERCLA also  authorizes the EPA and, in some cases,  third parties to take actions in response to threats to the public health or the  environment and to seek to recover the costs of such action.  Although CERCLA generally  exempts petroleum from the definition of Hazardous  Substances in the course operations,

we may in the future  generate  wastes that fall within  CERCLA's  definition of

Hazardous Substances. We may also in the future become an owner of facilities on which  Hazardous  Substances have been released by previous owners or operators.

We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such  substances have been released and for natural resource damages.

                                       13

AIR EMISSIONS

         Our operations are subject to local, state and federal  regulations for the control of emissions of air  pollution.  Major sources of air pollutants are

subject  to  more  stringent,   federally   imposed   permitting   requirements.

Administrative  enforcement  actions  for  failure to comply  strictly  with air pollution  regulations or permits are generally  resolved by payment of monetary fines and correction of any identified deficiencies.  Alternatively,  regulatory agencies could require us to forego  construction,  modification or operation of certain air emission sources.

CLEAN WATER ACT

         The Clean Water Act ("CWA")  imposes  restrictions  and strict controls regarding the discharge of wastes,  including  produced waters and other oil and natural gas wastes,  into waters of the United States,  a term broadly  defined.

Permits must be obtained to discharge  pollutants into federal  waters.  The CWA provides  for civil,  criminal and  administrative  penalties  for  unauthorized discharges  of oil,  hazardous  substances  and  other  pollutants.  It  imposes substantial  potential  liability  for  the  costs  of  removal  or  remediation associated with discharges of oil or hazardous substances.  State laws governing discharges  to water also provide  varying  civil,  criminal and  administrative penalties and impose  liabilities  in the case of a discharge of petroleum or it derivatives,  or other hazardous substances, into state waters. In addition, the

EPA has  promulgated  regulations  that may  require  us to  obtain  permits  to discharge  storm water  runoff.  In the event of an  unauthorized  discharge  of wastes, we may be liable for penalties and costs.

         Management believes that we are in substantial  compliance with current applicable environmental laws and regulations.

RESEARCH AND DEVELOPMENT ACTIVITIES

         No research and development expenditures have been incurred,  either on our account or sponsored by customers, during the past three years.

EMPLOYEES

         We do not employ any  persons on a full-time  or on a part-time  basis.

Grant Atkins is our President and Chief Executive Officer,  Vaughn Barbon is our

Chief  Financial  Officer,  and Douglas  Humphreys  is the  Drilling  Operations

Manager  of  Lexington  Oil &  Gas.  All  of  these  individuals  are  primarily responsible  for all our day-to-day  operations.  Other services are provided by outsourcing,  consultant,  and special purpose contracts. Our current designated drilling contractor and well operator is Oak Hills Drilling and Operating, LLC.

RISK FACTORS

         An investment in our common stock involves a number of very significant risks.  You should carefully  consider the following risks and  uncertainties in addition to other  information in evaluating our company and its business before purchasing  shares of our common  stock.  Our  business,  operating  results and financial condition could be seriously harmed due to any of the following risks.

The risks  described  below are all of the material  risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also  impair  our  business  operations.  You could lose all or part of your investment due to any of these risks.

                                       14

RISKS RELATED TO OUR BUSINESS

         OUR  BUSINESS  IS  DIFFICULT  TO  EVALUATE  BECAUSE  WE HAVE A  LIMITED

OPERATING  HISTORY.  In considering  whether to invest in our common stock,  you should  consider that there is only limited  historical  financial and operating information  available on which to base your evaluation of our performance.  Our inception was September 29, 2003 and, as a result,  we have a limited  operating history.

         WE HAVE A HISTORY OF OPERATING LOSSES AND THERE CAN BE NO ASSURANCES WE

WILL BE PROFITABLE IN THE FUTURE. We have a history of operating losses,  expect to  continue  to  incur  losses,  and may  never be  profitable,  and we must be considered to be in the development  stage.  Further,  we have been dependent on sales of our equity securities and debt financing to meet our cash requirements.

We have incurred losses totaling approximately  $6,092,689 for fiscal year ended

December 31, 2004.  As of December 31, 2004,  we had an  accumulated  deficit of

$7,568,155 and a working capital deficit of $382,953.  Further, we do not expect positive cash flow from operations in the near term.  There is no assurance that

actual  cash  requirements  will  not  exceed  our  estimates.   In  particular,

additional  capital may be required in the event that:  (i) the costs to acquire additional  leases are more than we  currently  anticipate;  (ii)  drilling  and completion costs for additional wells increase beyond our expectations; or (iii)

we encounter greater costs associated with general and  administrative  expenses or offering costs.

         Our development of and  participation in an increasingly  larger number of oil and gas prospects  has required and will continue to require  substantial capital  expenditures.  The  uncertainty and factors  described  throughout this section may impede our  ability to  economically  find,  develop,  exploit,  and acquire natural gas and oil reserves. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

         WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR INDEPENDENT  AUDITORS

REPORT  ACCOMPANYING  OUR  DECEMBER  31,  2004 AND 2003  CONSOLIDATED  FINANCIAL

STATEMENTS.  The independent auditor's report accompanying our December 31, 2004 and 2003 consolidated  financial  statements  contains an explanatory  paragraph expressing  substantial  doubt about our ability to continue as a going concern.

The  consolidated  financial  statements  have been prepared  "assuming that the

Company  will  continue as a going  concern,"  which  contemplates  that we will realize our assets and satisfy our  liabilities  and commitments in the ordinary course of business.  Our ability to continue as a going  concern is dependent on raising  additional  capital to fund our operations and ultimately on generating future profitable operations.  There can be no assurance that we will be able to raise sufficient  additional  capital or eventually have positive cash flow from operations  to address  all of our cash flow  needs.  If we are not able to find alternative sources of cash or generate positive cash flow from operations,  our business and shareholders will be materially and adversely affected.

         WE WILL  REQUIRE  ADDITIONAL  FUNDING  IN THE  FUTURE.  Based  upon our historical  losses from operations,  we will require  additional  funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our development  plans and achieve  production levels will be greatly limited.  Our current development plans require us to make capital  expenditures for the  exploration  and  development  of our oil and natural  gas  properties.

Historically,  we have funded our operations  through the issuance of equity and short-term debt financing arrangements.  We may not be able to obtain additional financing  on  favorable  terms,  if at  all.  Our  future  cash  flows  and the

                                       15

availability  of financing  will be subject to a number of variables,  including potential production and the market prices of oil and natural gas. Further, debt financing  could  lead to a  diversion  of cash flow to  satisfy  debt-servicing obligations and create restrictions on business operations.  If we are unable to raise  additional  funds,  it would  have a  material  adverse  effect  upon our operations.

         OUR ACQUISITIONS MAY NOT BE SUCCESSFUL. As part of our growth strategy,

we  intend  to  acquire  additional  oil and  gas  production  properties.  Such acquisitions may pose substantial  risks to our business,  financial  condition,

and results of operations. In pursuing acquisitions,  we will compete with other companies,  many of which have greater  financial and other resources to acquire attractive  properties.  Even  if we  are  successful  in  acquiring  additional properties,  some of the  properties  may not produce  revenues  at  anticipated levels or failure to conduct drilling on prospects within specified time periods may  cause  the  forfeiture  of the  lease  in that  prospect.  There  can be no assurance that we will be able to successfully  integrate  acquired  properties,

which  could  result  in  substantial  costs and  delays  or other  operational,

technical,  or financial problems.  Further,  acquisitions could disrupt ongoing business  operations.  If any of these  events  occur,  it would have a material adverse effect upon our operations and results from operations.

         OUR EXPLORATORY AND DEVELOPMENT DRILLING AND PRODUCTION  OPERATIONS MAY

NOT BE SUCCESSFUL.  We intend to drill additional wells and continue  production operations  on our  current  wells.  There can be no  assurance  that our future drilling  activities will be successful,  and we cannot be sure that our overall drilling success rate or our production operations within a particular area will not decline.  We may not recover all or any portion of our capital investment in the wells or the underlying  leaseholds.  Unsuccessful drilling activities would have a material  adverse  effect upon our results of  operations  and  financial condition.  The  cost of  drilling,  completing,  and  operating  wells is often uncertain,  and a number of  factors  can delay or prevent  drilling  operations including:  (i) unexpected drilling conditions;  (ii) pressure or irregularities in  formation;  (iii)  equipment  failures or  accidents;  (iv) adverse  weather conditions;  and (iv) shortages or delays in  availability  of drilling rigs and delivery of equipment.

         Further,  the coal beds in the  Arkoma  Basin in the State of  Oklahoma from which we produce methane gas frequently contain water, which may hamper our ability to produce gas in commercial quantities.  The amount of coal bed methane that can be commercially  produced  depends upon the coal quality,  the original gas content of the coal seam, the thickness of the seam, the reservoir pressure,

the rate at which  gas is  released  from the  coal,  and the  existence  of any natural fractures through which the gas can flow to the well bore. However, coal beds  frequently  contain  water  that must be  removed  in order for the gas to detach from the coal and flow to the well bore.  The average  life of a coal bed well is only five to six years.  Our ability to remove and dispose of sufficient quantities  of water  from the coal seam will  determine  whether  or not we can produce coal bed methane in commercial quantities.

         There is no guarantee  that the potential  drilling  locations  that we have or acquire in the future will ever produce  natural gas or oil, which could have a material adverse effect upon our results of operations.

         A DECLINE IN THE PRICE OF OUR COMMON  STOCK COULD AFFECT OUR ABILITY TO

RAISE FURTHER WORKING CAPITAL AND ADVERSELY IMPACT OUR OPERATIONS.  A decline in the price of our common stock could  result in a reduction  in the  liquidity of

                                       16

our common stock and a reduction in our ability to raise additional  capital for our operations.  Because our operations to date have been  principally  financed through  the sale of equity  securities,  a decline  in the price of our  common stock  could  have an  adverse  effect  upon  our  liquidity  and our  continued

operations.  A reduction  in our ability to raise  equity  capital in the future would have a material  adverse  effect upon our  business  plan and  operations,

including  our ability to continue  our current  operations.  If our stock price declines,  we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

         WE ARE A NEW ENTRANT INTO THE OIL AND GAS INDUSTRY  WITHOUT  PROFITABLE

OPERATING HISTORY AND ONLY HAVE PROVED DEVELOPED PRODUCING FUTURE NET REVENUE OF

$3,446,997  AT  A  10%  DISCOUNTED  PRESENT  WORTH.  Since  September  29,  2003

(inception),  our  activities  have  been  limited  to  organizational  efforts,

obtaining  working capital and acquiring and developing a very limited number of properties.  As a result,  there is limited information  regarding production or revenue  generation.  Further, a Reserve and Economic Evaluation dated September

9, 2004 prepared by Fletcher  Lewis  Engineering,  Inc.  shows proved  developed producing future net revenue of $3,446,997 at a 10% discounted present worth. As a result, our future revenues may be limited.

         The Wagnon Lease is the oil and gas property where most of our drilling capital resources have been employed.  This prospect is still in the development stage, and estimates made at this time by our contracted  independent  reservoir engineer  as to  proved or  probable  oil and  natural  gas  reserves  cannot be

guaranteed  that  sufficient   reserves  will  be  maintained  or  new  reserves

discovered for production.  Although three wells have been drilled on the Wagnon

Lease to date,  the  absence of a sustained  production  history  provides  risk regarding  independent  reserve  estimates.  Property  lease  positions in other locations  that have been  purchased  by us are  unproven,  having  little to no production,  which  prevents our engineers from assigning any proved or probable reserves to these other properties.

         NO ASSURANCE OF THE ACCURACY OF THE  ESTIMATES OF OIL AND GAS RESERVES.

We have obtained a report on the estimated  reserves on our leases on the Wagnon

Lease.  Reserve  estimates  are  based  upon  various   assumptions,   including

assumptions  relating to oil and gas prices,  drilling and  operating  expenses,

production levels, capital expenditures, taxes and availability of funds. No one can measure underground accumulations of oil and natural gas in an exact way. As a  result,  estimated  quantities  of  proved  reserves,  projections  of future production  rates, and the timing of development  expenditures may be incorrect.

Any significant  variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil and  natural  gas  attributable  to any  particular  group  of  properties,  the classifications  of reserves  based on risk of  recovery,  and  estimates of the future net cash flows.

         Further,  the  present  value of future  net cash flows from our proved reserves  is not  necessarily  the  same  as the  current  market  value  of our estimated  oil and natural gas  reserves.  Actual future net cash flows from our oil and natural  gas  properties  also will be affected by factors  such as: (i)

actual  prices we receive for oil and natural gas; (ii) the amount and timing of actual production;  (iii) supply of and demand for oil and natural gas; and (iv)

changes in governmental regulations or taxation.

         The timing of both our  production  and our  incurrence  of expenses in connection with the development and production of oil and natural gas properties

                                       17

will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition,  the 10% discount factor used when calculating  discounted  future net cash  flows may not be the most  appropriate discount  factor  based on interest  rates in effect from time to time and risks associated with us or the oil and natural gas industry in general. Actual future production,  oil and gas  prices,  revenues,  taxes,  development  expenditures,

operating  expenses and quantities of recoverable oil and gas reserves will most likely  vary from those  estimates  and any  significant  variance  could have a material adverse effect on our future results from operations.

         UNLESS WE REPLACE OUR OIL AND NATURAL GAS  RESERVES,  OUR  RESERVES AND

PRODUCTION WILL DECLINE,  WHICH WOULD ADVERSELY  AFFECT OUR BUSINESS,  FINANCIAL

CONDITION AND RESULTS OF  OPERATIONS.  Producing oil and natural gas  reservoirs generally are  characterized  by declining  production rates that vary depending upon  reservoir  characteristics  and other  factors.  Thus,  our future oil and natural gas reserves and production and, therefore, our cash flow and income are highly  dependent on our success in  efficiently  developing  and exploiting our current reserves and economically  finding or acquiring  additional  recoverable reserves.  We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

         PROSPECTS  THAT WE DECIDE TO DRILL MAY NOT YIELD  NATURAL GAS OR OIL IN

COMMERCIALLY  VIABLE  QUANTITIES.  We describe some of our current  prospects in this prospectus. Our prospects are in various stages of evaluation, ranging from a prospect  that is ready to drill to a prospect  that will require  substantial additional  seismic data  processing  and  interpretation.  However,  the use of seismic data and other  technologies  and the study of  producing  fields in the same area will not enable us to know conclusively  prior to drilling and testing whether  natural gas or oil will be present or, if present,  whether natural gas or oil  will  be  present  in  sufficient  quantities  to  recover  drilling  or completion costs or to be economically  viable.  From inception through December

31, 2004,  we  participated  in drilling a total of 3 gross  wells.  If we drill additional  wells  that we  identify  as dry  holes in our  current  and  future prospects,  our  drilling  success  rate may  decline  and  materially  harm our business.  In sum, the cost of drilling,  completing  and operating any wells is often uncertain and new wells may not be productive.

         WE ARE  SUBSTANTIALLY  DEPENDENT UPON ONLY ONE PROPERTY  LOCATED IN THE

ARKOMA  BASIN,  WHICH CAUSES OUR RISK TO BE  CONCENTRATED.  Our three  producing wells are located on one property and all of our other leases are located in the

Arkoma Basin in the State of Oklahoma. As a result, we may be disproportionately exposed to the impact of delays or  interruptions of production from these wells

caused  by  significant   governmental   regulation,   transportation   capacity

constraints,  curtailment of production or  interruption  of  transportation  of natural gas produced from the wells in this basin.

         PROPERTIES  THAT WE BUY  MAY NOT  PRODUCE  AS  PROJECTED  AND WE MAY BE

UNABLE TO DETERMINE RESERVE POTENTIAL,  IDENTIFY LIABILITIES ASSOCIATED WITH THE

PROPERTIES OR OBTAIN  PROTECTION  FROM SELLERS  AGAINST THEM.  One of our growth strategies is to capitalize on opportunistic acquisitions of oil and natural gas reserves.  However, our reviews of acquired properties are inherently incomplete because  it  generally  is not  feasible  to  review in depth  every  individual property  involved  in each  acquisition.  A  detailed  review  of  records  and properties may not necessarily reveal existing or potential  problems,  nor will it permit a buyer to become sufficiently  familiar with the properties to assess fully their deficiencies and potential. Further, environmental problems, such as ground  water  contamination,  are  not  necessarily  observable  even  when  an

                                       18

inspection is undertaken.  Acquiring  properties with  liabilities  would have a material adverse effect upon our results of operations.

         THE  POTENTIAL  PROFITABILITY  OF OIL AND  GAS  VENTURES  DEPENDS  UPON

FACTORS  BEYOND  OUR  CONTROL.  The  potential  profitability  of  oil  and  gas properties  is dependent  upon many factors  beyond our control.  For  instance,

world  prices and markets for oil and gas are  unpredictable,  highly  volatile,

potentially  subject  to  governmental  fixing,   pegging,   controls,   or  any

combination  of these and other  factors,  and  respond to changes in  domestic,

international,  political, social, and economic environments.  Additionally, due to  worldwide  economic  uncertainty,  the  availability  and cost of funds  for production  and  other  expenses  have  become  increasingly  difficult,  if not impossible, to project. These and other changes and events may materially affect our financial performance.

         Adverse  weather  conditions  can also hinder  drilling  operations.  A productive  well may become  uneconomic in the event water or other  deleterious substances are encountered  which impair or prevent the production of oil and/or gas from the well. In addition,  production from any well may be unmarketable if it is impregnated with water or other deleterious substances.  The marketability of oil and gas, which may be acquired or discovered will be affected by numerous factors beyond our control.  These factors include,  but are not limited to, the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties,  land tenure, allowable production and environmental  protection.  These factors cannot be accurately predicted and the combination  of these factors may result in us not receiving an adequate  return on our invested capital.

         WE ARE DEPENDENT UPON  TRANSPORTATION  AND STORAGE SERVICES PROVIDED BY

THIRD PARTIES.  We will be dependent on the  transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of our gas supplies. Both the performance of transportation and storage services by  interstate  pipelines  and the rates  charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission or state regulatory  agencies.  An  inability  to obtain  transportation  and/or  storage services  at  competitive  rates  could  hinder  our  processing  and  marketing operations and/or affect our sales margins.

         OUR RESULTS OF OPERATIONS  ARE DEPENDENT UPON MARKET PRICES FOR OIL AND

NATURAL GAS,  WHICH  FLUCTUATE  WIDELY AND ARE BEYOND OUR CONTROL.  Our revenue,

profitability,  and cash flow  depend  upon the  prices  and  demand for oil and natural  gas.  The  markets for these  commodities  are very  volatile  and even relatively modest drops in prices can significantly affect our financial results and impede our  growth.  Prices  received  also will affect the amount of future cash flow available for capital expenditures and may affect our ability to raise additional  capital.  Lower prices may also affect the amount of natural gas and oil that  can be  economically  produced  from  reserves  either  discovered  or acquired.

         Factors  that can cause price  fluctuations  include:  (i) the level of consumer  product demand;  (ii) weather  conditions;  (iii) domestic and foreign governmental regulations;  (iv) the price and availability of alternative fuels;

(v) technical advances affecting energy consumption; (vi) proximity and capacity of oil and gas pipelines and other  transportation  facilities;  (vii) political conditions  in natural gas and oil  producing  regions;  (viii) the domestic and foreign  supply  of  natural  gas and  oil;  (ix)  the  ability  of  members  of

Organization of Petroleum Exporting Countries to agree to and maintain oil price

                                       19

and  production  controls;  (x) the price of foreign  imports;  and (xi) overall domestic and global economic conditions.

         The  availability  of a ready  market for our oil and gas depends  upon numerous factors beyond our control, including the extent of domestic production and  importation  of oil and  gas,  the  relative  status  of the  domestic  and international  economies,  the  proximity  of our  properties  to gas  gathering systems,  the capacity of those  systems,  the  marketing  of other  competitive

fuels,   fluctuations  in  seasonal  demand  and   governmental   regulation  of

production,  refining,  transportation and pricing of oil, natural gas and other fuels.

         THE OIL AND GAS INDUSTRY IN WHICH WE OPERATE  INVOLVES  MANY  OPERATING

RISKS THAT CAN CAUSE SUBSTANTIAL  LOSSES. Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs.  Drilling for oil and natural gas can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient  revenues to return a profit.  In  addition,  our drilling and  producing  operations  may be curtailed,  delayed or canceled  as a result of other  factors,  including:  (i)

fires;   (ii)   explosions;   (iii)  blow-outs  and  surface   cratering;   (iv)

uncontrollable  flows of underground  natural gas, oil, or formation  water; (v)

natural disasters;  (vi) facility and equipment failures;  (vii) title problems;

(viii)  shortages or delivery  delays of equipment and  services;  (ix) abnormal pressure  formations;  and (x) environmental  hazards such as natural gas leaks,

oil spills, pipeline ruptures and discharges of toxic gases.

         If any of these events occur,  we could incur  substantial  losses as a result of (i) injury or loss of life;  (ii) severe damage to and  destruction of

property,   natural   resources  or   equipment;   (iii)   pollution  and  other

environmental   damage;   (iv)   clean-up   responsibilities;   (v)   regulatory

investigation and penalties; (vi) suspension of our operations; or (vii) repairs necessary to resume operations.  If we were to experience any of these problems,

it could affect well bores, gathering systems and processing facilities, any one of which could  adversely  affect our ability to conduct  operations.  We may be affected  by any of these  events  more  than  larger  companies,  since we have limited working capital. We currently maintain $2 million of liability insurance on bodily  injury per year,  for up to 25 wells,  which  includes  coverage  for pollution, environmental damage and chemical spills. However, for some risks, we may elect not to obtain insurance if we believe the cost of available  insurance is  excessive  relative  to the risks  presented.  In  addition,  pollution  and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance,  it could adversely affect operations. Moreover, we cannot provide assurance that we will be able to maintain adequate insurance in the future at rates considered reasonable.

         THE OIL  AND  GAS  INDUSTRY  IS  HIGHLY  COMPETITIVE  AND  THERE  IS NO

ASSURANCE  THAT WE WILL BE  SUCCESSFUL  IN  ACQUIRING  THE  LEASES.  The oil and

natural  gas  industry  is  intensely  competitive,  and we  compete  with other companies that have greater resources.  Many of these companies not only explore for and produce oil and natural gas, but also carry on refining  operations  and market petroleum and other products on a regional,  national or worldwide basis.

These  companies  may be able to pay more for  productive  oil and  natural  gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.  In addition,  these  companies  may have a greater  ability to continue exploration  activities during periods of low oil and natural gas market prices.

Our larger  competitors  may be able to absorb the burden of present  and future

                                       20

federal,  state,  local and other laws and regulations  more easily than we can,

which would adversely  affect our competitive  position.  Our ability to acquire additional  properties and to discover  reserves in the future will be dependent upon our ability to evaluate and select  suitable  properties  and to consummate transactions in a highly competitive environment.  In addition,  because we have fewer financial and human resources than many companies in our industry,  we may be at a disadvantage in bidding for exploratory  prospects and producing oil and natural gas properties.

         THERE CAN BE NO ASSURANCE WE WILL BE ABLE TO OBTAIN DRILLING  EQUIPMENT

TO MEET OUR DRILLING REQUIREMENTS. There is currently a high demand for drilling equipment  in the Arkoma  Basin in the State of  Oklahoma.  We have  experienced delays in the past in obtaining drilling rigs due to the high drilling demand in the Arkoma Basin where we have been concentrating our coal bed methane and other gas  targeted  production  and leasing  programs.  While we have  entered into a drilling  agreement with Oak Hills  Drilling and Operating,  LLC, to drill a ten well  program,  there can be no  assurance  that we will be able to  obtain  the requisite drilling equipment to meet our planned drilling initiatives  according to our timetable.  In the event that we are unable to obtain drilling  equipment to conduct our exploration  operations,  it could have a material adverse effect upon our business and our results of operations.

         THE  MARKETABILITY  OF NATURAL  RESOURCES  WILL BE AFFECTED BY NUMEROUS

FACTORS  BEYOND OUR  CONTROL  WHICH MAY RESULT IN US NOT  RECEIVING  AN ADEQUATE

RETURN ON INVESTED  CAPITAL TO BE PROFITABLE  OR VIABLE.  The  marketability  of natural  resources which may be acquired or discovered by us will be affected by numerous factors beyond our control.  These factors include market  fluctuations in oil and gas  pricing  and  demand,  the  proximity  and  capacity  of natural resource  markets  and  processing  equipment,  governmental  regulations,  land tenure, land use,  regulation  concerning the importing and exporting of oil and gas and environmental protection regulations.  The exact effect of these factors cannot be accurately predicted,  but the combination of these factors may result in us not receiving an adequate  return on invested  capital to be profitable or viable.

         OIL AND GAS OPERATIONS ARE SUBJECT TO  COMPREHENSIVE  REGULATION  WHICH

MAY CAUSE  SUBSTANTIAL  DELAYS OR  REQUIRE  CAPITAL  OUTLAYS  IN EXCESS OF THOSE

ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY. Oil and gas operations are subject to federal,  state,  and local laws  relating to the  protection  of the environment,  including laws  regulating  removal of natural  resources from the ground  and  the  discharge  of  materials  into  the  environment.  Oil and gas operations are also subject to federal,  state,  and local laws and  regulations which seek to maintain health and safety  standards by regulating the design and use of drilling  methods and equipment.  Various permits from government  bodies are required for drilling operations to be conducted;  no assurance can be given that such permits will be received.  Environmental standards imposed by federal,

provincial,  or local  authorities  may be changed and any such changes may have material adverse effects on our activities.  Moreover, compliance with such laws may cause  substantial  delays or  require  capital  outlays  in excess of those anticipated,  thus  causing an  adverse  effect on us.  Additionally,  we may be subject to liability for pollution or other  environmental  damages which we may elect not to insure against due to prohibitive  premium costs and other reasons.

To date we have not been required to spend material  amounts on compliance  with environmental  regulations.  However,  we may be required to do so in future and this may affect our ability to expand or maintain our operations.

                                       21

         EXPLORATION   AND   PRODUCTION   ACTIVITIES   ARE  SUBJECT  TO  CERTAIN

ENVIRONMENTAL  REGULATIONS  WHICH  MAY  PREVENT  OR DELAY  THE  COMMENCEMENT  OR

CONTINUANCE  OF OUR  OPERATIONS.  In general,  our  exploration  and  production activities are subject to certain federal,  state and local laws and regulations

relating  to  environmental   quality  and  pollution  control.  Such  laws  and

regulations  increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations  has  not had a  material  effect  on our  operations  or  financial condition  to  date.  Specifically,  we are  subject  to  legislation  regarding emissions into the environment,  water discharges and storage and disposition of hazardous wastes. In addition,  legislation has been enacted which requires well and facility  sites to be abandoned and reclaimed to the  satisfaction  of state authorities.  However,  such laws and regulations are frequently  changed and we are unable to predict the ultimate cost of compliance. Generally,  environmental requirements  do not appear to affect us any  differently  or to any  greater or lesser extent than other companies in the industry.

         We believe that our operations comply, in all material  respects,  with all  applicable  environmental  regulations.  However,  we are not fully insured against all possible environmental risks.

         ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A

NEGATIVE  IMPACT ON OUR  ABILITY TO  OPERATE  AND OUR  PROFITABILITY.  The laws,

regulations,  policies or current  administrative  practices  of any  government body,  organization  or  regulatory  agency  in the  United  States or any other jurisdiction,  may be changed,  applied or  interpreted  in a manner  which will fundamentally alter our ability to carry on business.  The actions,  policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups,  may have a detrimental  effect on us. Any or all of these  situations may have a negative impact on our ability to operate and/or our profitably.

         WE MAY BE UNABLE TO RETAIN  KEY  EMPLOYEES  OR  CONSULTANTS  OR RECRUIT

ADDITIONAL  QUALIFIED  PERSONNEL.  Our extremely limited personnel means that we would be  required  to spend  significant  sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason.  Due to our  limited  operating  history  and  financial resources,  we are entirely  dependent on the continued service of Grant Atkins,

Chief Executive Officer and Douglas  Humphreys,  Drilling  Operations Manager of

Lexington Oil & Gas. Further, we do not have key man life insurance on either of these individuals. We may not have the financial resources to hire a replacement if one or both of our  officers  were to die.  The loss of  service of either of

these  employees  could  therefore   significantly   and  adversely  affect  our

operations.

         OUR OFFICERS AND DIRECTORS MAY BE SUBJECT TO CONFLICTS OF INTEREST. Our

officers  and  directors  serve only part time and are subject to  conflicts  of interest.  Each of our executive  officers and  directors  serves only on a part time basis.  Each devotes part of his working time to other business  endeavors,

much time to  devote  to our  affairs,  as well as what  business  opportunities should be presented to the company.  Such  conflicts  include  deciding how much time to devote to our affairs, as well as what business  opportunities should be presented  to the  company.  Because of these  relationships,  our  officers and directors will be subject to conflicts of interest.

                                       22

RISKS RELATED TO OUR COMMON STOCK

         SALES OF A  SUBSTANTIAL  NUMBER OF SHARES OF OUR COMMON  STOCK INTO THE

PUBLIC  MARKET  BY  CERTAIN  STOCKHOLDERS  MAY  RESULT IN  SIGNIFICANT  DOWNWARD

PRESSURE  ON THE PRICE OF OUR  COMMON  STOCK AND COULD  AFFECT  YOUR  ABILITY TO

REALIZE THE CURRENT  TRADING PRICE OF OUR COMMON  STOCK.  Sales of a substantial number  of  shares  of  our  common  stock  in  the  public  market  by  certain stockholders could cause a reduction in the market price of our common stock. As of the date of this Annual  Report,  we have  17,247,052  shares of common stock issued and outstanding.  Of the total number of issued and outstanding shares of common stock,  certain stockholders are able to resell up to 2,140,486 shares of our common stock  pursuant to a  registration  statement  declared  effective on

January 24, 2005. As a result of the registration statement, 2,140,486 shares of our  common  stock  were  issued  and are  available  for  immediate  resale and

1,947,039  common stock purchase  warrants were issued with an exercise price of

$1.68 with a term ending July 24, 2005 with the shares  underlying  the warrants also registered,  which, if exercised, could have an adverse effect on the price of our common stock. To the extent any of the certain stockholders  exercise any of the 1,947,039 common stock purchase  warrants,  and then resell the shares of common stock issued to them upon such exercise (subject to applicable securities law  restrictions),  the  price of our  common  stock  may  decrease  due to the additional  shares of common stock in the market.  As of March 28, 2005, a total of 248,014 warrants issued pursuant to the aforementioned registration statement have been exercised.

         As of December 31, 2004, there are 12,848,552 post-Forward Stock  Split shares  outstanding of our common stock that are  restricted  securities as that term is defined in Rule 144 under the  Securities  Act of 1933,  as amended (the

"Securities  Act").  Although  the  Securities  Act and Rule 144  place  certain prohibitions on the sale of restricted securities,  restricted securities may be sold into the public market under certain  conditions.  Further,  as of December

31, 2004, there are an aggregate of 535,000 Stock Options and 1,947,039 Warrants outstanding.

         Any significant  downward  pressure on the price of our common stock as the selling  stockholders  sell their shares of our common stock could encourage short sales by the selling  stockholders  or others.  Any such short sales could place further downward pressure on the price of our common stock.

         THE TRADING  PRICE OF OUR COMMON  STOCK ON THE OTC  BULLETIN  BOARD HAS

BEEN AND MAY  CONTINUE TO  FLUCTUATE  SIGNIFICANTLY  AND  STOCKHOLDERS  MAY HAVE

DIFFICULTY  RESELLING THEIR SHARES.  Our common stock has traded as low as $0.17 and as high as $7.46  (adjusted  for  pre-Stock  Split  share  prices on a 3 new shares for 1 old share  effected  January 28,  2004).  In addition to volatility associated  with  Bulletin  Board  securities  in  general,  the  value  of your investment could decline due to the impact of any of the following  factors upon the market  price of our common  stock:  (i) changes in the world wide price for oil or natural gas; (ii) disappointing results from our discovery or development efforts;  (iii) failure to meet our revenue or profit goals or operating budget;

(iv)  decline  in  demand  for our  common  stock;  (v)  downward  revisions  in securities  analysts'  estimates or changes in general market  conditions;  (vi)

technological  innovations by competitors  or in competing  technologies;  (vii)

lack of funding  generated for  operations;  (viii)  investor  perception of our industry or our prospects; and (ix) general economic trends.

         In  addition,   stock  markets  have   experienced   price  and  volume

fluctuations  and the market  prices of  securities  have been highly  volatile.

These  fluctuations  are  often  unrelated  to  operating  performance  and  may adversely  affect the market price of our common stock.  As a result,  investors may be unable to sell their  shares at a fair price and you may lose all or part of your investment.

                                       23

         ONE OF OUR  SHAREHOLDERS  MAY EXERCISE VOTING POWER OF MORE THAN 30% OF

OUR COMMON STOCK. As of the date of this Annual Report, Orient Exploration, Inc.

("Orient  Exploration")  owns 6,000,000  shares of our common stock, or 35.3% of our outstanding common stock as of the date of this Annual Report, and is one of our largest shareholders.  Due to its stock ownership, Orient Exploration may be in a viable  position  to affect the  election  of the Board of  Directors  and,

therefore,  to affect the control our  business  and affairs  including  certain significant  corporate  actions  such as  acquisitions,  the sale or purchase of assets, and the issuance and sale of our securities. Further, Orient Exploration may be able to affect the  prevention  of or cause a change in control.  We also may be prevented from entering into  transactions that could be beneficial to us without  Orient  Exploration's  consent.  The  interest  of one  of our  largest shareholders may differ from the interests of other shareholders.

         ADDITIONAL ISSUANCES OF EQUITY SECURITIES MAY RESULT IN DILUTION TO OUR

EXISTING STOCKHOLDERS.  Our Articles of Incorporation  authorize the issuance of

200,000,000 shares of common stock and 75,000,000 shares of preferred stock. The

Board of Directors has the authority to issue  additional  shares of our capital stock to provide additional financing in the future and the issuance of any such shares  may  result in a  reduction  of the book  value or  market  price of the outstanding  shares of our  common  stock.  If we do issue  any such  additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your  proportionate  ownership  interest and voting power could be decreased.  Further,  any such issuances could result in a change of control.

         POSSIBLE  ISSUANCE OF PREFERRED STOCK. We are authorized to issue up to

75,000,000  shares of preferred  stock. The preferred stock may be issued in one or more series,  the terms of which may be determined at the time of issuance by the board of directors, without further action by shareholders,  and may include voting  rights,  preferences  as to dividends and  liquidation,  conversion  and redemption  rights and sinking fund  provisions  as  determined  by the board of directors.  Although we have no present  plans to issue any shares of  preferred stock,  the issuance of preferred stock in the future could adversely affect the rights of the holders of common stock and reduce the value of the common stock.

         OUR COMMON STOCK IS CLASSIFIED AS A "PENNY STOCK" UNDER SEC RULES WHICH

LIMITS THE MARKET FOR OUR  COMMON  STOCK.  Because  our stock is not traded on a stock exchange or on the NASDAQ  National Market or the NASDAQ Small Cap Market,

and because the market price of the common stock is less than $5 per share,  the common stock is classified as a "penny stock." Our stock has not traded above $5 per share since June 28,  2004.  SEC Rule 15g-9 under the  Exchange  Act imposes additional  sales practice  requirements  on  broker-dealers  that recommend the purchase or sale of penny  stocks to persons  other than those who qualify as an

"established   customer"  or  an  "accredited   investor."   This  includes  the

requirement that a broker-dealer  must make a determination  that investments in penny stocks are suitable for the customer and must make special  disclosures to the customers  concerning the risk of penny stocks. Many broker-dealers  decline to participate  in penny stock  transactions  because of the extra  requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market  liquidity of our shares,  which in turn affects the ability of holders of our common  stock to resell the shares they  purchase,

and they may not be able to resell at prices at or above the prices they paid.

                                       24

ITEM 2. DESCRIPTION OF PROPERTIES

         We lease our  principal  office  space  located  at 7473 West Lake Mead

Road, Las Vegas, Nevada 89128. We currently utilize office space, warehouse, and fenced yard,  located at 225 Kingsberry  Road,  Holdenville,  Oklahoma 74848. We

intend to lease this space in the future from Douglas Humphreys or an affiliated entity on terms no less  favorable  than those that may be  obtained  from third parties.

ITEM 3. LEGAL PROCEEDINGS

         Management is not aware of any legal  proceedings  contemplated  by any governmental authority or any other party involving us or our properties.  As of the date of this Annual Report, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding,  or (ii) has an adverse interest to us in any legal  proceedings.  Management is not aware of any other legal  proceedings pending or that have been threatened against us or our properties.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         During fiscal year ended  December 31, 2004, no matters were  submitted to our stockholders for approval.

ITEM 5. MARKET FOR REGISTRANT'S  COMMON EQUITY,  RELATED STOCKHOLDER MATTERS AND

ISSUER PURCHASES OF EQUITY SECURITIES

MARKET FOR COMMON EQUITY

         Shares of our common stock are traded on the OTC  Bulletin  Board under the symbol  "LXRS" and on the  Frankfurt  and Berlin stock  exchanges  under the symbol "LXR"; WKN: AOBKLP.  The market for our common stock is limited,  and can be  volatile.  The  following  table  sets  forth the high and low sales  prices relating to our common stock on a quarterly  basis for the last two fiscal years as quoted by the NASDAQ.  These quotations reflect  inter-dealer  prices without

retail  mark-up,   mark-down,  or  commissions,   and  may  not  reflect  actual

transactions.

         Quarter Ended                High Bid          Low Bid

         December 31, 2004            $2.72             $1.07

         September 30, 2004           $5.40             $1.40

         June 30, 2004                $7.46             $2.30

         March 31, 2004               $4.95             $2.95

         December 31, 2003            $4.25             $0.17

         September 30, 2003           $2.50             $0.17

         June 30, 2003                $2.00             $1.00

         March 31, 2003               $3.50             $0.70

         December 31, 2002            $3.50             $0.50

         As of March 15, 2005, we had 150 shareholders of record, which does not include  shareholders  whose  shares  are held in street or  nominee  names.  We believe  that  there are  approximately  2,485  beneficial  owners of our common stock.

                                       25

DIVIDEND POLICY

         No dividends  have ever been  declared by the Board of Directors on our common stock.  Our losses do not currently  indicate the ability to pay any cash dividends,  and we do not indicate the intention of paying cash dividends either on our common stock in the foreseeable future.

FORWARD STOCK SPLIT

         On January  14,  2004,  our Board of  Directors  pursuant to minutes of written consent in lieu of a special  meeting  authorized and approved a forward stock  split of  three-for-one  of our total  issued and  outstanding  shares of common stock (the "Forward Stock Split").

         The Forward Stock Split was effectuated  based on market conditions and upon a determination  by our Board of Directors that the Forward Stock Split was in our best interests and of the shareholders. In our judgment the Forward Stock

Split would result in an increase in our trading float of shares of common stock available for sale resulting in facilitation  of investor  liquidity and trading volume  potential.  The intent of the Forward  Stock  Split was to increase  the marketability of our common stock.

         The Forward Stock Split was  effectuated  with a record date of January

26, 2004 upon filing the  appropriate  documentation  with  NASDAQ.  The Forward

Stock Split  increased  our issued and  outstanding  shares of common stock from

4,281,184 to approximately  12,843,552  shares of common stock. The common stock will continue to be $0.00025 par value.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS

         We have one equity  compensation  plan,  the Lexington  Resources  Inc.

Stock Option Plan. The table set forth below presents the securities  authorized for issuance with respect to the Stock Option Plan under which equity securities are authorized for issuance as of December 31, 2004:




                      Equity Compensation Plan Information

_____________________________________________________________________________________________________________

                           Number of Securities       Weighted-Average Exercise       Number of Securities

                             To be Issued Upon          Price of Outstanding         Remaining Available for

Plan Category             Exercise of Outstanding         Options, Warrants           Future Issuance Under

                             Options, Warrants               and Rights             Equity Compensation Plans

                                and Rights                                           (excluding column (a))

                                    (a)                          (b)                           (c)

_____________________________________________________________________________________________________________


Equity Compensation                 n/a                          n/a                           n/a

Plans Approved by

Security Holders

Equity Compensation

Plans Not Approved by

Security Holders

   Stock Options                  50,000                        $0.50                              0

                                   5,000                        $1.00                              0

                                 380,000                        $3.00                              0

                                 100,000                       $0.167                              0

   Total                       1,035,000                        $1.63                        800,000

   Warrants                    1,747,039                        $1.68                              0

                                 200,000                        $5.00                              0

   Total                       1,947,039                                                           0

_____________________________________________________________________________________________________________



                                       26

LEXINGTON RESOURCES, INC. STOCK OPTION PLAN

         On August 7, 2003,  our Board of  Directors  unanimously  approved  and adopted a stock option plan (the "Stock Option Plan").  The purpose of the Stock

Option Plan is to advance our interests and the interests of the shareholders by affording our key personnel an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. Pursuant to the provisions of the Stock Option Plan, stock options (the "Stock Options") will be granted only to our key personnel,  generally  defined as a person designated by the board of directors upon whose  judgment,  initiative and efforts we may rely including any director, officer, employee or consultant.

         The Stock Option Plan is administered by our Board of Directors,  which shall  determine:  (i) the persons to be granted  Stock  Options under the Stock

Option  Plan;  (ii) the number of shares  subject to each  option,  the exercise price of each  Stock  Option;  and  (iii)  whether  the  Stock  Option  shall be exercisable  at any time  during the option  period of ten (10) years or whether the Stock Option shall be exercisable in installments or by vesting only.

         The Stock Option Plan originally provided authorization to our Board of

Directors  to grant Stock  Options to  purchase a total  number of shares of our common stock,  not to exceed  1,000,000 shares as at the date of adoption by our

Board of Directors of the Stock Option Plan.  Effective  December 31, 2003,  our

Board of Directors amended the Stock Option Plan to increase the total number of shares of common stock to be purchased  pursuant to exercise of Stock Options to

4,000,000.  Effective  July 2, 2004,  our Board of  Directors  amended the Stock

Option  Plan to  increase  the total  number  of  shares  of common  stock to be purchased pursuant to exercise of Stock Options to 5,000,000.

         During April 2004, we registered  500,000 Stock Options  pursuant to an

S-8 registration statement with the Securities and Exchange Commission.

         At the time a Stock Option is granted under the Stock Option Plan,  our

Board of  Directors  shall fix and  determine  the  exercise  price at which our shares  of  common  stock  may be  acquired;  provided,  however,  that any such exercise  price  shall  not be less  than  that  permitted  under  the rules and policies of any stock exchange or over-the-counter market which is applicable to

us.

         In the event an optionee who is our director or officer ceases to serve in that  position,  any Stock  Option  held by such  optionee  generally  may be exercisable within up to ninety (90) calendar days after the effective date that his position ceases,  and after such 90-day period any unexercised  Stock Option shall expire.  In the event an optionee who is our employee or consultant ceases to be employed by us, any Stock Option held by such  optionee  generally  may be exercisable within up to sixty (60) calendar days (or up to thirty (30) calendar days where the optionee provided only investor  relations  services to us) after the  effective  date that his  employment  ceases,  and after such 60- or 30-day period any unexercised Stock Option shall expire.

         The  Board  of  Directors   shall  determine  the  acceptable  form  of

consideration  for  exercising a Stock Option,  including the method of payment.

Such  consideration  may  consist  entirely  of:  (i) cash;  (ii)  check;  (iii)

promissory note; (iv) other shares which (A) in the case of shares acquired upon exercise of a Stock  Option,  have been owned by the  optionee for more than six months on the date of surrender, and (B) have a fair market value on the date of surrender  equal to the aggregate  exercise price of the shares as to which said

Stock  Option  shall be  exercised;  (v)  consideration  received  by us under a cashless exercise program  implemented by us in connection with the Stock Option

                                       27

Plan;  (vi) a reduction in the amount of any of our  liability to the  optionee;

(vii) such other  consideration and method of payment for the issuance of shares to the extent  permitted by applicable  laws; or (viii) any  combination  of the foregoing  methods of  payment.  Notwithstanding  the  foregoing,  any method of payment  other  than in case may be used only with the  consent  of our board of directors or if and to the extent so provided in an agreement.

         As of the date of this Annual Report,  an aggregate of 4,700,000  Stock

Options have been granted and an aggregate  of 1,035,000  Stock  Options  remain exercisable.

COMMON STOCK PURCHASE WARRANTS

         Pursuant to the terms of a registration  statement  filed on Form SB-2,

SEC File No. 333-121301 (the  "Registration  Statement"),  which was filed under the Securities Act of 1933, as amended, and became effective on January 21, 2005 at 2:00 p.m.,  registering  an  aggregate of  1,947,039  common  stock  purchase warrants. (collectively, the "Warrants").

         The  Warrants to  purchase  shares of common  stock,  and the shares of common stock underlying the Warrants, were issued in private placements by us in

April and November 2004. Of the 1,947,039  Warrants,  1,747,039  Warrants may be

exercised by certain stockholders and their transferees, donees or successors to purchase an aggregate of 1,747,039  shares of common stock at an exercise  price of $1.68 per share (the "November  Warrants").  As of March 27, 2005, a total of

348,014 of the November  Warrants have been  exercised for proceeds of $416,463.

The November Warrants contain provisions for specified anti-dilution adjustments and are exercisable for a term of 180 days after the Registration  Statement has been declared effective by the Securities and Exchange Commission  (Registration

Statement declared effective on January 24, 2005 creating an expiry term of July

23,  2005).  The  remaining   200,000  Warrants  may  be  exercised  by  certain

stockholders  and  their  transferees,  donees  or  successors  to  purchase  an aggregate of 200,000  shares of common  stock at an exercise  price of $5.00 per share  (the  "April  Warrants").  The  April  Warrants  contain  provisions  for specified anti-dilution adjustments and expire on December 31, 2005.

RECENT SALES OF UNREGISTERED SECURITIES

         As of the date of this  Annual  Report  and  during  fiscal  year ended

December  31,  2004,  to provide  capital,  we sold  stock in private  placement offerings,  issued  stock in exchange  for our debts or pursuant to  contractual agreements as set forth below.

PRIVATE  PLACEMENT  OFFERING OF  1,351,953  UNITS AND  EXCHANGE  OF  CONVERTIBLE

PROMISSORY NOTE

         On November 1, 2004, we completed the sale of an aggregate of 1,351,953 units (the "Units") at a purchase  price of $1.47 per Unit for gross proceeds of approximately  $1,987,370.  Further,  the holder of two outstanding  convertible promissory  notes from us in the  aggregate  principal  amount of $500,000  plus accrued interest of $12,637  exchanged the promissory notes and accrued interest for Units,  resulting in the issuance of an additional  348,733 Units. Each Unit consists of one share of our restricted common stock and one warrant to purchase a share of our  common  stock at an  exercise  price  of  $1.68  (the  "November

Warrants").  The resale of the  1,351,953  shares of common stock issued and the shares of common stock  issuable  upon  exercise of the November  Warrants  were

                                       28

covered under the Registration  Statement filed with the Securities and Exchange

Commission, which was declared effective January 24, 2005, as described above.

         C.K.  Cooper & Company of Irvine,  California  served as the  placement agent for the offering of Units.  The total  commission  paid or payable to C.K.

Cooper & Company in  connection  with the  offering of the Units was: (i) a cash payment of approximately $155,746 (which equal 8% of the total amount of capital received by us from the sale of the brokered  Units);  (ii) a cash payment equal to 5% of the  capital to be received  by us upon the  exercise  of the  November

Warrants (provided such exercise is within an applicable exercise period;  (iii)

warrants  to  purchase  46,353  shares of our  common  stock  equal to 4% of the aggregated gross proceeds  received or to be received by us in the offering from brokered  sales of the  Units  on terms  and  conditions  equal to the  November

Warrants issued; and (iv) $25,000 to cover legal and other  administrative costs incurred.

PRIVATE PLACEMENT OFFERING OF 1,000,000 UNITS

         During  fiscal year ended  December 31,  2004,  we engaged in a private placement  offering under  Regulation S and Rule 506 of Regulation D of the 1933

Securities  Act.  Pursuant  to the terms of the  private  placement,  we offered

1,000,000  units in our capital (the "Unit"),  at a subscription  price of $2.50 per Unit,  with each such Unit being  comprised  of one share of our  restricted common stock and one-half of one  non-transferable  share purchase  warrant (the

"April  Warrant").  Each such whole April Warrant entitles the holder thereof to purchase one additional  share of common stock at an exercise price of $5.00 per

April Warrant for a period commencing on the date of the issuance of the Unit by us and ending on December  31, 2005.  We sold  400,000  Units at $2.50 per Unit,

consisting  of 400,000  shares of  restricted  common  stock and  200,000  April

Warrants, for aggregate gross proceeds of $1,000,000.  The resale of the 400,000 shares of common  stock issued and the 200,000  shares of common stock  issuable upon  exercise  of the  April  Warrants  were  covered  under  the  Registration

Statement filed with the Securities and Exchange Commission,  which was declared effective January 24, 2005, as described above.

FORWARD STOCK SPLIT

         On January  14,  2004,  our board of  directors  pursuant to minutes of written consent in lieu of a special  meeting  authorized and approved a forward stock  split of  three-for-one  of our total  issued and  outstanding  shares of common stock (the "Forward Stock Split").

         The Forward Stock Split was effectuated  based on market conditions and upon a determination  by our board of directors that the Forward Stock Split was in our best interests and those of the shareholders. In our board's judgment the

Forward  Stock Split would result in an increase in our trading  float of shares of common  stock  available  for sale  resulting  in  facilitation  of  investor liquidity and trading  volume  potential.  The intent of the Forward Stock Split was to increase the marketability of our common stock.

         The Forward Stock Split was  effectuated  with a record date of January

26, 2004 upon filing the  appropriate  documentation  with  NASDAQ.  The Forward

Stock Split  increased our total issued and  outstanding  shares of common stock from 4,681,184 to  approximately  14,043,552  shares of common stock. The common stock will continue to carry a $0.00025 par value.

                                       29

INVESTOR COMMUNICATIONS INTERNATIONAL, INC. DEBT ("ICI")

         During fiscal year ended December 31, 2004, we incurred an aggregate of

$30,000 to ICI for services rendered.  We had entered into a two-year consulting

services  and  management   agreement  dated  January  1,  1999  with  ICI  (the

"Consulting  Services  Agreement"),  whereby  ICI  performed  a  wide  range  of management, administrative, financial, marketing and public company services. On

January 1, 2001, we renewed the Consulting  Services Agreement for an additional two-year  period.  Subsequent  to  January  1,  2003,  the  Consulting  Services

Agreement had been extended on a month-to-month basis.

         During  fiscal  year  ended  December  31,  2004,  we  entered  into  a settlement agreement (the "Settlement  Agreement") with ICI, in which we settled the $495,000 of debt due and owing to ICI. ICI subsequently  assigned its right,

title and  interest  into  such  debt to  certain  designated  holders  of Stock

Options,  and we agreed to accept  such  assignment  of debt as payment  for the exercise  price of $1.00 per  share.  We issued  495,000  shares of our  trading common  stock as  registered  under the S-8  Registration  Statement  to certain designees pursuant to the exercise of Stock Options at $1.00 per share.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The summarized consolidated financial data set forth in the table below is derived from and should be read in conjunction with our audited  consolidated financial  statements  for the period from  inception  (September  29,  2003) to

December 31, 2003 and the year ended  December 31, 2004,  including the notes to those  financial  statements  which are  included  in this  Annual  Report.  The discussion  herein of fiscal  year ended  December  31,  2004 does not include a comparison  to fiscal  year ended  December  31,  2003 since  fiscal  year ended

December 31, 2003 is a three-month fiscal year period.

         The acquisition of Lexington by Lexington  Resources,  Inc. on November

19, 2003, has been accounted for as a reverse  acquisition  with Lexington being treated  as the  accounting  parent and  Lexington  Resources,  Inc.,  the legal

parent,   being  treated  as  the  accounting   subsidiary.   Accordingly,   our

consolidated  results of  operations  include  those of Lexington for the period from its inception on September 29, 2003 and those of Lexington Resources,  Inc.

since the date of the reverse acquisition. The acquisition of Lexington has been

accounted  for  using  the  purchase  method  of  accounting.   All  significant

intercompany transactions and account balances have been eliminated.

         _____________________________________________________________________

                                                      FOR THE PERIOD FROM

                                                      INCEPTION (SEPTEMBER 29,

                                                      2003) TO DECEMBER 31,

                                                      2003

         _____________________________________________________________________

         Revenues                                   $         0

         _____________________________________________________________________

         Net Loss                                   $    42,149

         _____________________________________________________________________

                                                      FOR THE YEAR ENDED

                                                      DECEMBER 31, 2004

         _____________________________________________________________________

         Oil and Gas Revenue                        $   472,140

         _____________________________________________________________________

         Depletion                                      161,328

         _____________________________________________________________________

         Operating costs and taxes                       83,893

         _____________________________________________________________________

         Operating Income                               226,919

         _____________________________________________________________________

         Consulting Expenses- Stock Based             2,989,221

         _____________________________________________________________________

         General and Administrative                   3,268,455

         Interest expense                                61,932

         _____________________________________________________________________

         Net Loss for the Year                      $(6,092,689)

         _____________________________________________________________________

                                                      As of December 31, 2004

         _____________________________________________________________________

         Working Capital                            $  (382,953)

         _____________________________________________________________________

         Total Assets                                 3,095,248

         _____________________________________________________________________

         Total Number of Shares of Common Stock

         Outstanding                                 16,999,038

         _____________________________________________________________________

         Deficit                                     (7,568,155)

         _____________________________________________________________________

         Total Stockholders Equity                  $ 1,685,514

         _____________________________________________________________________

                                       30

MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATION

         FOR FISCAL YEAR ENDED DECEMBER 31, 2004

         Our net  losses  during  fiscal  year  ended  December  31,  2004  were approximately  ($6,092,689).  During  fiscal year ended  December 31,  2004,  we generated  $472,140 in gross revenue from the sale of gas produced from coal bed methane gas wells on the Wagnon Lease. The $472,140 in gross revenue was reduced by  operating  expenses  in the amount of  $245,221  consisting  of  $161,328 in depletion  and $83,893 in  operating  costs and taxes,  resulting  in  operating income of $226,919.

         During fiscal year ended  December 31, 2004, we incurred other expenses

of   approximately   $6,319,608.   These   operating   expenses   consisted  of:

(i)$2,989,221  in  stock-based  compensation  relating to the fair  valuation of

stock  options   granted  to   consultants;   (ii)  $3,268,455  as  general  and

administrative  expenses;  and (iii)  $61,932 as interest  expense.  General and administrative  expenses  generally  include corporate  overhead,  financial and administrative contracted services, marketing, and consulting costs.

         Operating  expenses incurred during fiscal year ended December 31, 2004 increased  primarily  due to an  increase  in  operating  costs  and  taxes  and depletion  associated  with  the  acquisition  and  development  of oil  and gas properties.  Other expenses  incurred during fiscal year ended December 31, 2004 increased  primarily due to an increase in general and  administrative  expenses relating to corporate  marketing  and the  recording of the non-cash  expense of

$2,989,221 in connection with the grant of 2,200,000 Stock Options.

         Of the $6,319,608  incurred as other expenses  during fiscal year ended

December  31, 2004,  an  aggregate  of $30,000 was  incurred  payable to ICI for amounts due and owing for operational  management,  administrative and financial services  rendered for the quarter  ended March 31, 2004  pursuant to a month to month  contractual  arrangement  which  ended  March 31, 2004 (thus no fees were incurred to ICI during the remaining quarters of fiscal year 2004). We also owed

ICI an  aggregate  amount of $74,228 in loans  inclusive  of  interest of $3,033 accrued at ten percent (10%) per annum on outstanding loans.  During fiscal year ended  December 31, 2004,  we paid $72,761 to ICI in loans and accrued  interest leaving a total of $3,033 in accrued  interest due and owing to ICI.  During the first quarter,  we settled $200,000 of the amounts due and owing ICI pursuant to

                                       31

which ICI  assigned  its  right,  title and  interest  into such debt to certain designated holders of Stock Options,  and we agreed to accept such assignment of debt  as  payment  for  the  exercise  price  of  $0.50  per  share  of  400,000

(pre-forward stock split) Stock Options held by such designated holders.  During the second  quarter,  we  settled  $495,000  of amounts  due and owing to ICI in exchange for issuance of 495,000 shares of our restricted  common stock pursuant to the exercise of options by ICI at $1.00 per share.

         Of the $6,319,608  incurred as other expenses  during fiscal year ended

December 31, 2004, an aggregate of $60,000 was incurred payable to International

Market   Trends  AG  ("IMT")  for   amounts  due  and  owing  for   operational,

administrative,  and  financial  services  rendered.  On November 10,  2003,  we entered  into a  consulting  agreement  with IMT (the  "Consulting  Agreement"),

whereby IMT performs a wide range of management, administrative,  financial, and business development services to us.

         Our  net  loss  during   fiscal  year  ended   December  31,  2004  was

($6,092,689) or ($0.39) per share compared to a net loss of ($42,149) or ($0.00)

per share for fiscal year ended December 31, 2003.  The weighted  average number of shares outstanding was 15,817,033 at December 31, 2004 compared to 10,303,797 at December 31, 2003.

LIQUIDITY AND CAPITAL RESOURCES

         As at fiscal year ended  December  31,  2004,  our current  assets were

$462,866  and our current  liabilities  were  $845,819,  resulting  in a working capital deficit of $382,953.  As at fiscal year ended December 31, 2004, current assets were  comprised  of: (i) $326,293 in cash;  and (ii) $136,573 in accounts receivable.  As at fiscal year ended December 31, 2004, current liabilities were comprised  of: (i) $617,000 in current  portion of drilling  advances;  and (ii)

$228,819 in accounts payable and accrued liabilities.

         As at fiscal  year ended  December  31,  2004,  our total  assets  were

$3,112,231  comprised  of: (i) $462,866 in current  assets;  (ii)  $1,209,938 in carrying value of proved oil and gas properties (net of accumulated depreciation of  $161,328);  (iii)  $1,419,447  in  carrying  value of  unproved  oil and gas properties;  and (iv) $2,997 in other property and equipment (net of accumulated depreciation. The increase in total assets during fiscal year ended December 31,

2004 was primarily due to the increase in carrying  value of proved and unproved oil and gas properties and an increase in accounts receivable.

         As at fiscal year ended December 31, 2004, our total  liabilities  were

$1,409,734 comprised of: (i) $845,819 in current liabilities;  and (ii) $563,915 in long-term drilling advances.  The increase in total liabilities during fiscal year ended  December  31,  2004 from  fiscal  year ended  December  31, 2003 was primarily  due to the increase in drilling  advances  and  accounts  payable and accrued liabilities.

Stockholders' equity increased from $697,818 for December 31, 2003 to $1,685,514 for December 31, 2004.

         We have not generated  positive cash flows from  operating  activities.

For  fiscal  year  ended  December  31,  2004,  net cash flow used in  operating activities was $2,346,996, consisting primarily of a net loss of $6,092,689. Net cash flows used in operating  activities was adjusted by $2,989,221 to reconcile the non-cash expense of the grant of 2,200,000 Stock Options.

                                       32

         During  fiscal year ended  December  31,  2004,  net cash flows used in investing  activities  was  $2,674,204,  which was  primarily  the result of the acquisition of our oil and gas properties.

         During  fiscal  year  ended  December  31,  2004,  net cash  flow  from financing activities was $4,996,073  pertaining primarily to $3,766,625 received from proceeds on the sale of our common stock, $500,000 received pursuant to the issue of  convertible  promissory  notes,  and $830,915 in proceeds for drilling from private third parties.

         As at December  31, 2004,  our current  assets were  $462,866,  current liabilities  were $845,819,  resulting in a working capital deficit of $382,953.

We expect that working capital requirements will continue to be funded through a combination  of our  existing  funds,  cash flow  from  operations  and  further issuances  of  securities.  Our working  capital  requirements  are  expected to increase in line with the growth of our business.

PLAN OF OPERATION AND FUNDING

         On November 1, 2004, we completed the sale of an aggregate of 1,351,953

Units at a purchase price of $1.47 per Unit for gross proceeds of  approximately

$1,987,371.  Further,  the holder of two of our outstanding  promissory notes in the  aggregate  principal  amount of $500,000  plus accrued  interest of $12,637 exchanged the promissory notes and accrued interest for Units,  resulting in the issuance of an additional  348,733 Units. Each Unit consists of one share of our common  stock and one  Warrant to  purchase  a share of our  common  stock at an exercise price of $1.68. The November Warrants are exercisable for a term of 180 days after the  Registration  Statement filed by us for the resale of the common

stock  and  the  shares  of  common  stock  underlying  the  November   Warrants

(Registration  Statement  declared  effective  on January 24,  2005  creating an expiry term of July 23, 2005). The April Warrants expire on December 31, 2005.

         Existing   working   capital,   further   advances  and  possible  debt

instruments, warrant exercises, further private placements, and anticipated cash flow  are  expected  to be  adequate  to fund our  operations  over the next six months.  We have no  lines  of  credit  or other  bank  financing  arrangements.

Generally,  we have  financed  operations  to date  through the  proceeds of the private placement of equity and debt securities. In connection with our business plan,  management  anticipates  additional  increases in operating  expenses and capital  expenditures  relating to: (i) oil and gas operating  properties;  (ii)

drilling  initiatives;  and (iii)  property  acquisitions.  We intend to finance these expenses with further issuances of securities,  debt and or advances,  and revenues from operations. Thereafter, we expect we will need to raise additional capital and increase its revenues to meet long-term operating requirements.

         Additional  issuances of equity or  convertible  debt  securities  will result in dilution to our current  shareholders.  Further, such securities might have rights,  preferences or privileges  senior to our common stock.  Additional financing may not be available  upon  acceptable  terms,  or at all. If adequate funds are not available or are not available on acceptable  terms, we may not be able to take advantage of prospective new business  endeavors or  opportunities,

which could significantly and materially restrict our business operations.

         The independent auditors' report accompanying our December 31, 2004 and

December 31, 2003  consolidated  financial  statements  contains an  explanatory paragraph expressing  substantial doubt about our ability to continue as a going

                                       33

concern. The consolidated financial statements have been prepared "assuming that we will continue as a going  concern," which  contemplates  that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

MATERIAL COMMITMENTS

DRILLING ADVANCES

         As of the date of this Annual Report,  we are committed to drilling one additional well on the Wagnon Lease,  the Caleigh #4-2 well, and have elected to participate  in the  drilling  of a well  on the  Panther  Creek  Prospect  with

Newfield.  Subsequent to December 31, 2004, we received an additional  $270,000,

which  provides all the capital  required for  drilling  and  completion  of the

Caleigh  #4-2 well.  The  estimated  cost to drill and complete the Caleigh #4-2 well is $405,000.

THE WYNN AGREEMENT

         On June 24, 2004, we entered into an agreement  with Jack Wynn & Co. to place feature news stories about Lexington Resources, Inc. in national, regional and local  business  investment and trade media outlets and provide other public relations  services (the "Wynn Agreement").  Pursuant to the Wynn Agreement,  we

were  obligated  to pay Jack Wynn & Co.  $7,000 per month to place  feature news stories about Lexington Resources, Inc. in national, regional and local business investment and trade media outlets and provide other investor relation services.

The Wynn Agreement expires on June 30, 2005 but was suspended in December 2004.

PROMISSORY NOTES

         During  April  and  June  2004,  we  borrowed  $400,000  and  $100,000,

respectively, from a third-party pursuant to two promissory notes (the "Notes").

Pursuant to the terms and provisions of the Notes:  (i) interest accrues monthly at the U.S.  prime  lending  rate plus 1% simple  interest  per annum;  (ii) the holder has the right to convert  the  $400,000  principal  amount  plus  accrued interest thereon into shares of common stock at the rate of $5.00 per share; and

(iii) the holder has the right to convert  the  $100,000  principal  amount plus accrued  interest  thereon  into shares of common stock at the rate of $2.50 per share.

         The  holder  of two  outstanding  convertible  promissory  notes in the aggregate  principal  amount  of  $500,000  plus  accrued  interest  of  $12,637 exchanged the promissory notes and accrued interest for Units,  resulting in the issuance of an additional 348,733 Units. Each Unit costing $1.47 consists of one share of  restricted  common  stock and one  warrant to  purchase a share of our common  stock at an  exercise  price of  $1.68.  The  common  stock  and  shares underlying  the warrants  were  subsequently  registered.  (See "Recent Sales of

Unregistered Securities").

PURCHASE OF SIGNIFICANT EQUIPMENT

         We do not intend to purchase any significant  equipment during the next twelve months.

                                       34

RECENT ACCOUNTING PRONOUNCEMENTS

         In  March  2004,  the  FASB  issued  EITF  No.  03-1,  THE  MEANING  OF

OTHER-THAN-TEMPORARY  IMPAIRMENT  AND ITS  APPLICATION  TO  CERTAIN  INVESTMENTS

("EITF 03-1"). The objective of EITF 03-1 is to provide guidance for identifying impaired  investments.  EITD 03-1 also provides new disclosure  requirements for investments  that are deemed to be  temporarily  impaired.  In October 2004, the

FASB  delayed the  recognition  and  measurement  provisions  of EITF 03-1 until implementation guidance is issued. The disclosure requirements are effective for annual  periods  ending  after June 15, 2004,  and remain in effect.  Management believes  that the adoption of EITF 03-1 will not have a material  impact on the

Company's financial condition or results of operations.

         In November 2004, the FASB issued SFAS No. 151,  INVENTORY COSTS ("SFAS

151").  SFAS 151  requires  issuers to treat  idle  facility  expense,  freight,

handling  costs,  and  wasted  material  (spoilage)  as  current-period  charges regardless of whether such charges are considered  abnormal.  In addition,  SFAS

151  requires  the  allocation  of fixed  production  overheads  to the costs of conversion be based on the normal  capacity of the production  facilities.  SFAS

151 will be effective for all inventory costs incurred in fiscal years beginning after June 15, 2005.  Management believes the adoption of this standard will not have a  material  impact on the  Company's  financial  position  or  results  of operations.

         In  December  2004,  the FASB  issued  SFAS  No.  123  (Revised  2004),

SHARE-BASED  PAYMENT  ("SFAS  123(R)"),  which  requires the  compensation  cost related to  share-based  payments,  such as stock  options  and  employee  stock purchase  plans,  be  recognized  in  the  financial  statements  based  on  the grant-date  fair value of the award.  SFAS 123(R) is  effective  for all interim periods  beginning after December 15, 2005.  Management is currently  evaluating the impact of this standard on the Company's  financial condition and results of operations. The Company has provided information herein related to the pro forma effects on the  Company's  reported  net loss and net loss per share of applying the fair value recognition  provisions of the previous SFAS No. 123,  Accounting for Stock-Based Compensation, to stock-based employee compensation.

         In  December  2004,  the  FASB  issued  SFAS  No.  153,   EXCHANGES  OF

NON-MONETARY  ASSETS,  AN  AMENDMENT  OF APB  OPINION  NO.  29,  ACCOUNTING  FOR

NON-MONETARY  TRANSACTIONS  ("SFAS  153") SFAS 153  requires  that  exchanges of non-monetary  assets are to be measured  based on fair value and  eliminates the exception for exchanges of non-monetary,  similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS

153 will be  effective  for  fiscal  periods  beginning  after  June  15,  2005.

Management  does not  believe  that the  adoption of this  standard  will have a material impact on the Company's financial condition or results of operations.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

         We believe the following critical  accounting  policies affect our more significant  judgments and estimates  used in the  preparation  of our financial statements.

ACCOUNTING FOR NATURAL GAS AND OIL PRODUCING ACTIVITIES

         We use the full cost  method to  account  for our  natural  gas and oil producing activities.  Under this accounting method, we capitalize substantially all of the costs incurred in connection with the acquisition,  development,  and exploration  of natural gas and oil  reserves in full cost pools  maintained  by geographic  areas,  regardless of whether  reserves are actually  discovered and

                                       35

apply a  quarterly  full  cost  ceiling  test.  Adverse  changes  in  conditions

(primarily  gas price  declines)  could result in permanent  write-downs  in the carrying  value  of oil  and gas  properties  as well  as  non-cash  charges  to operations.

RESERVE ESTIMATES

         Our  estimates  of oil and  natural gas  reserves,  by  necessity,  are

projections   based  on  geological   and   engineering   data,  and  there  are

uncertainties  inherent  in the  interpretation  of  such  data  as  well as the projection  of  future  rates  of  production  and  the  timing  of  development

expenditures.   Reserve  engineering  is  a  subjective  process  of  estimating underground  accumulations of oil and natural gas that are difficult to measure.

The  accuracy of any reserve  estimate is a function of the quality of available data,  engineering  and  geological  interpretation  and judgment.  Estimates of economically  recoverable oil and natural gas reserves and future net cash flows necessarily  depend upon a number of variable factors and assumptions  which are not limited to historical production from the area compared with production from other  producing  areas,  the assumed  effects of  regulations  by  governmental agencies and  assumptions  governing  future oil and natural gas prices,  future operating costs, severance and excise taxes, development costs and work-over and remedial  costs,  and assumed  commodity  prices,  all of which may in fact vary

considerably  from  actual  results.   For  these  reasons,   estimates  of  the

economically  recoverable  quantities of oil and natural gas attributable to any particular group of properties,  classifications  of such reserves based on risk of recovery,  and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves,  which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas  properties.  Actual  production,  revenues  and  expenditures  with respect to our reserves will likely vary from estimates,  and such variances may be material.

         Many factors will affect actual net cash flows, including:

          -    the amount and timing of actual production;

          -    supply and demand for natural gas;

          -    curtailments   or  increases  in   consumptions  by  natural  gas

               purchasers;

          -    changes in governmental regulation or taxation; and

          -    oil and gas commodity price changes.

PROPERTY, EQUIPMENT AND DEPRECIATION

         We  follow  the  full  cost  method  of  accounting  for  oil  and  gas properties.  Under this method all production  costs incurred in connection with the  exploration  for and  development of oil and gas reserves are  capitalized.

These  capitalized costs include lease  acquisition,  geological and geophysical work,  delay  rentals,  drilling,  completing  and  equipping oil and gas wells,

including  salaries,  benefits and other internal  salary related costs directly attributable to these activities.

         Costs associated with production and general  corporate  activities are expensed in the period incurred.  Interest costs related to unproved  properties and properties under development also are capitalized to oil and gas properties.

If the net investment in oil and gas  properties  exceeds an amount equal to the sum of (1) the  standardized  measure of  discounted  future net cash flows from proved reserves, and (2) the lower of cost or fair market value of properties in

                                       36

process of development and unexplored acreage,  the excess is charged to expense as additional  depletion.  Normal  dispositions  of oil and gas  properties  are accounted  for as  adjustments  of  capitalized  costs,  with  no  gain  or loss recognized.  As a result, we are required to estimate our proved reserves at the end of each  quarter,  which is subject to the  uncertainties  described  in the previous section.

ITEM 7. FINANCIAL STATEMENTS

        REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DATED

        MARCH 24, 2005                                                   F-2

        CONSOLIDATED BALANCE SHEETS AS AT DECEMBER 31, 2004 AND

        DECEMBER 31, 2003                                                F-3

        CONSOLIDATED STATEMENTS OF OPERATIONS FOR FISCAL YEAR ENDED

        DECEMBER 31, 2004 AND FOR THE PERIOD FROM SEPTEMBER 29, 2003

        (INCEPTION) TO DECEMBER 31, 2003                                 F-4

        CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD

        FROM SETPEMBER 29, 2003 (INCEPTION) TO DECEMBER 31, 2004         F-5

        CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED

        DECEMBER 31, 2004 AND FOR THE PERIOD FROM SEPTEMBER 29, 2003

        (INCEPTION) TO DECEMBER 31, 2004                                 F-6

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                       F-7

                                       37

                            LEXINGTON RESOURCES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      F-1

DALE MATHESON

CARR-HILTON LABONTE

CHARTERED ACCOUNTANTS

LETTERHEAD APPEARS HERE

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

________________________________________________________________________________

To the Stockholders and Board of Directors of Lexington Resources, Inc.

We have audited the consolidated  balance sheets of Lexington  Resources Inc. as at December  31, 2004 and 2003 and the  consolidated  statement  of  operations,

stockholders' equity and cash flows for the year ended December 31, 2004 and the period from September 29, 2003 (inception) to December 31, 2003. These financial

statements   are  the   responsibility   of  the   Company's   management.   Our

responsibility  is to express an opinion on these financial  statements based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company

Accounting Oversight Board (United States). Those standards require that we plan and  perform  an audit to obtain  reasonable  assurance  whether  the  financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall

financial  statement  presentation.   We  believe  that  our  audits  provide  a

reasonable basis for our opinion.

In our opinion,  these consolidated  financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows and the changes in stockholders'  equity for the periods then ended,  in conformity with accounting principles generally accepted in the United States of America.

The accompanying  consolidated  financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements,  to date the Company has reported significant losses since inception from operations and requires  additional funds to meet its obligations and fund the costs of its  operations.  These  factors raise  substantial  doubt about the Company's ability to continue as a going concern.  Management's  plans in this regard are described in Note 1. The financial  statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             "DALE MATHESON CARR-HILTON LABONTE"

                                                          CHARTERED ACCOUNTANTS

Vancouver, B.C.

March 24 , 2005

                                      F-2




                            LEXINGTON RESOURCES, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                          December 31,     December 31,

                                                                              2004             2003

______________________________________________________________________________________________________


                                     ASSETS

CURRENT ASSETS

   Cash                                                                   $   326,293      $   351,420

   Accounts receivable                                                        136,573                -

   Prepaid expenses                                                                 -              450

______________________________________________________________________________________________________

                                                                              462,866          351,870

______________________________________________________________________________________________________

PROPERTY AND EQUIPMENT, at cost (Note 4)

     Oil and gas properties, full cost method of accounting

           Proved, net of accumulated depletion of $161,328                 1,209,938                -

           Unproved                                                         1,419,447          120,000

______________________________________________________________________________________________________

                                                                            2,629,385          120,000

      Other property and equipment, net of accumulated depreciation             2,997                -

______________________________________________________________________________________________________

                                                                            2,632,382          120,000

______________________________________________________________________________________________________

                                                                          $ 3,095,248      $   471,870

======================================================================================================

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES

   Accounts payable and accrued liabilities                               $   228,819      $    23,221

   Current portion of drilling advances (Note 5)                              617,000          350,000

   Due to related parties (Note 9)                                                  -          796,467

______________________________________________________________________________________________________

                                                                              845,819        1,169,688

DRILLING ADVANCES (Note 5)                                                    563,915                -

______________________________________________________________________________________________________

                                                                            1,409,734        1,169,688

______________________________________________________________________________________________________

CONTINGENCIES AND COMMITMENTS (Notes 1, 5 & 12)

STOCKHOLDERS' EQUITY (DEFICIENCY) (Note 7)

   Common stock $0.00025 par value: 200,000,000 shares authorized

   Preferred stock, $0.001 par value: 75,000,000 shares authorized

     Issued and outstanding:

        16,999,038 common shares (2003 - 12,843,552)                            4,250            3,211

          Additional paid-in capital                                        8,947,604          761,937

        Common stock purchase warrants                                        301,815           12,500

         Deficit                                                           (7,568,155)      (1,475,466)

______________________________________________________________________________________________________

                                                                            1,685,514         (697,818)

______________________________________________________________________________________________________

                                                                          $ 3,095,248      $   471,870

======================================================================================================

The  accompanying  notes are an integral  part of these  consolidated  financial statements.



                                      F-3




                            LEXINGTON RESOURCES, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  For the period from

                                                                   September 29, 2003

                                                                      (inception)

                                               For the year                to

                                           ended December 31,         December 31,

                                                  2004                    2003

______________________________________________________________________________________

                                                                        (Note 1)


OIL AND GAS REVENUE                           $   472,140             $         -

______________________________________________________________________________________

EXPENSES

     Depletion                                    161,328                       -

     Operating costs and taxes                     83,893                       -

______________________________________________________________________________________

                                                  245,221                       -

______________________________________________________________________________________

OPERATING INCOME                                  226,919                       -

______________________________________________________________________________________

OTHER EXPENSES

   Consulting - stock based (Note 8)            2,989,221                       -

   General and administrative                   3,268,455                  32,739

   Interest expense                                61,932                   9,410

______________________________________________________________________________________

                                                6,319,608                  42,149

______________________________________________________________________________________

NET LOSS FOR THE YEAR                         $(6,092,689)            $   (42,149)

======================================================================================

BASIC NET LOSS PER SHARE                      $     (0.39)            $     (0.00)

======================================================================================

WEIGHTED AVERAGE COMMON

SHARES OUTSTANDING                             15,817,033              10,303,797

======================================================================================

The  accompanying  notes are an integral  part of these  consolidated  financial statements.



                                      F-4




                            LEXINGTON RESOURCES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                         Deficit

                                                                                                       Accumulated

                                                                        Additional    Common Stock       During

                                                   Common stock          Paid-In        Purchase       Exploration

                                               Shares       Amount       Capital        Warrants          Stage            Total

___________________________________________________________________________________________________________________________________


Issued for cash at $.0001 per share          3,000,000     $    300    $          -     $      -       $          -     $       300

___________________________________________________________________________________________________________________________________

Lexington balance, November 19, 2003         3,000,000          300               -            -                  -             300

LRI balance, November 19, 2003 (Note 7)     10,593,552       39,833      15,981,933            -        (17,452,735)     (1,430,969)

Reverse acquisition recapitalization

adjustment                                  (3,000,000)     (37,485)    (15,981,933)           -         16,019,418               -

___________________________________________________________________________________________________________________________________

Balance post-reverse acquisition            10,593,552        2,648               -            -         (1,433,317)     (1,430,669)

Private placement at $0.83 per unit            300,000           75         237,425       12,500                  -         250,000

Issuance of common stock on exercise of

options                                      1,650,000          413         274,587            -                  -         275,000

Issuance of common stock on settlement of

debt at $0.83 per share                        300,000           75         249,925            -                  -         250,000

Net loss, period ended December 31, 2003             -            -               -            -            (42,149)        (42,149)

___________________________________________________________________________________________________________________________________

Balance, December 31, 2003                  12,843,552        3,211         761,937       12,500         (1,475,466)       (697,818)

Common stock purchase warrants expired               -            -          12,500      (12,500)                 -               -

Feb 2, 2004 - stock based compensation (Note

8)                                                   -            -       2,989,221            -                  -       2,989,221

Private placement 2.50 per unit                439,800          110         954,890       45,000                  -       1,000,000

Discount on Convertible Debenture (Note 6)           -            -          50,000            -                  -          50,000

Private placement 1.47 per unit for cash and

settlement of Convertible Debentures (Note

7)                                           1,700,686          425       2,035,355      256,815                  -       2,292,595

Fair market value of additional

consideration on conversion of Convertible

Debentures (Note 6)                                                         489,205            -                  -         489,005

Issuance of common stock on exercise of

options @ $0.167 per share                   1,200,000          300         199,700            -                  -         200,000

Issuance of common stock on exercise of

options @ $1.00 per share                      495,000          124         494,876                                         495,000

Issuance of common stock on exercise of

options @ $3.00 per share                      320,000           80         959,920            -                  -         960,000

Net loss, year ended December 31, 2004               -            -               -            -         (6,092,689)     (6,092,689)

___________________________________________________________________________________________________________________________________

Balance, December 31, 2004                  16,999,038     $  4,250    $  8,947,604     $301,815       $(7,568,155)     $ 1,685,514

===================================================================================================================================

All share  amounts  have been  restated  to reflect the 300:1  reverse  split in

November 2003 and the 3:1 forward split in January 2004. (Refer to Note 7.)

The  accompanying  notes are an integral  part of these  consolidated  financial statements.



                                      F-5




                            LEXINGTON RESOURCES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                     For the period

                                                                                                               from

                                                                                                 September 29, 2003

                                                                                For the Year         (inception) to

                                                                                       Ended      December 31, 2003

                                                                                December 31,

                                                                                        2004

___________________________________________________________________________________________________________________

                                                                                                      (Note 1)


CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the year                                                           $ (6,092,689)         $ (42,149)

Adjustments to reconcile net loss to net cash from operating activities:

       Stock-based consulting fees                                                 2,989,221                  -

       Finance fees                                                                  512,538                  -

       Oil and gas depletion                                                         161,328                  -

       Accrued interest                                                               12,637                  -

       Depreciation                                                                      494                  -

  Changes in working capital assets and liabilities

       Prepaid expenses                                                                  450               (450)

       Accounts receivable                                                          (136,573)                 -

       Accounts payable                                                              205,598            (15,724)

___________________________________________________________________________________________________________________

NET CASH FLOWS USED IN OPERATING ACTIVITIES                                       (2,346,996)           (58,323)

___________________________________________________________________________________________________________________

CASH FLOWS FROM INVESTING ACTIVITIES

  Cash acquired on acquisition of Lexington Oil & Gas Co. LLC                              -                900

    Fixed assets                                                                      (3,491)                 -

  Oil and gas properties                                                          (2,670,713)          (120,000)

___________________________________________________________________________________________________________________

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                       (2,674,204)          (119,100)

___________________________________________________________________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES

    Drilling advances                                                                830,915                  -

    Advances payable                                                                (101,467)           278,543

    Convertible Promissory Notes                                                     500,000                  -

  Net proceeds on sale of common stock                                             3,766,625            250,300

___________________________________________________________________________________________________________________

NET CASH FLOWS FROM FINANCING ACTIVITIES                                           4,996,073            528,843

___________________________________________________________________________________________________________________

INCREASE (DECREASE) IN CASH                                                          (25,127)           351,420

CASH, BEGINNING OF YEAR                                                              351,420                  -

___________________________________________________________________________________________________________________

CASH, END OF YEAR                                                               $    326,293          $ 351,420

===================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION (Refer to Note 11)

The  accompanying  notes are an integral  part of these  consolidated  financial statements.



                                      F-6

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 1:  NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION

________________________________________________________________________________

By Share Exchange Agreement dated November 19, 2003, Lexington  Resources,  Inc.

(formerly Intergold Corporation) ("LRI" or "the Company"), a Nevada corporation,

acquired 100% of the issued and  outstanding  shares of Lexington Oil & Gas Ltd.

Co. LLC, (an exploration stage company) ("Lexington"), in exchange for 9,000,000

(3,000,000 pre January 26, 2004 3:1 forward split)  restricted  shares of common stock of the Company representing 85% of the total issued and outstanding shares of the  Company at the time.  In  connection  with this  transaction,  Intergold

Corporation changed its name to Lexington Resources, Inc. (Refer to Note 3.)

This acquisition has been accounted for as a reverse  acquisition with Lexington being treated as the accounting parent and LRI, the legal parent,  being treated

as  the  accounting  subsidiary.   Accordingly,   the  consolidated  results  of

operations  of the Company  include  those of Lexington  for the period from its inception on  September  29, 2003 and those of LRI since the date of the reverse acquisition.

Lexington is an Oklahoma Limited Liability Corporation incorporated on September

29, 2003 formed for the purposes of the  acquisition  and development of oil and natural gas properties in the United States,  concentrating  on coal bed methane gas  acquisition and production  initiatives.  As planned  principal  operations commenced in 2004 the Company is no longer considered to be an exploration stage company.

GOING CONCERN

The consolidated financial statements have been prepared on the basis of a going concern which  contemplates  the  realization of assets and the  satisfaction of liabilities in the normal course of business.  The Company has a working capital deficit of $382,953,  has incurred  losses since  inception of  $7,568,155,  and further losses are  anticipated in the development of its oil and gas properties raising  substantial  doubt as to the  Company's  ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on raising  additional  capital to fund  ongoing  research and  development  and ultimately on generating future profitable operations. The Company will continue to fund operations with advances,  other debt sources, further equity placements and the expected exercise of outstanding warrants.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

________________________________________________________________________________

(a)      PRINCIPLES OF CONSOLIDATION

The consolidated  financial  statements  include the accounts of the Company and its  wholly-owned  subsidiary,  Lexington.  Lexington  was  acquired  by reverse acquisition on November 19, 2003. All significant intercompany  transactions and account balances have been eliminated.

(b)      OIL AND GAS PROPERTIES

The  Company  follows  the full cost  method of  accounting  for its oil and gas operations  whereby all costs related to the acquisition of methane,  petroleum,

and natural gas interests are capitalized. Under this method, all productive and nonproductive  costs  incurred  in  connection  with  the  exploration  for  and development of oil and gas reserves are capitalized. Such costs include land and lease acquisition  costs,  annual carrying charges of non-producing  properties,

geological and geophysical costs, costs of drilling and equipping productive and non-productive  wells,  and direct  exploration  salaries and related  benefits.

Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related  capitalized  costs without  recognition of a gain or loss unless the  disposal  would  result in a change of 20 percent or more in the  depletion rate. The Company currently operates solely in the U.S.A.

Depreciation  and depletion of proved oil and gas  properties is computed on the

units-of-production   method  based  upon  estimates  of  proved  reserves,   as

determined by  independent  consultants,  with oil and gas being  converted to a common unit of measure based on their relative energy content.

The costs of acquisition  and  exploration  of unproved oil and gas  properties,

including  any  related  capitalized   interest  expense,  are  not  subject  to

depletion,  but  are  assessed  for  impairment  either  individually  or  on an aggregated  basis. The costs of certain  unevaluated  leasehold acreage are also not  subject to  depletion.  Costs not  subject to  depletion  are  periodically assessed for possible impairment or reductions in value. If a reduction in value has  occurred,  costs  subject to  depletion  are  increased or a charge is made against  earnings  for  those  operations  where  a  reserve  base  is  not  yet established.

                                      F-7

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

________________________________________________________________________________

Estimated future removal and site  restoration  costs are provided over the life of  proven  reserves  on  a  units-of-production  basis.  Costs,  which  include production equipment removal and environmental  remediation,  are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry  standards.  The charge is included in the provision for depletion and depreciation and the actual  restoration  expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized  costs which limits such costs to the aggregate of the estimated  present value,  using a ten percent  discount rate of the estimated  future net revenues from production of proven reserves at year end at market  prices less future  production,  administrative,  financing,

site  restoration,  and  income  tax costs  plus the lower of cost or  estimated market value of unproved  properties.  If  capitalized  costs are  determined to exceed estimated future net revenues,  a write-down of carrying value is charged to depletion in the period.

(c)      ASSET RETIREMENT OBLIGATIONS

The Company has adopted the  provisions of SFAS No. 143,  "Accounting  for Asset

Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset  retirement  obligation  to be  recognized in the period in which it is incurred  if a  reasonable  estimate of fair value can be made.  The  associated asset  retirement  costs are  capitalized as part of the carrying  amount of the related  oil  and  gas  properties.  As of  December  31,  2004  management  has determined that there are no material asset retirement obligations.

(d)      EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing  earnings (loss) for the period by the  weighted  average  number of common  shares  outstanding  for the period.  Diluted  earnings  (loss) per share reflects the potential  dilution of securities by including  other  potential  common stock,  including  convertible preferred  shares,  in the weighted average number of common shares  outstanding for a period  and is not  presented  where  the  effect  is  anti-dilutive.  The presentation  is only of  basic  earnings  (loss)  per  share as the  effect  of potential  dilution of securities  has no impact on the current  period's  basic earnings (loss) per share.  Loss per share,  as presented,  has been restated to reflect the forward stock split described in Note 7. The weighted average number of  shares  outstanding  prior to the  reverse  acquisition  is deemed to be the number of  shares  issued  in  connection  with the  reverse  acquisition  being

9,000,000 shares (3,000,000 pre January 26, 2004 3:1 forward split).

(e)      REVENUE RECOGNITION

Oil and natural gas revenues are recorded  using the sales  method,  whereby the

Company  recognizes  oil and natural gas revenue  based on the amount of oil and gas sold to  purchasers,  when  title  passes,  the amount is  determinable  and collection is reasonably assured.

(f)      FINANCIAL INSTRUMENTS

The  fair  values  of  cash,  accounts  receivable,  accounts  payable,  accrued liabilities,  drilling  advances  and  advances  due  to  related  parties  were estimated  to  approximate  their  carrying  values  due  to  the  immediate  or short-term maturity of these financial instruments. The Company's operations are currently in the State of Oklahoma,  in the United  States,  and as a result the

Company is not subject to  significant  exposure to market risks from changes in foreign currency rates.

The Company's financial instruments that are exposed to concentrations of credit risk consist  primarily of cash and accounts  receivable.  The Company's cash is held at a major financial  institution.  The Company manages and controls market and credit risk through  established formal internal control  procedures,  which are reviewed on an ongoing basis.

The  Company  sells  its  gas  to  only  one  customer  as  there  is  currently insufficient  production  for  multiple  purchasers.  The  Company  manages  and controls this situation by ensuring it only deals with gas  purchasers  that are reputable and are well established.

(g)      CONCENTRATION OF CREDIT RISK

Substantially  all of the  Company's  sales are to one party.  Consequently  the

Company is exposed to a concentration of credit risk.

                                      F-8

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

________________________________________________________________________________

(h)      USE OF ESTIMATES

The preparation of these consolidated  financial  statements requires the use of

certain   estimates  by  management  in   determining   the  Company's   assets,

liabilities,  revenues  and  expenses.  Actual  results  could  differ from such estimates.  Depreciation,  depletion and  amortization of oil and gas properties and the impairment of oil and gas properties are determined  using  estimates of oil and gas  reserves.  There  are  numerous  uncertainties  in  estimating  the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, plug,

and restore the Company's  properties.  Oil and gas reserve  engineering must be recognized as a subjective  process of estimating  underground  accumulations of oil and gas that cannot be measured in an exact way.  Proved reserves of oil and natural gas are  estimated  quantities  that  geological  and  engineering  data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing conditions.

(i)      STOCK-BASED COMPENSATION

In December  2002, the Financial  Accounting  Standards  Board  ("FASB")  issued

Financial Accounting Standard No. 148, "Accounting for Stock-Based  Compensation

- -  Transition and Disclosure" ("SFAS No. 148"),  an  amendment  of Financial

Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No.

123").  The  purpose of SFAS No. 148 is to: (1) provide  alternative  methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based  employee  compensation,  (2) amend the disclosure provisions  to require  prominent  disclosure  about the effects on reported net income of an entity's  accounting  policy  decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.  The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended December 31, 2003.

The  Company  has  elected to  continue  to  account  for  stock-based  employee compensation  arrangements  in  accordance  with the  provisions  of  Accounting

Principles  Board Opinion No. 25,  "ACCOUNTING  FOR STOCK ISSUED TO  EMPLOYEES",

("APB No.  25") and comply  with the  disclosure  provisions  of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS

No. 123 the  Company  applies  the fair  value  method  using the  Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB

No. 25, compensation  expense is recognized based on the difference,  if any, on the date of grant  between the estimated  fair value of the Company's  stock and the amount an employee  must pay to acquire the stock.  Compensation  expense is recognized  immediately  for past services and pro-rata for future services over the option-vesting period.

The following  table  illustrates  the pro forma effect on net income (loss) and net income (loss) per share as if the Company had accounted for its  stock-based employee  compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 8:




                                                                             For the period from

                                                                              September 29, 2003

                                                              Year ended          (inception) to

                                                       December 31, 2004       December 31, 2003

                                                      __________________________________________


Net loss for the year                  As reported        $ (6,092,689)           $ (42,149)

SFAS 123 compensation expense          Pro-forma              (692,051)                   -

                                                      __________________________________________

Net loss for the year                  Pro-forma          $ (6,784,740)           $ (42,149)

                                                      ==========================================

Pro-forma basic net loss per share     Pro-forma          $      (0.43)           $   (0.00)

                                                      ==========================================



The Company accounts for equity  instruments  issued in exchange for the receipt of goods or services from other than  employees in accordance  with SFAS No. 123 and the  conclusions  reached  by the  Emerging  Issues  Task Force in Issue No.

96-18.   Costs  are  measured  at  the  estimated   fair  market  value  of  the

consideration  received or the  estimated  fair value of the equity  instruments issued,  whichever is more reliably measurable.  The value of equity instruments issued for  consideration  other than  employee  services is  determined  on the earliest  of a  performance  commitment  or  completion  of  performance  by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the  provisions of the FASB  Interpretation  No.44,

ACCOUNTING  FOR  CERTAIN   TRANSACTIONS   INVOLVING  STOCK   COMPENSATION  -  AN

INTERPRETATION  OF APB OPINION NO. 25 ("FIN 44"), which provides  guidance as to certain applications of APB 25.

                                      F-9

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

________________________________________________________________________________

(j) INCOME TAXES

The Company follows the liability  method of accounting for income taxes.  Under this method,  deferred tax assets and  liabilities are recognized for the future tax  consequences  attributable to differences  between the financial  statement carrying  amounts of existing assets and  liabilities  and their  respective tax balances.  Deferred tax assets and  liabilities  are measured  using  enacted or substantially  enacted tax rates  expected to apply to the taxable income in the years in which those  differences  are expected to be recovered or settled.  The effect  on  deferred  tax  assets  and  liabilities  of a change in tax rates is recognized  in income in the  period  that  includes  the date of  enactment  or substantial enactment. A valuation allowance is provided for deferred tax assets if it is more  likely  than not that the  Company  will not  realize  the future benefit, or if future deductibility is uncertain.

(k)      CASH AND CASH EQUIVALENTS

The company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

RECENT ACCOUNTING PRONOUNCEMENTS

(l)  In  March  2004,   the  FASB  issued   EITF  No.   03-1,   THE  MEANING  OF

OTHER-THAN-TEMPORARY  IMPAIRMENT  AND ITS  APPLICATION  TO  CERTAIN  INVESTMENTS

("EITF 03-1"). The objective of EITF 03-1 is to provide guidance for identifying impaired  investments.  EITD 03-1 also provides new disclosure  requirements for investments  that are deemed to be  temporarily  impaired.  In October 2004, the

FASB  delayed the  recognition  and  measurement  provisions  of EITF 03-1 until implementation guidance is issued. The disclosure requirements are effective for annual  periods  ending  after June 15, 2004,  and remain in effect.  Management believes  that the adoption of EITF 03-1 will not have a material  impact on the

Company's financial condition or results of operations.

(m) In November  2004,  the FASB issued SFAS No.  151,  INVENTORY  COSTS  ("SFAS

151").  SFAS 151  requires  issuers to treat  idle  facility  expense,  freight,

handling  costs,  and  wasted  material  (spoilage)  as  current-period  charges regardless of whether such charges are considered  abnormal.  In addition,  SFAS

151  requires  the  allocation  of fixed  production  overheads  to the costs of conversion be based on the normal  capacity of the production  facilities.  SFAS

151 will be effective for all inventory costs incurred in fiscal years beginning after June 15, 2005.  Management believes the adoption of this standard will not have a  material  impact on the  Company's  financial  position  or  results  of operations.

(n) In December 2004, the FASB issued SFAS No. 123 (Revised  2004),  SHARE-BASED

PAYMENT  ("SFAS  123(R)"),  which  requires  the  compensation  cost  related to share-based  payments,  such as stock options and employee stock purchase plans,

be recognized in the financial  statements based on the grant-date fair value of the award.  SFAS 123(R) is effective  for all interim  periods  beginning  after

December  15,  2005.  Management  is  currently  evaluating  the  impact of this standard on the Company's  financial  condition and results of  operations.  The

Company has provided  information herein related to the pro forma effects on the

Company's  reported  net loss and net loss per share of applying  the fair value recognition  provisions of the previous SFAS No. 123, Accounting for Stock-Based

Compensation, to stock-based employee compensation.

(o) In December  2004, the FASB issued SFAS No. 153,  EXCHANGES OF  NON-MONETARY

ASSETS,  an  amendment  of APB  Opinion  No.  29,  ACCOUNTING  FOR  NON-MONETARY

TRANSACTIONS  ("SFAS 153") SFAS 153  requires  that  exchanges  of  non-monetary assets are to be measured  based on fair value and  eliminates the exception for exchanges of non-monetary,  similar productive assets, and adds an exemption for non-monetary  exchanges that do not have commercial substance.  SFAS 153 will be effective for fiscal periods beginning after June 15, 2005.  Management does not believe that the adoption of this  standard  will have a material  impact on the

Company's financial condition or results of operations.

                                      F-10

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC ("LEXINGTON")

________________________________________________________________________________

By Share Exchange  Agreement dated November 19, 2003, the Company  acquired 100%

of the  issued  and  outstanding  shares  of  Lexington  (an  exploration  stage company),  in exchange for 9,000,000 (3,000,000 pre January 26, 2004 3:1 forward split)  restricted  shares of common stock of the  Company.  As a result of this transaction the former  stockholders of Lexington acquired  approximately 85% of the total issued and outstanding  shares of the Company as at November 19, 2003,

resulting in a change in control of the Company.

During  January,  2004,  the  parties to the Share  Exchange  Agreement,  Orient

Exploration  Ltd.  ("Orient"),  Douglas  Humphreys  ("Humphreys"),  the Company,

Lexington,  and Paluca Petroleum Inc.  ("Paluca")  re-evaluated the terms of the original  Share  Exchange  Agreement  and upon further  negotiations  desired to modify the terms of the original  agreement in the best  interest of all parties such that: (i) 2,250,000 post forward split shares of restricted Common Stock of the  Company  held  of  record  by  Humphreys  were  transferred  to  Orient  in consideration  therefore;  (ii) the Company  assigned to  Humphreys a 5% carried working  interest in every well  drilled by the Company on the Wagnon  Property;

(iii) the Company  agreed to allow  Humphreys to participate up to an additional

5% working interest in every well drilled by the Company on the Wagnon Property;

(iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included  working  interests and net revenue  interests in certain oil and gas leases  located on the Doc Cole  Property,  the Atwood Booch

Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property).

Management  of the  Company  decided  not to  proceed  with the  acquisition  or development  of  the  described  properties  as  set  out in  item  (iv)  due to management's  analysis that the properties did not contain the  appropriate  oil and gas development  elements that form part of the Company's  current focus and criteria for corporate oil and gas development initiatives.

This acquisition has been accounted for as a  recapitalization  using accounting principles  applicable to reverse  acquisitions  with Lexington being treated as the  accounting  parent  (acquirer)  and LRI  being  treated  as the  accounting subsidiary  (acquiree).  The value assigned to the capital stock of consolidated

LRI on  acquisition of Lexington is equal to the book value of the capital stock of Lexington  plus the book value of the net assets  (liabilities)  of LRI as at the date of the acquisition.

The  book  value  of  Lexington's   capital  stock  subsequent  to  the  reverse

acquisition is calculated and allocated as follows:

         Lexington capital stock                                    $       300

         LRI net assets (liabilities)                                (1,430,969)

                                                                    ___________

                                                                     (1,430,669)

         Charge to deficit on reverse acquisition                     1,433,317

                                                                    ___________

         Consolidated stock accounts post reverse acquisition       $     2,648

                                                                    ===========

These  consolidated  financial  statements  include the results of operations of

Lexington since September 29, 2003  (inception) and the results of operations of

LRI since the date of the reverse acquisition effective November 19, 2003. LRI's results of operations  for the period from January 1, 2003 to September 30, 2003 have been  reported in the  Company's  September 30, 2003 filing on Form 10-QSB.

LRI's  operations  for the period from January 1, 2003 to November 18, 2003 have been disclosed in the table in Note 7.

The weighted  average  number of shares  outstanding of LRI, for the period from

July 26, 1996  (inception) to November 18, 2003, is deemed to be 9,000,000 being the  number  of  shares  issued  by LRI to effect  the  reverse  acquisition  of

Lexington.

In  order  to  reflect  the  revised   operating   arrangement   resulting  from

modifications  to  the  original  terms  of the  Share  Exchange  Agreement  the

Humphreys   Purchase  and  Sale   Agreement  and  the  Paluca   Agreement   were

simultaneously executed.

HUMPHREYS PURCHASE AND SALE AGREEMENT

On January 21, 2004,  Orient and  Humphreys,  a director of the Company  entered

into  a  purchase  and  sale  agreement  (the   "Humphreys   Purchase  and  Sale

Agreement").  Pursuant to the terms and provisions of the Humphreys Purchase and

Sale  Agreement:  Humphreys  agreed to transfer  2,250,000  shares of restricted

Common Stock of the Company held of record by Humphreys to Orient.

                                      F-11

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 3 -  ACQUISITION  OF  LEXINGTON  OIL & GAS LTD.  CO.  LLC  ("LEXINGTON")  -

(CONT'D)

________________________________________________________________________________

PALUCA AGREEMENT

On January 21, 2004, the Company, Lexington,  Paluca, and Humphreys entered into an agreement whereby: (i) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon  Property;  (ii) the

Company agreed to allow  Humphreys to participate up to an additional 5% working interest  in every well  drilled by the  Company on the Wagnon  Property;  (iii)

Humphreys agreed to waive any and all other claims, debts or obligations owed to

Humphreys  by the  Company  or by  Lexington,  and (iv) the  Company  agreed  to transfer to Paluca  certain  assets  previously  acquired by the Company  (which included  working  interests  and net revenue  interests  in certain oil and gas leases  located on the Doc Cole Property,  the Atwood Booch Sand  Property,  the

Jeneva Property and the Sasakwa Gilcrease Sand Property).

MANAGEMENT COMPENSATION AGREEMENT

The Company and Lexington have  negotiated a new  compensation  agreement  ("New

Agreement")  with  Humphreys  for his  assistance  in  overseeing  the  drilling operations and the completion,  management of wells, and for his increasing role in  development  of the  Company on a  performance  basis.  Under the  covenants provided under the New Agreement and within its effective  term,  Humphreys,  or his  designate:  (1) will receive  compensation  of $7,500 per month,  effective

April 1, 2004;  (2) will be  assigned up to a 10%  carried  working  interest in every  well  drilled  by the  Company  on all  properties  held by the  Company,

including  the Wagnon  property,  (3) will have the right to  purchase  up to an additional  5%  working  interest  in all wells  drilled  by the  Company on its properties  provided  that  funds for this  participation  are paid prior to the commencement  of drilling of said wells;  and (4) will receive a further 200,000 options in the Company to be granted at $3.00 per share  exercisable  for a five year term. These options were granted in July 2004. (Refer to Note 8.)

During  the year  ended  December  31,  2004  the  Company  recorded  additional compensation  expense to Humphreys of $117,030 being the estimated  value of his

10% carried interest in the Company's wells that were successfully  developed in the year. (Refer to Note 4.)

Humphreys is a director of the Company and is the Drilling Operations Manager of

Lexington,  and also  consults to Oak Hills  Drilling and  Operating,  LLC ("Oak

Hills"),  an oil and gas drilling and operating  company  based in  Holdenville,

Oklahoma that acts as designated  "operator" to Lexington since January 1, 2005.

Humphreys is in charge of oil and gas operations in Oklahoma. (Refer to Note 9.)

The previous operator in charge of drilling and operating of wells for Lexington was Oakhills Energy, Inc.

Paluca  is a  private  Oklahoma  based  oil and gas  services  company  owned by

Humphreys and his immediate  family.  Some of the services provided by Humphreys to the Company are provided through this business entity.  Mr. Humphreys is also the President of Paluca, Inc.

NOTE 4 - PROPERTY AND EQUIPMENT

________________________________________________________________________________

Property and equipment include the following:

                                                    DECEMBER 31,

                                                 2004           2003

                                              ________________________

OIL AND GAS PROPERTIES:                            $             $

Proved, subject to depletion                    1,371,266            -

Unproved, not subject to depletion              1,419,447      120,000

Accumulated depletion                            (161,328)           -

                                              ________________________

Net oil and gas properties                      2,629,385      120,000

                                              ________________________

Other equipment                                     3,495            -

Accumulated depreciation                             (498)           -

                                              ________________________

Net other property and equipment                    2,997            -

                                              ________________________

Property and equipment, net of

accumulated depreciation and depletion        $ 2,632,382     $120,000

                                              ========================

                                      F-12

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 4 - PROPERTY AND EQUIPMENT - (CONT'D)

________________________________________________________________________________

The  Company's  oil and gas  activities  are  currently  conducted in the United

States. The following costs were incurred in oil and gas operation, development,

exploration, and acquisition activities during the following periods:

                                   DECEMBER 31,

                                 2004          2003         TOTAL

                              ______________________________________

                              $              $            $

Acquisition costs:

     Proved                            -      120,000        120,000

     Unproved                  1,419,447            -      1,419,447

Development - Proved

   Oil and Gas Properties      1,251,266            -      1,251,266

                              ______________________________________

                               2,670,713      120,000      2,790,713

                              ======================================

WAGNON LEASE

By agreement dated October 9, 2003,  Lexington acquired an interest in a section of farm-out acreage with the intention to develop coal bed methane gas producing wells in Pittsburg County, Oklahoma. Lexington holds an 80% working interest and a 60.56% net revenue interest in approximately  590 gross acreage of a potential gas  producing  property  located in  Pittsburg  County,  Oklahoma  (the "Wagnon

Property"). The Company's interest relating to the Wagnon Property is subject to farm-out  agreements  equating to a total 20% working  interest  between Paluca,

Oakhills Energy, Inc. and the lessee of the Wagnon Property.

A director and an officer of LRI were minority owners in Oakhills  Energy,  Inc.

in 2003. Their interest in Oakhills  Energy,  Inc. was purchased by the majority shareholder on January 26, 2004.

During the year ended  December  31,  2004  three gas wells (the  Kellster  1-5,

Kyndal 2-2 and Bryce 3-2) have been put into production.

Subsequent  to the year ended  December 31, 2004,  on March 15, 2005 the Company began drilling a fourth well on the Wagnon  Property  (Caleigh 4-2).  During the

year  ended  December  31,  2004  the  Company  spent   $1,368,296  on  drilling

expenditures on the Wagnon lease. (Refer to Note 5.)

COAL CREEK PROSPECT

In March 2004 the  Company  obtained  an option to  purchase  an  undivided  95%

interest in  approximately  2,500 net leasehold  acres in 5 sections of the Coal

Creek  Prospect  located  in  Hughes  and  Pittsburg  Counties,  in the State of

Oklahoma. During the year ended December 31, 2004 the Company acquired 1,932 net leasehold  acres  under the option.  The Company  does not expect to acquire any additional  acreage under this option.  Under the terms of the purchase of these leases,  Lexington has an undivided  95% - 100% working  interest in the subject lands and a minimum  79% net revenue  interest.  The terms of the leases are for two years.

PANTHER CREEK PROSPECT

In March 2004 the Company  purchased a 3 year lease of  approximately  300 acres located in five separate sections to develop the Panther Creek Project in Hughes

County,  Oklahoma.  Lexington has an undivided 100% working  interest in subject lands and an approximate 81% net revenue  interest.  Part of the acreage in this lease has been subject to three division pooling orders by Newfield  Exploration

Mid-Continent,  Inc. ("Newfield"), for three wells to be drilled and operated by

Newfield in which  Lexington  has elected to  participate.  Lexington's  working interests in the three wells are  proportionate  to  Lexington's  Panther  Creek lease ownership in areas pooled by Newfield.  Lexington working interests in the three wells are estimated to be as follows;  25.78%  (representing  a contingent liability  of $419,801  for a completed  well based on  Newfield  Authority  For

Expenditure  "AFE"),  10.94%  (contingent  liability of $159,655 for a completed well based on Newfield  AFE if  drilled),  and 4.06%  (contingent  liability  of

$58,521 for a completed well based on Newfield AFE if drilled).  Newfield has up to approximately  the end of 2005 to drill such wells and may or may not proceed with any individual well project at their election.  Contingent liability exists to Lexington  for any well  drilled by Newfield  that  Lexington  has elected to participate in.  Newfield has proceeded with the drilling of one of the wells in which Lexington has leased acreage.  The first of the three wells, the POE 1-29,

commenced drilling on February 9, 2005.

                                      F-13

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 4 - PROPERTY AND EQUIPMENT - (CONT'D)

________________________________________________________________________________

SOUTH LAMAR PROSPECT

By agreement dated April 21, 2004,  Lexington  acquired a 100% working interest,

78.5% net revenue interest, in three sections (960 acres) of farm-out acreage in

Hughes  County,  Oklahoma  (the "South Lamar  Prospect")  with the  intention to develop  coal bed  methane  gas  producing  wells.  The term of the lease is two years.  On July 26,  2004,  the Company  acquired a further  183.98 acres in the

South Lamar prospect and a 100% working  interest and a 79% net revenue interest in the additional acreage. The term of the lease is two years.

H-9 PROSPECT

By agreement  dated June 29, 2004,  Lexington has obtained an option to purchase

an  undivided  100%  leasehold  interest,   79.25%  net  revenue  interest,   in

approximately  4,600 net leasehold acres in approximately 38 sections of the H-9

Prospect located in Hughes and McIntosh Counties, in the State of Oklahoma.  The

Company  concluded  the purchase of the property on July 29, 2004.  The terms of leases acquired within the prospect are between three and four years.

On July 19, 2004 the  Company  acquired  an  additional  325 acres of gas target drillable  acreage in the northeast  portion of Hughes  County,  Oklahoma in the vicinity of the  approximate  4,600 acres of farm out leases  under  acquisition

(H-9)  Prospect.  Drilling  targets  that  are  included  in the  lease  include

Hartshorne and Booch Coal gas zones with a 100% Working Interest and a 78.3% Net

Revenue  Interest.  The acquired  lease is held by  production.  The term of the lease is three years.

MIDDLE CREEK PROSPECT

By agreement  dated October 28, 2004,  Lexington has purchased an undivided 100%

leasehold interest,  70% net revenue interest, in 320 net leasehold acres in two sections of the Middle Creek Prospect located in Hughes County,  in the State of

Oklahoma.  Drilling  targets  are the Caney  Shale  and  Hartshorne  zones.  The leasehold interest acquired is held by production.

NOTE 5:  DRILLING ADVANCES

________________________________________________________________________________

During the period ended December 31, 2003 Lexington,  the Company,  and Oakhills

Energy,  Inc.  entered into  drilling  agreements  with private  investors  (the

"Funding  Investors")  for the funding for the first three  wells,  the Kellster

1-5, the Kyndal 2-2 and the Bryce 3-2,  located on the Wagnon Lease. The Funding

Investors each provided  one-third of the Authorization For Expenditure  ("AFE")

capital  estimated at $360,000 for the  drilling and  completion  of each of the first three wells.  As of December 31, 2004,  the Company had received the total required  funding of  $1,080,000  for the drilling and  completion  of the first three Wagnon Lease wells and has successfully drilled and completed the Kellster

1-5,  the  Kyndal 2-2 well and the Bryce 3-2  wells.  The terms of the  drilling agreements  of all wells on the  Wagnon  Lease are the same for each well on the property.

Lexington,  the  Company,  and  Oakhills  Energy,  Inc.  entered  into  drilling agreements with the Funding  Investors for the expected  drilling and completion of a fourth  Wagnon  Lease well,  the Caleigh 4-2 well that is expected to begin drilling no later than the end of April 2005. As of December 31, 2004,  $405,000

had been received for the drilling of the Caleigh 4-2.

Wells to be  drilled  on the  Wagnon  Lease  property  carry  royalty  interests totaling 25% to land owners and property  interest  holders and carried  working interests of 5% to a land owner,  and 10% to a company  related to a director of the Company (see Note 3 - Management Compensation Agreement). Paluca also owns a non-carried  working  interest  of 5% as part of capital  participation  funding provided by Paluca.

The Funding Investors are provided an 80% working  interest,  60.56% net revenue interest,  in the wells  until their  invested  capital for each well is repaid,

after which time the Funding  Investors  revert to an  aggregate  20.1%  working interest,  15.075%  net  revenue  interest,  in the wells  located on the Wagnon

Lease. Oakhills Energy, Inc., the previous operator responsible for drilling the wells,  will  "back-in" to a reversionary  6.7% working  interest after invested capital is repaid to the Funding  Investors  in the wells  located on the Wagnon

Lease and the Company will back-in to a reversionary 53.2% working interest. The

Company's  repayment  obligation  to the  Funding  Investors  is  limited to the

production   revenues   generated  from  wells  located  on  the  Wagnon  Lease.

Accordingly,  if any of the subject  wells on the Wagnon Lease are  unsuccessful the  drilling  advances  will be written  off when such  determination  is made.

Management has estimated that the non-current  portion of the drilling  advances as at December 31, 2004 is $563,915.

As of December  31, 2004,  the Funding  Investors  have been repaid  $304,085 of their $1,080,000 investment in the Kellster 1-5, Kyndal 2-2 and Bryce 3-2 wells.

                                      F-14

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 6:  CONVERTIBLE PROMISSORY NOTES

________________________________________________________________________________

On April 26, 2004,  Lexington  borrowed $400,000 from a shareholder by way of an unsecured convertible promissory note due on April 30, 2005. The promissory note bears interest  accrued  monthly at the U.S. prime lending rate plus one percent simple interest per annum. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding  principal and accrued  interest  thereon into fully paid, non-assessable restricted common shares at a price of $5.00 per share.

On June 30, 2004,  the Company  borrowed an  additional  $100,000  from the same shareholder  by way of an unsecured  promissory  note due on June 30, 2005.  The promissory  note bears interest  accrued  monthly at the U.S. prime lending rate plus one percent  simple  interest  per annum.  The Holder shall have the right,

exercisable  in whole or in part,  to  convert  the  outstanding  principal  and accrued  interest  thereon  into fully paid,  non-assessable  restricted  common shares at a price of $2.50 per share.

Application  of a  relative-fair-value  method has  resulted in the  convertible promissory  notes  being  recorded  as separate  debt and equity  components.  A discount  on the  promissory  notes  payable of  $50,000  has been  accrued  and recorded as a deferred finance fee, to be amortized over the terms of the notes.

The discount was determined based upon a fair value interest rate for comparable debt of 15% per  annum.  The  equity  component,  which  is  represented  by the conversion feature, had a carrying value of $50,000 being the difference between the face amount of the  convertible  debenture  and its fair value as calculated above.  The carrying  value of the equity  component  was recorded as additional paid-in capital.

On October  29,  2004,  a total of  $512,637  in  promissory  notes and  accrued interest to that date were settled for 348,733  private  placement units offered by the Company at $1.47 per unit,  with each unit  comprised of one common share and one share purchase warrant  exerciseable at $1.68 per share (see Note 7). As of October 29, 2004,  $23,333 of the deferred  finance fee had been expensed and the balance of $26,667 was charged against additional paid-in capital.

In accordance with Financial  Accounting Standard No. 84 "INDUCED CONVERSIONS OF

CONVERTIBLE  DEBT", the Company has recognized an expense of $489,205,  equal to the fair value of the additional securities issued in order to induce conversion of the convertible debt.

NOTE 7:  STOCKHOLDERS' EQUITY

________________________________________________________________________________

The  authorized  capital of the Company  consists of  200,000,000  voting common shares with $0.00025 par value, and 75,000,000  non-voting preferred shares with

$0.001 par value.

REVERSE STOCK SPLIT

Effective  August  7,  2003 the  Company  completed  a  reverse  stock  split of one-for-three hundred of the Company's outstanding common stock,  resulting in a reduction  of the then  outstanding  common  stock  from  156,328,943  shares to

521,184  shares.  The par value and the number of authorized but unissued shares of the  Company's  common stock was not changed as a result of the reverse stock split.

FORWARD STOCK SPLIT

On January 26, 2004 the Company  forward split its common shares on the basis of three new shares for each common share outstanding. The par value and the number of authorized but unissued shares of the Company's  common stock was not changed as a result of the forward stock split.

Unless  otherwise   noted,  all  references  to  common  stock,   common  shares

outstanding,  average numbers of common shares outstanding and per share amounts in these  Financial  Statements and Notes to Financial  Statements  prior to the effective  dates of the reverse and forward  stock splits have been  restated to reflect the one-for-three  hundred reverse split and the  one-for-three  forward split on a retroactive basis.

LEXINGTON  CAPITAL STOCK  TRANSACTIONS  DURING THE PERIOD  SEPTEMBER 29, 2003 TO

NOVEMBER 19, 2003:

On September 29, 2003 Lexington  issued 3,000,000 shares of its $.0001 par value common shares for total proceeds of $300.

LRI  CAPITAL  STOCK  TRANSACTIONS  DURING  THE PERIOD  JANUARY  1, 2003  THROUGH

NOVEMBER 19, 2003:

On March 15, 2003 the Company  settled  $1,260,027  in loans,  notes and accrued interest in exchange  for the issuance of 210,004  post-reverse-split  shares of the Company's common stock.

                                      F-15

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 7:  STOCKHOLDERS' EQUITY - (CONT'D)

________________________________________________________________________________

On March 15, 2003 the holders of 6,200,000  Series A preferred shares elected to convert  their  shares  to  common  stock.  As a  result  cumulative  undeclared dividends totaling $1,371,475 became payable on March 15, 2003. Accordingly, the

Company issued 38,953 post reverse-split  shares of common stock in exchange for the 6,200,000 Series A preferred shares and settlement of the dividend liability of $1,371,475.

On March 15, 2003 the holders of 2,510,000  Series B preferred shares elected to convert  their  shares  to  common  stock.  As a  result  cumulative  undeclared dividends totaling $995,550 became payable on March 15, 2003.  Accordingly,  the

Company issued 15,004 post reverse-split  shares of common stock in exchange for the 2,510,000 Series B preferred shares and settlement of the dividend liability of $995,550.

In October 2003 the Company  issued 30,000  post-reverse  split common shares in settlement of $11,100 of accounts payable.

On November 19, 2003 the Company issued 9,000,000  post-reverse split restricted common shares to the shareholders of Lexington for a 100% interest in Lexington.

LRI STOCK OPTION TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 2003:

On November 18, 2003, the Company granted  3,000,000  common stock options under the  Company's  Stock  Option  Plan to  consultants  to the  Company,  including

2,850,000 to  International  Market Trend AG ("IMT")  and/or its  designates.  A consulting expense of $1,997,581 was recorded representing the fair value of the

3,000,000 options.  The fair value was estimated using the Black-Scholes  option pricing model assuming an expected live of 5 years, a risk free interest rate of

3%, a dividend yield of 0%, and an expected volatility of 251%.

During November 2003, the Company issued 1,650,000 shares of common stock on the exercise of stock options at $0.167 per share for proceeds of $275,000 which was paid by way of offset of  $234,435  originally  advanced  to the  Company by ICI which  was  assigned  by ICI to  IMT  designated  option  holders,  and  $40,565 originally advanced to the Company by an IMT designated option holder.

On November 21, 2003 the Company registered 1,000,000 common stock options under an S-8 Registration Statement.

LRI's  changes in capital  stock  prior to and in  connection  with the  reverse acquisition were as follows:




                                                                                       Additional

                                             Common Stock         Preferred Stock       Paid-in

                                          Number      Amount      Number     Amount      Capital      Deficit         Total

                                         ______________________________________________________________________________________


Balance December 31, 2002,

As previously reported by LRI              257,135   $ 19,284    8,710,000   $ 8,710   $10,298,039  $(12,822,928)  $ (2,496,895)

20% cumulative dividends payable on

Conversion of Series A Preferred                 -          -            -         -             -    (1,371,475)    (1,371,475)

stock

Expiry of Series A Preferred stock

  Share Purchase Warrant                         -          -            -         -        60,000             -         60,000

Issuance of common stock in

settlement

  of Cumulative dividend on converted

  Series A Preferred stock                  18,286      1,371            -         -     1,370,104             -      1,371,475

Issuance of common stock pursuant to

  Conversion of Series A Preferred          20,667      1,550   (6,200,000)   (6,200)        4,650             -              -

stock

20% cumulative dividends payable on

  Conversion of Series B Preferred               -          -            -         -             -      (995,550)      (995,550)

stock

Issuance of common stock in

settlement

  of Cumulative dividend on converted

  Series B Preferred stock                   6,637        498            -         -       995,052             -        995,550

Issuance of common stock pursuant to

  Conversion of Series B Preferred           8,367        628   (2,510,000)   (2,510)        1,882             -              -

stock

Issuance of common stock in

settlement of debt                         210,092     15,750            -         -     1,244,277             -      1,260,027

                                         ______________________________________________________________________________________

Balance post 300:1 reverse stock split     521,184   $ 39,081            -   $     -   $13,974,004  $(15,189,953)   $(1,768,868)

                                         ______________________________________________________________________________________

                                      F-16

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 7:  STOCKHOLDERS' EQUITY - (CONT'D)

________________________________________________________________________________

                                                                                       Additional

                                             Common Stock         Preferred Stock       Paid-in

                                          Number      Amount      Number     Amount      Capital      Deficit         Total

                                         ______________________________________________________________________________________

Balance post 300:1 split, carried          521,184   $ 39,081            -   $     -   $13,974,004  $(15,189,953)   $(1,768,868)

forward:

Debt settlement                             10,000          2            -         -        11,098             -         11,100

LRI net loss for the period from

January 1, 2003 to November 19, 2003             -          -            -         -             -      (265,201)      (265,201)

Fair value of stock options granted

Concurrent with reverse acquisition              -          -            -         -     1,997,581    (1,997,581)             -

Issued to effect reverse acquisition     3,000,000        750            -         -          (750)                           -

                                         ______________________________________________________________________________________

November 19, 2003 pre 3:1 split          3,531,184     39,833            -         -    15,981,933   (17,452,735)    (1,430,969)

3 to 1 forward split                     7,062,368          -            -         -             -             -              -

                                         ______________________________________________________________________________________

LRI balance November 19, 2003

(date of RTO)                            10,593,552  $ 39,833           -    $     -   $15,981,933  $(17,452,735)  $ (1,430,969)

                                         ======================================================================================



LRI CAPITAL STOCK TRANSACTIONS POST NOVEMBER 19, 2003:

In November 2003, 1,650,000 stock options were exercised for $275,000, which was offset against advances payable as described above.

In November 2003,  $250,000 of the advances due to ICI were settled with 100,000 shares of pre-forward split common stock.

In November  2003,  as part of a 3,000,000  unit  offering,  the Company  issued

300,000  units  comprised of one  restricted  share of common stock and one-half share purchase warrant exercisable at $1.67 for total proceeds of $250,000.  The fair value of the  warrants  is  estimated  to be $12,500  and is  recorded as a separate  component of stockholders'  equity. The share purchase warrants expire on December 31, 2004.

STOCK OPTION EXERCISE - 2004

On January 22, 2004 the Company issued 1,200,000 pre forward split shares of its common stock,  upon the exercise of 1,200,000  stock options at $0.167 per share for proceeds of $200,000, which was paid by way of offset of $200,000 originally advanced  to the  Company  by ICI which was  assigned  by ICI to IMT  designated option holders as described in Note 8.

On May 18, 2004 the Company issued 495,000 shares of its common stock,  upon the exercise of 495,000  stock  options at $1.00 per share for proceeds of $495,000,

which was paid by way of offset of $495,000  originally  advanced to the Company by ICI, which was assigned to an IMT designated  option holder,  as described in

Note 8.

On June 25, 2004 the Company issued 320,000 shares of its common stock, upon the exercise of 320,000 stock options at $3.00 per share for proceeds of $960,000.

PRIVATE PLACEMENTS

On November 26, 2003 the Company  issued  300,000  restricted  common  shares at

$0.83 per  share  plus  one-half  warrant  at $1.67  per  share  for each  share purchased,  with  warrant  terms to  December  31,  2004  (the date of issue was pre-forward  stock split of 3:1); the Company issued 100,000  pre-forward  stock split shares at $2.50 per share plus one-half pre-forward stock split warrant at

$5.00). The total amount raised in this financing was $250,000. The value of the warrants was estimated to be $12,500 and was recorded as a separate component of stockholders' equity.

On May 3, 2004 the Company concluded and issued 400,000 restricted common shares at $2.50 per  share  plus  one-half  warrant  at $5.00 per share for each  share purchased,  with warrants terms to December 31, 2005. The total amount raised in this  financing  was  $1,000,000.  The value of the warrants was estimated to be

$45,000 and was recorded as a separate  component  of  stockholders'  equity.  A finder's  fee of  39,800  restricted  common  shares  was paid  pursuant  to the transaction.

On September 9, 2004 the Company  approved a financing of up to 4,150,000  units of  restricted  common  shares at a price of $1.47 per share  plus a full  share purchase  warrant  exerciseable  at a price of $1.68 per  share  for each  share purchased (the  "September  Unit(s)").  The warrants will expire six months from the effective date of  registration of the stock and warrants to be issued under the  offering.  The amount  approved  to be raised in this  financing  was up to

$6,100,500. Brokers' fees payable

                                      F-17

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 7:  STOCKHOLDERS' EQUITY - (CONT'D)

________________________________________________________________________________

on the September  Units were: cash of 8% of gross  proceeds,  brokers'  warrants equal to 4% of the  gross  proceeds  (to be issued  under the same  terms as the warrants issued under the offering),  and a warrant  exercise fee equal to 5% of proceeds  received  as a result of the future  exercise  of the  warrants by the investors.  On  November  1,  2004 LRI  completed  the sale of an  aggregate  of

1,700,686 Units. The Company filed a registration statement (form SB-2) with the

Securities and Exchange  Commission  ("SEC") on December 15, 2004,  covering the resale of shares of common stock sold in the private  placement or issuable upon exercise of the warrants.  Under the terms of the  financing,  the  registration statement  is to become  effective  within 120 days after the filing  date;  the registration statement went effective on January 24, 2005 and the warrants under this filing expire July 23, 2005.

As of December 31, 2004, 1,700,686 September Units had been sold for proceeds of

$2,319,264, net of an $180,746 agent fee which was charged to additional paid in capital.  Of the 1,700,686  units sold 376,318 were  non-brokered  and 1,324,368 were  brokered.  The fair value of the warrants was  estimated to be $0.147 each and $250,001 has been recorded as a separate component of stockholders'  equity.

The fair value of the 46,353 broker  warrants  issued to date has been estimated to be $0.147 per warrant and as a result, $6,814 has been recorded as a separate component  of  stockholders'  equity.  The  non-brokered  units in the amount of

376,318 were issued upon: (1) settlement of the $500,000 convertible  promissory note  and  accrued  interest  of  approximately  $12,637  for  348,733  units as described in Note 6; and (2) pursuant to a non-brokered placee that paid $40,550 for 27,585  units.  The Company  does not intend to sell any further  securities under this offering.

SHARE PURCHASE WARRANTS

Share purchase warrants outstanding at December 31, 2004 are:

                                                             Weighted Average

   Range of           Weighted                                   Remaining

Exercise Prices     Average Price     Number of Shares     Contractual Life (yr)

________________________________________________________________________________

 $1.66 - $5.00          $2.02            1,947,039                  .60

================================================================================

Subsequent  to the year ended  December  31,  2004,  in February and March 2005,

248,014 share  purchase  warrants were  exercised at $1.68 per purchase  warrant providing $416,663 in proceeds to the Company.

NOTE 8:  STOCK OPTION PLAN

________________________________________________________________________________

By Directors'  Resolution  dated  November 19, 2003 the Company  adopted a Stock

Option Plan ("SOP").  The SOP provides  authority for the Board to grant Options for the purchase of a total number of shares of the Company's  common stock, not to exceed 3,000,000  shares.  The option period of options granted under the SOP shall be up to 10 years and the option price per share shall be no less than the fair market  value of a share of common  stock on the date of grant of the stock option.

On December 31, 2003,  the terms of the Company's SOP were altered,  whereby the authorized  total  number of options  was  increased  from  3,000,000  shares to

4,000,000 shares.

By  Directors'  Resolution  dated July 2, 2004 the  Company  (1)  increased  the authorized number of options under the SOP from 4,000,000 to 5,000,000;  and (2)

made the new 1,000,000 stock options exercisable at $3.00 per share for a 5 year term. As of December 31, 2004, 4,200,000 options under the Company's current SOP have been granted and 3,665,000 had been exercised.

A summary of the Company's  stock  options as of December 31, 2004,  and changes during the year ended is presented below:

                                      F-18

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 8:  STOCK OPTION PLAN - (CONT'D)

________________________________________________________________________________

                                              December 31, 2004

                                       _______________________________

                                                      Weighted average

                                       Number of       exercise price

                                        options           per share

                                       _______________________________

                                                            $

Outstanding at beginning of year        1,350,000         0.50

Exercised January 22, 2004             (1,200,000)      (0.444)

Grant February 2, 2004                  1,000,000        2.222

Exercised May 18, 2004                   (495,000)      (0.367)

Exercised June, 2004                     (320,000)      (0.711)

Grant July 26,2004                        200,000        0.444

                                       _______________________________

Exercisable at December 31, 2004          535,000        1.644

                                       ===============================

                                                 Dec 31, 2003

                                       _______________________________

                                                      Weighted average

                                       Number of       exercise price

                                        options          per share

                                       _______________________________

                                                              $

Outstanding at beginning of period              -

Granted November 19, 2003               3,000,000         1.111

Exercised  November 24, 2003           (1,650,000)       (0.611)

                                       _______________________________

Exercisable at December 31, 2003        1,350,000         0.50

                                       ===============================

In January 2004, 1,200,000 stock options (400,000 pre-forward split shares) were exercised at $0.167 per share  ($0.50 per pre forward  split share) for proceeds of $200,000 which was paid by way of offset of $200,000  originally  advanced to the Company by ICI which was assigned by ICI to IMT designated option holders.

On February 2, 2004,  an  additional  1,000,000  share  options  were granted to consultants  500,000  exercisable at $1.00 and 500,000 exercisable at $3.00. The term of these options is five years. The fair value of these options at the date of grant of $2,989,221  was estimated  using the  Black-Scholes  option  pricing model  with an  expected  life of 5 years,  a risk free  interest  rate of 3%, a dividend  yield of 0%, and an expected  volatility of 251% and has been recorded as a consulting expense in the period. Of these options, 100,000 were granted to an officer of the Company (see note 9.)

In April 2004 the Company registered 500,000 common stock options exercisable at

$1.00 per share under an S-8 Registration Statement. On May 18, 2004, 495,000 of

these stock  options were  exercised at $1.00 per share for proceeds of $495,000 which was paid by way of offset of $495,000  originally  advanced to the Company by ICI which was assigned to a designated option holder.

In June 2004 the Company registered 400,000 common stock options  exercisable at

$3.00 per share under an S-8 Registration Statement.  And, in June 2004, 320,000

of these  stock  options  were  exercised  at $3.00 per share  for  proceeds  of

$960,000.

On July 12,  2004,  200,000  stock  options  were  granted at $3.00 per share to

Humphreys.  The term of these  options  is five  years.  The fair value of these options at the date of grant of $692,051 was estimated  using the  Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%,  a  dividend  yield  of 0%,  and an  expected  volatility  of 222% and in accordance  with the  provisions of SFAS 148, has been  disclosed on a pro-forma basis in Note 2.

On February 2, 2005, the Company  granted  600,000 share options to a consultant to the Company exercisable as follows: 500,000 at $1.00 per share and 100,000 at

$0.16667 per share.

                                      F-19

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 9:  RELATED PARTY TRANSACTIONS

________________________________________________________________________________

LRI RELATED PARTY TRANSACTIONS DURING THE PERIOD JANUARY 1, 2003 TO NOVEMBER 19,

2003:

The Company,  on January 1, 1999,  entered into a management  services agreement with ICI to provide management of the day-to-day operations of the Company for a two year term. The management  services  agreement requires monthly payments not to exceed  $75,000 for  services  rendered.  The  Company's  currently  inactive subsidiary,  International Gold Corporation, entered into a similar agreement on

January 1, 1999 with Amerocan Marketing, Inc. ("Amerocan") with required monthly payments not to exceed $25,000 for services  rendered for a two year term.  Both agreements  were  extended  for a further  two year  term to  January  1,  2003.

Subsequent to January 1, 2003, the Agreements with ICI and Amerocan  expired and were not renewed,  but services were  continued to be provided by ICI on a month to month basis.

On November  10, 2003,  the Company and IMT entered into a financial  consulting services  agreement  (the  "Consulting  Agreement")  for a period  of one  year.

Pursuant to the terms and provisions of the Consulting Agreement:  (i) IMT shall provide financial and general  managerial and business  development  services to the  Company;  and (ii) the  Company  granted  to IMT and/or  its  designees  or employees,  2,850,000  stock  options at the exercise  price of $0.167 per share

(original  grant of options was 950,000 stock  options at the exercise  price of

$0.50 per pre-forward split share).

An officer and director of the Company has been contracted by ICI as part of the management  team provided to the Company and its  subsidiary.  During the period ended  November 19, 2003 a total of $110,000 was incurred to ICI which is also a significant  shareholder,  for managerial,  administrative,  investor  relations services, and or advances provided to the Company and its subsidiary. During the period  ended  November 19, 2003 ICI paid a total of $25,875 to this officer and director for services provided to the Company and its subsidiary.  ICI also paid the Chief  Financial  Officer of the Company  $13,750 for his  services  for the period ended  November 19, 2003. In addition,  during the period ended  November

19,  2003,  ICI and other  shareholders  paid  expenses on behalf of the Company totaling  $47,000.  As of November  19,  2003,  the Company  owed ICI a total of

$672,805 in accrued  management fees payable,  loans or advances of $356,998 and accrued  interest of $282,477 on outstanding  loans and management fees payable,

for a total of $1,312,280.

During the period ended  November  19, 2003 the Company  settled  $1,260,027  in loans,  notes and accrued  interest  due to related  parties in exchange for the issuance of 630,276 shares of the Company's common stock.

LRI RELATED PARTY TRANSACTIONS NOVEMBER 20, 2003 THROUGH DECEMBER 31, 2003:

An officer and director of the Company had been contracted by ICI as part of the management  team provided to the Company and its  subsidiary.  During the period

November 19, 2003  through  December 31, 2003 a total of $10,000 was incurred to

ICI, a significant  shareholder,  for managerial,  administrative,  and investor relations  services  provided to the Company and its subsidiary.  As of December

31, 2003 the Company  owed ICI a total of $448,370 in  management  fees  payable which have accrued as previously  described,  loans of $59,498,  and interest of

$282,477  accrued at 10% per annum on  outstanding  loans and unpaid  management fees payable, for a total of $790,345.

A private  company  owned by a director of the  Company  has been  assigned a 5%

carried  Working  Interest  in each well to be drilled on the Wagnon  lease,  as partial  compensation  for his  involvement  in obtaining and  facilitating  the execution of the Farm-Out  Agreement and to compensate his services  relating to operation  and  completion  of wells  to be  located  on the  Wagnon  Lease.  In addition,  a director of the Company has purchased a further 5% working interest and, as a result, after all capital costs relating to drilling on wells relating to the Wagnon Lease are repaid to the private Funding Investors, the director of the Company will back-in to a further reversionary 5.0% Working Interest in each well to be located on the Wagnon Lease.  After well drilling  capital is repaid,

the director will have a total 10.0% Working Interest in each well to be located on the Wagnon Lease. (Refer to Notes 4 and 5.)

Effective December 5, 2003, the Company acquired the Wagnon Lease from Oak Hills

Energy, Inc. for $120,000.

RELATED PARTY TRANSACTIONS - 2004

Although the formal  arrangement  for services to be provided by ICI, a minority shareholder and consulting services agent to the Company,  ended on December 31,

2003, a month to month arrangement to provide services to the Company was agreed to as a  transitional  measure  during  the  first  quarter  of the  year.  This transition period ended March 31, 2004. During the quarter ended March 31, 2004,

a total  of  $30,000  (2003 -  $110,000)  was  incurred  to ICI for  managerial,

administrative  and investor  relations services provided to the Company and its subsidiary, no fees were incurred to ICI for the balance of the

                                      F-20

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 9:  RELATED PARTY TRANSACTIONS - (CONT'D)

________________________________________________________________________________

year ended  December 31, 2004. On October 7, 2004 the Company repaid ICI $74,228 in loans and accrued  interest.  As of  December  31,  2004,  the Company has no further obligation to ICI.

During the quarter  ended March 31,  2004 the  Company  settled  $200,000 of the amounts  due to ICI in exchange  for the  issuance  of  1,200,000  shares of the

Company's common stock by way of exercising options at $0.167 per share.

During the  quarter  ended June 30,  2004 the  Company  settled  $495,000 of the amounts due to ICI in exchange for 495,000 shares of the Company's  common stock by way of exercising options at $1.00 per share.

The Company  previously  entered into a contract with IMT, a private  company to whom certain of the Company's directors and officers provide consulting services relating to oil and gas industry and market  development  services.  The Company incurred  $90,000 in fees to IMT for the year ended  December  31,  2004 (2003 -

nil). Of the 1,000,000 stock options granted on February 2, 2004,  895,000 stock options were granted to IMT, or its designates.

On November 9, 2004, the Company  reached an agreement with Oak Hills to drill a ten well  program.  Humphreys  is a director of the Company and is the  Drilling

Operations  Manager of Lexington,  and also consults to and is a 25% shareholder of Oakhills Drilling and Operating, LLC., an oil and gas operating company based in Holdenville,  Oklahoma that acts as "operator" to Lexington. Mr. Humphreys is in charge of oil and gas operations in Oklahoma.

Humphreys  has  been  assigned  a 10%  carried  Working  Interest  in each  well successfully  drilled  on the Wagnon  lease,  as  partial  compensation  for his involvement  in  obtaining  and  facilitating  the  execution  of  the  Farm-Out

Agreement  and  to  compensate  for  his  services  relating  to  operation  and completion  of wells to be located on the Wagnon Lease.  The estimated  value of the 10% carried  Working  Interest of $117,030 has been  recorded as  additional compensation expense during the year ended December 31, 2004. Humphreys also has the right to  purchase  an  additional  5% working  interest  in each well to be located  on the Wagnon  Lease and has  elected to do so for the first four wells drilled on this  lease.  The  original  5% cost to  participate  in the wells by

Humphreys  was  $60,000.  As of  December  31,  2004 the  Company was still owed

$22,500 and has  recorded  the amount as a  receivable  from  Humphreys  as full payment for an additional  5% working  interest in each of the Kellster 1-5, the

Kyndal 2-2, and the Bryce 3-2. Refer to Notes 3, 5, 6 and 8.

During the year ended  December  31, 2004 the Company  incurred  $124,000 to its officers  for  management  fees (2003 -  $34,625).  Also,  on  February 2, 2004,

100,000  options  were  granted  to one of the  Company's  officers  for which a consulting expense of $298,922 was incurred (see Note 8).

NOTE 10: INCOME TAXES

________________________________________________________________________________

The Company has adopted FASB No. 109 for reporting purposes.  As of December 31,

2004,  the  Company  had net  operating  loss carry  forwards  of  approximately

$3,000,000 that may be available to reduce future years' taxable income and will expire between the years 2006 - 2025.  Availability  of loss usage is subject to change of ownership  limitations  under  Internal  Revenue Code 382.  Future tax benefits which may arise as a result of these losses have not been recognized in these  financial  statements,  as their  realization is determined not likely to occur and  accordingly,  the Company has recorded a valuation  allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company  evaluates its valuation  allowance  requirements on an annual basis based on projected future operations.  When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets,

the impact of the change on the  valuation  allowance is generally  reflected in current income.

A  reconciliation  of income tax computed at the federal and state statutory tax rates and the Company's effective tax rate is as follows:

                                      F-21

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 10: INCOME TAXES - (CONT'D)

________________________________________________________________________________




                                                      Year ended           Period ended

                                                   December 31, 2004     December 31, 2003

__________________________________________________________________________________________


Federal income tax provision at statutory rate          (35.0)%              (35.0)%

State income tax provision at statutory rate,

   net of federal income tax effect                      (6.0)                (6.0)

__________________________________________________________________________________________

Total income tax provision rate                         (41.0)%              (41.0)%

==========================================================================================



The tax effects of temporary  differences that give rise to the Company's future tax asset (liability) are as follows:

                                                2004            2003

                                          _____________________________________

Loss carry forwards                        $  1,330,000      $   20,000

Valuation allowances                         (1,330,000)        (20,000)

                                          _____________________________________

                                           $          -      $        -

                                          =====================================

As the criteria for  recognizing  future income tax assets have not been met due to the  uncertainty  of  realization,  a  valuation  allowance  of 100% has been recorded for the current and prior year.

NOTE 11: SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

                                     Year ended        Period ended

                                   December, 2004     December, 2003

____________________________________________________________________

Cash paid during the year for:

         Interest                       $ -                $ -

         Income taxes                   $ -                $ -

____________________________________________________________________

During the year ended December 31, 2004 the Company:

     1.   settled $200,000 of advances due to ICI for 400,000  pre-forward split shares of common  shares on the exercise of stock options at $0.50 per share  for the  offset of prior  advances  in the  amount of  $200,000

          (refer to Note 7);

     2.   settled  $495,000 of the  advances  due to ICI in exchange for 495,000 shares of the Company's  common stock by way of exercising  options at

          $1.00 per share (refer to Note 7); and

     3.   issued  1,000,000  stock  options in payment for  consulting  fees.  A non-cash  expense of $2,989,221  has been recorded in connection  with these options (refer to note 8).

     4.   settled a total of $512,637 in promissory  notes and accrued  interest in  exchange  for  348,733  private  placement  unites  offered by the

          Company  at $1.47 per unit,  with each unit  comprised  of one  common share and one share purchase  warrant  exerciseable at $1.68 per share

          (see Note 6).

During the period  ended  December  31,  2003 the  Company  settled  $250,000 of advances due to ICI for 300,000 shares of common stock.  The Company also issued

1,650,000 common shares on the exercise of stock options at $0.167 per share for the offset of prior advances from ICI (550,000  common shares on the exercise of stock options at $0.50 per pre-forward split share).

                                      F-22

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 12: SUBSEQUENT EVENTS

________________________________________________________________________________

NEW PARTICIPATION DRILLING ON PANTHER CREEK PROSPECT - Refer to Note 4.

NEW OPERATOR - On January 1, 2005, the Company  appointed Oak Hills Drilling and

Operating,  LLC of  Oklahoma  as its  elected  operator  for wells on its Wagnon

Lease, and for further drilling to be conducted by Lexington. Oak Hills Drilling and Operating, LLC replaces Oakhills Energy, Inc. as its designated operator.

EXERCISE OF WARRANTS - Refer to Note 7.

NOTE 13: DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

All of the Company's Oil and Gas  activities  are conducted in the United States of America.  No comparative numbers are presented for 2003 as the Company's only

Oil and Gas activity during 2003 was the acquisition of an unproved property for

$120,000.

                                                  Capitalized Costs Relating To

                                                Oil and Gas Producing Activities

                                                      At December 31, 2004

                                                                 Total

________________________________________________________________________________

Unproved oil and gas properties                               $ 1,419,447

________________________________________________________________________________

Proved oil and gas                                             $1,371,266

________________________________________________________________________________

Accumulated depreciation, depletion, and amortization

and valuation allowances                                      ($  161,328)

________________________________________________________________________________

Net capitalized costs                                          $2,629,385

________________________________________________________________________________

                             Costs Incurred In Oil and Gas Property Acquisition,

                                   Exploration, and Development Activities

                                    For the Year Ended December 31, 2004

                                                                 Total

________________________________________________________________________________

Acquisition Properties

________________________________________________________________________________

 - Proved                                                               -

________________________________________________________________________________

 - Unproved                                                   $ 1,419,447

________________________________________________________________________________

Exploration costs                                                       -

________________________________________________________________________________

Development costs                                             $ 1,251,266

________________________________________________________________________________

                                  Results of Operations for Producing Activities

                                       For The Year Ended December 31, 2004

                                                                 Total

________________________________________________________________________________

Revenues

________________________________________________________________________________

 Sales                                                        $   472,140

________________________________________________________________________________

 Transfers                                                              -

________________________________________________________________________________

     Totals                                                   $   472,140

________________________________________________________________________________

Production costs                                              $   (83,893)

________________________________________________________________________________

Depreciation, depletion, and amortization, and valuation

provisions                                                    $  (161,329)

________________________________________________________________________________

Income tax expense                                                      -

________________________________________________________________________________

Results of operations from producing activities (excluding

corporate overhead and interest costs)                        $   226,918

________________________________________________________________________________

                                      F-23

LEXINGTON RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

________________________________________________________________________________

NOTE 13: DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) (CONT'D)

________________________________________________________________________________

                                                Reserve Quantity Information

                                            For The Year Ended December 31, 2004

                                                                 Total

________________________________________________________________________________

                                                  Oil           Gas - mcf

________________________________________________________________________________

Proved developed and undeveloped reserves:

   Beginning of year                                     -              -

________________________________________________________________________________

Extensions and discoveries                               -      1,531,026

________________________________________________________________________________

Production                                               -       (180,123)

________________________________________________________________________________

Sales of minerals in place                               -              -

________________________________________________________________________________

End of year                                              -      1,350,903

________________________________________________________________________________

Proved developed reserves:

   Beginning of year                                     -              -

   End of year                                           -      1,176,008

________________________________________________________________________________

Oil and gas applicable to long-term supply

agreements with government or authorities in

which the enterprise acts as producer:

   Proved reserves - year end                            -      1,350,903

   Received during the year                              -              -

________________________________________________________________________________

                    Standardized Measure of Discounted Future Net Cash Flows and

                      Changes Therein Relating to Proved Oil and Gas Reserves

                                        At December 31, 2004

                                                                 Total

________________________________________________________________________________

Future cash inflows                                           $ 5,273,961

________________________________________________________________________________

Future production and development costs                       $(1,642,296)

________________________________________________________________________________

Future income tax expenses                                              -

________________________________________________________________________________

Future net cash flows 10% annual discount

For estimated timing of cash flows                            $(1,200,639)

________________________________________________________________________________

Standardized measure of discounted

future net cash flows                                         $ 2,431,026

________________________________________________________________________________

Sales and transfers of oil and gas produced, net

Of production costs                                           $   226,918

________________________________________________________________________________

Net changes in prices and production costs                              -

________________________________________________________________________________

Extensions, discoveries and improved recovery,

Less related costs                                                      -

________________________________________________________________________________

Development costs incurred during the period                  $ 1,360,296

________________________________________________________________________________

GRANT OF STOCK OPTIONS - Refer to Note 8.

                                      F-24

ITEM  8.  CHANGES  IN AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND

          FINANCIAL DISCLOSURE

         Our principal independent accountant from August 9, 2000 to the current date is Dale Matheson Carr-Hilton Labonte, Chartered Accountants, 1300-1140 West

Pender Street,  Vancouver,  British Columbia V6E 4G1. Effective January 1, 2004,

LaBonte & Co. merged with Dale Matheson  Carr-Hilton  pursuant to which the name of our principal  independent  accountant  changed to Dale Matheson  Carr-Hilton

LaBonte.

ITEM 8A. CONTROLS AND PROCEDURES

FINANCIAL DISCLOSURE CONTROLS AND PROCEDURES

         An  evaluation  was  conducted  under  the  supervision  and  with  the participation  of our management,  including  Grant Atkins,  the Company's Chief

Executive  Officer  ("CEO")  and  Vaughn  Barbon,  our Chief  Financial  Officer

("CFO"),  of the  effectiveness  of the design and  operation of our  disclosure controls  and  procedures  as of December 31,  2004.  Based on that  evaluation,

Messrs.  Atkins and Barbon concluded that our disclosure controls and procedures were  effective  as of such  date to  ensure  that  information  required  to be disclosed  in the  reports  that we file or submit  under the  Exchange  Act, is recorded,  processed,  summarized and reported within the time periods specified in SEC rules and forms.  Such  officers also confirm that there was no change in our internal control over financial reporting during the year ended December 31,

2004 that has materially affected, or is reasonably likely to materially affect,

our internal control over financial reporting.

AUDIT COMMITTEE REPORT

         Our Board of Directors has established an audit committee.  The members of the audit committee are Mr. Steven Jewett, Mr. Doug Humphreys, and Mr. Norman

MacKinnon.  Two of the three members of the audit  committee  are  "independent"

within the  meaning  of Rule  10A-3  under the  Exchange  Act and are  financial

                                       38

experts.  The audit  committee was organized in April 2004 and operates  under a written charter adopted by the Board of Directors.

         The audit  committee has reviewed and  discussed  with  management  our audited financial  statements as of and for fiscal year ended December 31, 2004.

The audit  committee has also discussed with Dale Matheson  Carr-Hilton  LaBonte the matters required to be discussed by Statement on Auditing  Standards No. 61,

Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public  Accountants.  The audit committee has  received  and  reviewed  the written  disclosures  and the letter from Dale

Matheson  Carr-Hilton LaBonte required by Independence  Standards Board Standard

No. 1,  Independence  Discussions  with Audit  Committees,  as amended,  and has discussed with Dale Matheson Carr-Hilton LaBonte their independence.

         Based on the  reviews  and  discussions  referred  to above,  the audit committee has  recommended to the Board of Directors that the audited  financial statements referred to above be included in our Annual Report on Form 10-KSB for fiscal year ended  December  31,  2004 filed with the  Securities  and  Exchange

Commission.

ETHICS COMMITTEE

     Our Board of Directors has established an ethics  committee.  The member of our ethics committee is Mr. Grant Atkins, Mr. Douglas  Humphries,  and Mr. Steve

Jewett. The ethics committee was organized in February 2005 and operates under a code of business  conduct and ethics policy (the "Code") adopted by the Board of

Directors.  A copy of the charter for the ethics  committee is an exhibit to the

Annual Report.

         Our Board of Directors adopted the Code for our directors and officers.

This Code is intended to describe our core values and beliefs and to provide the foundation for all business  conduct.  The Code is further intended to focus our board of  directors  and each  director  and  officer on areas of ethical  risk,

provide  guidance to directors and officers to help them recognize and deal with ethical issues,  provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability.  Our guidelines for conducting business are consistent with the highest standards of business ethics.  Each director and officer must comply with the letter and spirit of this Code.

         We have attached a copy of the text of the Code in this Annual  Report.

Furthermore,  upon request, we shall provide to any person without charge a copy of the  Code.  Any  such  requests  should  be  directed  to Mr.  Grant  Atkins,

President, 7473 West Lake Mead Road, Las Vegas, Nevada 89128.

ITEM 8B. OTHER INFORMATION

         Not applicable.

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE

        WITH SECTION 16(A) OF THE EXCHANGE ACT

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

         All of our directors hold office until the next annual general  meeting of the  shareholders  or until their  successors are elected and qualified.  Our

                                       39

officers are  appointed  by our board of  directors  and hold office until their earlier death, retirement, resignation or removal.

         Our directors and executive officers, their ages, positions held are as follows:

         _______________________________________________________

         Name                  Age     Position with the Company

         _______________________________________________________

         Grant Atkins          44      President/Chief Executive

                                       Officer and Director

         _______________________________________________________

         Vaughn Barbon         48      Treasurer/Chief Financial

                                       Officer

         _______________________________________________________

         Douglas Humphreys     52      Director

         _______________________________________________________

         Norman MacKinnon      69      Director

         _______________________________________________________

         Steve Jewett          66      Director

         _______________________________________________________

BUSINESS EXPERIENCE

         The  following  is a  brief  account  of  the  education  and  business experience of each director,  executive officer and key employee during at least the past five years,  indicating each person's  principal  occupation during the period,  and the name and principal  business of the organization by which he or she was employed.

         GRANT ATKINS.  Grant Atkins has been our Chief Executive  Officer since

July 2003,  our  President  since 2001 and our  Secretary  and a director  since

September 1998. For the past ten years,  Mr. Atkins has been  self-employed  and has acted as a  financial  and  project  coordination  consultant  to clients in government and private industry. He has extensive  multi-industry  experience in the fields of finance,  administration  and business  development.  From 1998 to

March 31,  2004,  Mr.  Atkins  provided  consulting  services  through  Investor

Communications International,  Inc. to a number of private and public companies,

including  us. Mr.  Atkins  received  a Bachelor  of  Commerce  degree  from the

University of British Columbia.

     VAUGHN  BARBON.  Vaughn Barbon has been our  Treasurer and Chief  Financial

Officer  since April 1, 2003.  Mr.  Barbon is also a manager of Lexington  Oil &

Gas. Since 1997, Mr. Barbon has provided  consulting and accounting services for

V. Barbon Consulting. Mr. Barbon received a Bachelor of Arts from the University of Victoria.

     DOUGLAS  HUMPHREYS.  Douglas  Humphreys has been a director since April 30,

2004 and is a member of our audit committee.  Mr. Humphreys is also a manager of

Oak Hills Drilling, an oil and gas limited liability company organized under the laws of Oklahoma that acts as "operator"  to Lexington.  Mr.  Humphreys has been

Operations Manager of Lexington Oil & Gas since November 2003 and an oil and gas consultant  to Paluca  Petroleum,  Inc.  since 1995.  Mr.  Humphreys  is also an officer,  director and sole shareholder of Paluca Petroleum, Inc. and has been a director of GHB Farms,  Inc.  Mr.  Humphreys  received  his  Bachelor of Science degree in Business and Geology from Southwest Oklahoma State University.

         Mr. Humphreys has been active in the industry for over 30 years, mostly in his home state of Oklahoma and in the surrounding oil and gas rich regions of the mid continent. His industry knowledge comes from hands-on experience helping to build several oil and gas producing companies to prominence.

                                       40

         NORMAN J.R. MACKINNON.  Norman J.R. MacKinnon has been a director since

April 30,  2004 and is a member  of our  audit  committee.  Mr.  MacKinnon  is a

Chartered Accountant and has been the principal of NJR MacKinnon, CA since 1984.

Mr.  MacKinnon  is also a director  of CYOP and Gaming  Transactions,  Inc.  Mr.

MacKinnon  received his degree as a Chartered  Accountant  from the Institute of

Chartered Accountants of British Columbia.

         STEVE  JEWETT.  Steve Jewett has been a director  since April 30, 2004.

Since  1978,  Mr.  Jewett  has been  the  owner of  Stephen  Jewett -  Chartered

Accountants.  During  his  career,  Mr.  Jewett was  auditor  of several  public companies.  Mr. Jewett  received his degree as a Chartered  Accountant  from the

Institute  of  Chartered  Accountants  of  British  Columbia  and is  the  audit committee's financial expert.

FAMILY RELATIONSHIPS

         There are no family relationships among our directors or officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         During the past five years, none of our directors,  executive  officers or persons that may be deemed  promoters  is or have been  involved in any legal proceeding  concerning  (i) any  bankruptcy  petition  filed by or  against  any business of which such person was a general partner or executive  officer either at the time of the  bankruptcy or within two years prior to that time;  (ii) any conviction  in a criminal  proceeding  or being  subject  to a pending  criminal proceeding (excluding traffic violations and other minor offenses);  (iii) being subject to any order, judgment or decree, not subsequently reversed,  suspended,

or vacated,  of any court of competent  jurisdiction  permanently or temporarily enjoining,  barring, suspending or otherwise limiting involvement in any type of business,  securities or banking  activity;  or (iv) being found by a court, the

Securities and Exchange  Commission or the Commodity Futures Trading  Commission

to have  violated  a federal or state  securities  or  commodities  law (and the judgment has not been reversed, suspended or vacated).

COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE

         As of the date of this Annual  Report,  Messrs.  Humphreys,  Jewett and

MacKinnon  have been  appointed  as members to our audit  committee.  Two of the three  members  are  "independent"  within the  meaning of Rule 10A-3  under the

Exchange Act and are in addition financial experts. The audit committee operates under a written charter adopted by the Board of Directors on February 2, 2004.

         The audit  committee's  primary  function  is to  provide  advice  with respect  to our  financial  matters  and to  assist  the Board of  Directors  in fulfilling its oversight  responsibilities  regarding finance,  accounting,  and legal compliance. The audit committee's primary duties and responsibilities will be to: (i) serve as an independent  and objective party to monitor our financial reporting  process and  internal  control  system;  (ii) review and appraise the audit  efforts of our  independent  accountants;  (iii)  evaluate our  quarterly financial performance as well as our compliance with laws and regulations;  (iv)

oversee  management's  establishment  and enforcement of financial  policies and business  practices;  and (v) provide an open avenue of communication  among the independent accountants, management and the Board of Directors.

                                       41

ETHICS COMMITTEE

     Our Board of Directors has established an ethics committee.  The members of the ethics committee are Mr. Grant Atkins, Mr. Douglas Humphreys,  and Mr. Steve

Jewett. The ethics committee was organized in February 2005 and operates under a code of business  conduct and ethics policy (the "Code") adopted by the Board of

Directors.

         The  Code was  adopted  for our  directors  and  officers.  The Code is intended to describe  our core values and beliefs and to provide the  foundation for all  business  conduct.  The Code is further  intended to focus our Board of

Directors  and each  director  and  officer  on areas of ethical  risk,  provide guidance to directors and officers to help them  recognize and deal with ethical issues,  provide  mechanisms  to report  unethical  conduct,  and help  foster a culture of honesty and  accountability.  Our guidelines for conducting  business are consistent with the highest standards of business ethics.  Each director and officer must comply with the letter and spirit of this Code.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section  16(a) of the Exchange Act requires our directors and officers,

and the persons who  beneficially own more than ten percent of our common stock,

to file reports of ownership and changes in ownership  with the  Securities  and

Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3  promulgated  under the Exchange Act.  Based solely on the reports received by us and on the  representations of the reporting persons,

we  believe  that  these  persons  have  complied  with  all  applicable  filing requirements during the fiscal year ended December 31, 2004.

ITEM 10. EXECUTIVE COMPENSATION

         During  fiscal  years ended  December  31,  2004 and 2003,  some of our directors or officers were compensated for their roles as directors or executive officers.  In addition,  our  officers  and  directors  are  reimbursed  for any out-of-pocket  expenses incurred by them on behalf of the Company.  We presently have no pension, health, annuity,  insurance,  profit sharing or similar benefit plans.  Mr. Atkins and Mr. Barbon,  our Chief  Financial  Officer and Treasurer,

previously derived remuneration from us directly and through ICI, which provided a wide range of  management,  financial and  administrative  services to us. See

"Summary Compensation Table" below.

         Executive  compensation  is  subject  to  change  concurrent  with  our requirements.  None of our officers and  directors  are officers or directors of

ICI, nor do we own any equity  interest in ICI.  Currently,  Mr. Atkins receives compensation  in the  amount  of  $10,000  per  month  and Mr.  Barbon  receives compensation  in the  amount  of $7,500  per  month.  We do not have  employment agreements with Mr. Atkins or Mr. Barbon.

SUMMARY COMPENSATION TABLE

COMPENSATION

         None of our executive officers received an annual salary and bonus that exceeded  $100,000  during the fiscal years ending  December 31, 2004,  2003 and

2002. The following table sets forth the  compensation  received by Grant Atkins and Vaughn Barbon.

                                       42

________________________________________________________________________________

                            ANNUAL COMPENSATION                     LONG TERM

                                                                    COMPENSATION

________________________________________________________________________________

NAME AND                    YEAR       SALARY         OTHER         SECURITIES

PRINCIPAL POSITION                                                  UNDERLYING

                                                                    OPTIONS

________________________________________________________________________________

                                                             (2)

Grant Atkins(1)             2004       0              $60,000         100,000

  President and  Chief                                       (2)

Executive Officer           2003       0              $19,625         0

                                                             (2)

                            2002       0              $ 3,300         0

________________________________________________________________________________

                                                             (2)

Vaughn Barbon               2004       0              $64,000         0

  Chief Financial Officer                                    (2)

                            2003       0              $15,000         0

________________________________________________________________________________

         (1) Mr. Atkins was appointed the Chief Executive Officer in July, 2003.

         (2) Received pursuant to respective contractual arrangements between us and ICI.

STOCK OPTIONS/SAW GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2004




________________________________________________________________________________________________________________________________

OPTION/SAR GRANTS IN LAST FISCAL YEAR

________________________________________________________________________________________________________________________________

Name                                     Number of Securities     Percent of Total Options     Exercise Price            Date of

                                           Underlying Options                      Granted                            Expiration

________________________________________________________________________________________________________________________________


Grant Atkins                                          100,000                        5.00%              $3.00           12/31/08

________________________________________________________________________________________________________________________________

Douglas Humphreys                                      50,000                        1.50%              $0.50           12/31/08

                                                      200,000                       10.00%              $3.00           12/31/08

________________________________________________________________________________________________________________________________

Norman MacKinnon                                        2,500                        0.01%              $1.00           12/31/08

________________________________________________________________________________________________________________________________

Stephen Jewett                                          2,500                        0.01%              $1.00             2/2/09

________________________________________________________________________________________________________________________________

                   (1)                              2,850,000                                           $0.50            2/12/13

International Market                                  495,000                                           $1.00           12/31/08

 Trend AG                                             400,000                       83.50%              $3.00           12/31/08

________________________________________________________________________________________________________________________________

         (1) During  fiscal year ended  December  31,  2004,  we  exchanged  the aggregate  amount  of  $495,000  in debt owed to ICI that had been  assigned  to consultants  for IMT in exchange for the exercise price of 495,000 Stock Options to acquire  shares of our common stock that had been assigned to him by IMT at a price of $1.00 per share.



EMPLOYMENT  CONTRACTS  AND  TERMINATION  OF  EMPLOYMENT  AND  CHANGE IN  CONTROL

ARRANGEMENTS

CONSULTATION AGREEMENT

         On July  12,  2004,  we  entered  into a  Consultation  Agreement  (the

"Humphreys  Consultation  Agreement")  with  Lexington  Oil  & Gas  and  Douglas

Humphreys.  Pursuant to the Humphreys Consultation Agreement, Mr. Humphreys will assist in overseeing  the drilling  operations and the completion and management of our wells. Mr. Humphreys compensation pursuant to the terms and provisions of

                                       43

the Humphreys  Consultation  Agreement  will be: (i) $7,500 per month  effective

April 1, 2004,  (ii) the  assignment  of up to 10% carried  working  interest in every well  drilled on all  properties  held by us,  including  the Wagnon Lease

(during  fiscal year 2004 we  recorded  additional  compensation  expense to Mr.

Humphreys of $100,000 being the estimated  value of his 10% carried  interest in our wells developed as at December 31, 2004);  (iii) the right to purchase up to an additional 5% working  interest in all wells drilled by us on our  properties provided that funds for this participation are paid prior to the commencement of drilling  of said  wells;  and (iv) grant of 200,000  Stock  Options to purchase shares of our common  stock at an exercise  price of $3.00 per share (which were granted July 2004).  The Humphreys  Consultation  Agreement can be terminated at any time with ninety days written notice by either party.

COMPENSATION OF DIRECTORS

         Generally, our directors do not receive salaries or fees for serving as directors,  nor do they receive any compensation  for attending  meetings of the board of directors. Directors are entitled to reimbursement of expenses incurred in attending meetings. In addition, our directors are entitled to participate in our stock option plan. During fiscal year ended December 31, 2004, we paid Steve

Jewett  $17,500 in  connection  with his  service as the  chairman  of the audit committee.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of the date of this Annual  Report,  the following  table sets forth certain information with respect to the beneficial ownership of our common stock by each  stockholder  known by us to be the beneficial  owner of more than 5% of our common stock and by each of our current  directors and  executive  officers.

Each person has sole voting and  investment  power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of March 27,  2005,  there are  17,247,052  shares of common  stock  issued  and outstanding.




______________________________________________________________________________________________________________________

Name and Address of Beneficial Owner              Amount and Nature of Beneficial Ownership      Percent of Beneficial

                                                                                                 Ownership

______________________________________________________________________________________________________________________


Grant Atkins                                       100,0000 (1)                                       0.58%

7473 West Lake Mead Road

Las Vegas, Nevada 89128

______________________________________________________________________________________________________________________

Vaughn Barbon                                             0                                              0%

7473 West Lake Mead Road

Las Vegas, Nevada 89128

______________________________________________________________________________________________________________________

Douglas Humphreys                                   250,000 (2)                                       1.45%

7473 West Lake Mead Road

Las Vegas, Nevada 89128

______________________________________________________________________________________________________________________

Norman MacKinnon                                      2,500 (3)                                       0.01%

7473 West Lake Mead Road

Las Vegas, Nevada 89128

______________________________________________________________________________________________________________________

Steve Jewett                                          2,500 (4)                                       0.01%

7473 West Lake Mead Road

Las Vegas, Nevada 89128

______________________________________________________________________________________________________________________

Orient Explorations Ltd.                          6,000,000 (5)                                      34.78%

P.O. Box 97 Leeward

Highway, Provinciales

Turks & Caicos Islands

______________________________________________________________________________________________________________________

All Officers and Directors (5 total)                355,000 (6)                                       2.06%

______________________________________________________________________________________________________________________

                                       44

         (1)  Represents the assumption of the exercise of 100,000 Stock Options to purchase 100,000 shares of our common stock at an exercise price of $3.00 per share expiring on December 31, 2008.

         (2)  Represents the assumption of the exercise of 200,000 Stock Options to purchase 200,000 shares of our common stock at an exercise price of $3.00 per share expiring on December 31, 2008 and 50,000 Stock Options to purchase  50,000 shares of our common stock at an exercise  price of $0.50 per share  expiring on

December 31, 2008.

         (3) Represents the assumption of the exercise of 2,500 Stock Options to purchase  2,500  shares of our common  stock at an  exercise  price of $1.00 per share expiring on December 31, 2008.

         (4) Represents the assumption of the exercise of 2,500 Stock Options to purchase  2,500  shares of our common  stock at an  exercise  price of $1.00 per share expiring on February 2, 2009.

         (5) The sole shareholder of Orient Explorations Ltd. is Canopus Limited for Meridan  Trust.  The sole director of Orient  Explorations  Ltd. is Cockburn

Directors, Ltd. Mr. Dempsey has the sole exclusive voting and disposition rights regarding shares of common stock.

     (6)  Represents  the assumption of the exercise of 350,500 Stock Options to purchase 350,500 shares of our common stock.



            Our Board of Directors  was advised that a private  transaction  not involving a public sale  occurred  effective  as of  February  18, 2005  between

Orient  Explorations Ltd. and Longfellow  Industries (B.C.) Ltd. Pursuant to the

terms and provisions of the private  transaction,  Orient Explorations Ltd. sold

3,000,000 shares of our restricted  common stock it held of record to Longfellow

Industries  (B.C.) Ltd. at par value $0.00025 for an aggregate  consideration of

approximately  $750.00  in  cash.  At  the  time  of  the  transaction,   Orient

Explorations Ltd. is deemed to be an affiliate of the Company.

     Our Board of Directors is unaware of any arrangement or understanding among the members of Orient  Explorations  Ltd. and Longfellow  Industries (B.C.) Ltd.

with respect to election of our directors or other matters.

CHANGES IN CONTROL

         Subsequent  to  December  31,  2004,  Orient  Explorations  Ltd.,   the

controlling shareholder, disposed of 3,000,000 of our shares. This resulted in a reduction of Orient's effective holding of our shares from 52.94% to 34.78%.

         We are unaware of any contract or other  arrangement  the  operation of which may at a subsequent date result in a change in control of our company.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As they relate to the certain  relationships  and related  transactions discussed below, Douglas Humphreys,  one of our directors,  is the sole officer,

director and  shareholder  of Paluca  Petroleum,  Inc.  Douglas  Humphreys is an

officer and director of Oak Hills  Drilling.  Mr.  Humphreys is a manager of and

                                       45

25% shareholder in Oak Hills Drilling and, until January 21, 2004, Mr. Humphreys and Mr. Barbon were minority shareholders of Oakhills Energy, Inc..

OAK HILLS DRILLING INC.

         On  November  9, 2004,  we  entered  into an  agreement  with Oak Hills

Drilling,  to drill a ten well program.  For a complete  description  of the Oak

Hills Drilling Agreement, see "Current Business Operations."

         Saddlebag  Oilfield  Services  ("Saddlebag")  has  provided  completion services to Oak Hills Energy on the Kellster  #1-5,  Kyndal #2-2, and Bryce #3-2

wells.  Mr.  Humphreys  is a  director  of  Saddlebag  and  Pam  Humphreys,  Mr.

Humphrey's  wife, is the president of  Saddlebag.  As of December 31, 2004,  Oak

Hills Energy, Inc. has paid Saddlebag at total of $44,567 for completion work on the three wells.  The work included setting up the surface  equipment,  swabbing the well to initiate production,  laying pipeline, setting up fences, compressor hookups and other related services.

PALUCA PETROLEUM INC.

         On July 19,  2004,  we were  assigned  320 gross acres of leases in the

H-9  Prospect  from  Paluca  Petroleum,  Inc.  who had  entered  into a farm-out agreement with Faith Production,  LLC dated July 19, 2004 for the acquisition of this  property.  Paluca  Petroleum,.  Inc.  served only as an  intermediary  and received no consideration in connection with this transaction.

         On April 22,  2004,  we acquired  from  Paluca  Petroleum,  Inc.  three sections  of  farm-out  acreage to develop  coal bed methane gas wells in Hughes

County,  State of Oklahoma (the "South Lamar Farm-out") for $120,000 and on July

14, 2004, we acquired an additional 184 gross acres in this Prospect from Paluca

Petroleum,  Inc. for approximately $13,800. The acreage was purchased originally by Paluca  Petroleum,  Inc.  for  approximately  $100,000,  and the  exchange of certain other equipment.

HUMPHREYS CONSULTING AGREEMENT

         On July 12, 2004,  we entered into the Humphreys  Consulting  Agreement with Lexington Oil & Gas and Douglas  Humphreys.  For a complete  description of the Humphreys Consulting Agreement, see "Employment Contracts and Termination of

Employment and Change in Control Arrangements."

INVESTORS COMMUNICATIONS INTERNATIONAL, INC.

         On May 18,  2004,  we  exchanged  $495,000 in debt owed to ICI that had been  assigned to a consultant  for IMT in exchange  for the  exercise  price of

495,000  Stock  Options  to  acquire  shares of our  common  stock that had been assigned to him by IMT at a price of $1.00 per share.

         During fiscal year ended  December 31, 2004,  we exchanged  $200,000 in debt owed to ICI that had been assigned to  consultants  for IMT in exchange for the exercise  price of 1,200,000  Stock Options to acquire  shares of our common stock  that  had  been  assigned  designees  of IMT at a  price  of  $0.167  per pre-Forward Stock Split share.

         Of the  1,000,000  Stock Options  granted on February 2, 2004,  105,000 were granted to officers and directors and 895,000 Stock Options were granted to

IMT.

                                       46

PALUCA AGREEMENT

         On  January  21,  2004,  we  entered  into the  Paluca  Agreement  with

Lexington Oil & Gas, Paluca Petroleum,  Inc. and Douglas Humphreys.  Pursuant to

the terms  and  provisions  of the  Paluca  Agreement:  (i) we  assigned  to Mr.

Humphreys a 10% carried  working  interest  in every  well  drilled by us on the

Wagnon  Lease;  (ii) we  agreed  to  allow  Humphreys  to  participate  up to an additional 5% working  interest in every well drilled by us on the Wagnon Lease;

(iii)  Mr.  Humphreys  agreed  to  waive  any and all  other  claims,  debts  or obligations owed to him by us or Lexington Oil & Gas, (iv) we agreed to transfer to Paluca  certain  assets  previously  acquired by us (which  included  working interests and net revenue interests in certain oil and gas leases located on the

Doc Cole Property,  the Atwood Booch Sand Property,  the Jeneva Property and the

Sasakwa Gilcrease Sand Property, as previously disclosed in prior filings).

         On January 21, 2004,  Orient  Explorations,  Inc. and Douglas Humphreys

entered into an agreement (the  "Humphreys/Orient  Agreement").  Pursuant to the

terms and provisions of the Humphreys/Orient  Agreement, Mr. Humphreys agreed to transfer 750,000  pre-Forward  Stock Split shares of our restricted common stock held of record by Humphreys to Orient Explorations Inc. for $10.

OAK HILLS ENERGY INC.

     Effective  December 5, 2003,  we acquired  the Wagnon  Lease from Oak Hills

Energy,  Inc. for $120,000.  Oak Hills Energy, Inc. acquired the Wagnon Farm-Out

Agreement from Quinton Rental and Repair  Service,  Inc. on December 5, 2003 for

$44,325.

DEBT

      During  fiscal year ended  December 31, 2004,  we exchanged  $1,260,027 in loans,  notes and accrued  interest  due to related  parties in exchange for the issuance of 630,276 pre-Forward Stock Split shares of our common stock.

FINANCIAL CONSULTING AGREEMENT

      On November 10,  2003,  we entered  into a financial  consulting  services agreement (the "Financial Consulting Agreement") with International Market Trend

AG, a private  company to which  certain of our officers and  directors  provide consulting services related to the oil and gas industry ("IMT"). Pursuant to the terms and provisions of the Financial Consulting Agreement:  (i) IMT performed a wide range of management,  administrative,  financial, business development, and consulting  services  for us:  (ii) we  granted  IMT and/or  its  designates  or employees  950,000  pre-forward  stock split Stock Options to purchase shares of our common stock at an exercise price of $0.50 per share; and (iii) we agreed to a contracted rate of $10,000 per month.  We incurred  $90,000 in fees to IMT for fiscal  year  ended  December  30,  2004 and nil in  fiscal  year  2003.  Of the

1,000,000 Stock Options granted on February 2, 2004,  895,000  pre-forward stock split  Stock  Options  were  granted  to IMT or its  designates.  The  Financial

Consulting Agreement was for a term of twelve months and expired on November 10,

2004,  with  subsequent  renewal  of the  contract  on a month  to  month  basis thereafter.

As of February 1, 2005, we granted to IMT 500,000 Stock Options  exercisable  at

$1.00 per share for a period of five years as partial  compensation for services performed by IMT on our behalf.

ICI CONSULTING AGREEMENT

         On  January 1,  1999,  Intergold  Corporation  and ICI  entered  into a consulting services and management  agreement (the "ICI Consulting  Agreement").

                                       47

The ICI  Consulting  Agreement  allowed for monthly fees not to exceed  $75,000.

During the period  ended  November 19, 2003, a total of $110,000 was incurred to

ICI.  During fiscal year ended December 31, 2003, ICI paid a total of $25,875 to

Mr. Atkins for services provided to us. ICI also paid Mr. Barbon $13,750 for his services for fiscal year ended  December 31, 2003.  In addition,  during  fiscal year ended December 31, 2003, ICI and other shareholders paid expenses on behalf of us in the aggregate  amount of $47,000  (2002 - $24,592).  During fiscal year ended  December 31, 2003, a total of $10,000 was incurred to ICI. As of December

31, 2003, we owed ICI a total of $448,370 in management  fees which have accrued as described above,  loans of $59,498,  and interest of $282,477 accruing at 10%

per annum on outstanding  balances and unpaid  management  fees payable,  for an aggregate  total of $790,345.  On December 31, 2003,  we entered into a month to month  arrangement  with ICI as a  transitional  measure  until March 31,  2004.

During the quarter  ended March 31, 2004, a total of $30,000 was incurred to ICI for  administrative and investor relations services provided to us. No fees were incurred to ICI for the balance of the fiscal year ended  December 31, 2004.  On

October 7, 2004, we repaid ICI $74,228 in loans and accrued interest.  As of the date of this Annual Report, there are no further obligations to ICI.

ITEM 13. EXHIBITS

The following exhibits are filed as part of this Annual Report.

         2.1     Share Exchange Agreement (1)

         3.1     Articles of Incorporation (2)

         3.2     Amended and Restated Bylaws of Lexington Resources, Inc.

                 incorporated by reference to Exhibit 3.1 filed on Form 8-K dated October 1, 2004. (3)

         10.1    Wagnon Farm-Out Agreement dated December 5, 2004. (4)

         10.2    South Lamar Farm-Out Agreement #1 dated April 21, 2004. (4)

         10.3    Assignment of South Lamar Farm-Out. (4)

         10.4    South Lamar Farm-Out Agreement #2 dated April 21, 2004. (4)

         10.5    South Lamar Farm-Out Agreement #3 dated April 21, 2004. (4)

         10.6    Douglas Humphreys Consulting Agreement dated July 12, 2004.

                 (4)

         10.7    Oak Hills Drilling and Operating, LLC Drilling Agreement

                 dated November 9, 2004. (4)

         10.8    Stock Option Plan of Lexington Resources, Inc. dated February

                 2, 2004. (2)

         10.9    Charter of Audit Committee of Lexington Resources, Inc.

         14.     Code of Ethics.

         31.1    Certification of Chief Executive Officer Pursuant to Rule

                 13a-14(a) or 15d-14(a) of the Securities Exchange Act.

                                       48

         31.2    Certification of Chief Financial Officer Pursuant to Rule

                 13a-14(a) or 15d-14(a) of the Securities Exchange Act.

         32.1    Certification of Chief Executive Officer and Chief Financial

                 Officer Under Section 1350 as Adopted Pursuant to Section

                 906 of the Sarbanes-Oxley Act.

         99.1    Reserve and Economic Evaluation prepared by Fletcher Lewis

                 Engineering, Inc. (2)

          (1)  Incorporated  by reference to Exhibit 4.1 of Lexington  Resources

               Inc.  Annual  Report on Form 10-KSB filed with the  Commission on

               April 7, 2004 (SEC File no. 000-25455).

          (2)  Incorporated by reference to Exhibits of Lexington Resources Inc.

               Amendment  No. 2 to SB-2  Registration  Statement  filed with the

               Commission on January 19, 2005.

          (3)  Incorporated  by reference to Exhibit 3.1 of Lexington  Resources

               Inc.  Report on Form 8-K filed with the  Commission on October 1,

               2004.

          (4)  Incorporated  by reference to Exhibits 10.1,  10.2,  10.3,  10.4,

               10.5,   10.7,   and  10.8  of  Lexington   Resources   Inc.  SB-2

               Registration  Statement filed with the Commission on December 15,

               2004.

          (5)

ITEM 14.PRINCIPAL ACCOUNTING FEES AND SERVICES

         During fiscal year ended  December 31, 2004, we incurred  approximately

$45,000  in  fees  to our  principal  independent  accountant  for  professional services  rendered in connection with the audit of our financial  statements for fiscal  year  ended  December  31,  2004  and for the  review  of our  financial statements  for the quarters  ended March 31, 2004,  June 30, 2004 and September

30, 2004.

         During fiscal year ended  December 31, 2003, we incurred  approximately

$16,065  in  fees  to our  principal  independent  accountant  for  professional services  rendered in connection with the audit of our financial  statements for fiscal  year  ended  December  31,  2003  and for the  review  of our  financial statements  for the quarters  ended March 31, 2003,  June 30, 2003 and September

30, 2003.

         During fiscal year ended  December 31, 2004, we did not incur any other fees for professional services rendered by our principal independent  accountant for all other  non-audit  services  which may  include,  but is not  limited to,

tax-related services, actuarial services or valuation services.

                                       49

                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LEXINGTON RESOURCES, INC.

Dated: July 25, 2005                      By: /s/ GRANT ATKINS

                                              __________________________________

                                                  Grant Atkins, President/Chief

                                                  Executive Officer

Dated: July 25, 2005                      By: /s/ VAUGHN BARBON

                                                  ______________________________

                                                  Vaughn Barbon, Treasurer/Chief

                                                  Financial Officer

                                       50

                                                                    EXHIBIT 31.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                   PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

                           RULE 13a-14(a) OR 15d-14(a)

I, Grant R. Atkins, certify that:

1.   I have reviewed this annual report on Form 10-KSB/A of Lexington Resources,

     Inc.;

2.   Based on my knowledge, this report does not contain any untrue statement of a material  fact or omit to state a  material  fact  necessary  to make the statements made, in light of the circumstances  under which such statements were made,  not  misleading  with  respect  to the  period  covered by this report;

3.   Based on my  knowledge,  the  financial  statements,  and  other  financial information  included  in  this  report,  fairly  present  in all  material respects the financial  condition,  results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.   The  registrant's  other  certifying  officer  and  I are  responsible  for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a.   designed  such  disclosure  controls  and  procedures,  or caused such

          disclosure   controls  and   procedures  to  be  designed   under  our

          supervision,  to ensure  that  material  information  relating  to the registrant,  including its consolidated subsidiaries, is made known to us by others within those entities,  particularly during the period in which this report is being prepared;

     b.   evaluated the  effectiveness of the registrant's  disclosure  controls and procedures and presented in this report our conclusions  about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c.   disclosed  in this  report  any  change in the  registrant's  internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's  fourth fiscal quarter in the case of an annual  report)  that has  materially  affected,  or is reasonably  likely to materially  affect,  the  registrant's  internal control over financial reporting; and

5.   The registrant's  other certifying  officer and I have disclosed,  based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a.   all significant  deficiencies and material weaknesses in the design or operation  of internal  control  over  financial  reporting  which are reasonably  likely to  adversely  affect the  registrant's  ability to record, process, summarize and report financial information; and

     b.   any fraud, whether or not material,  that involves management or other employees who have a  significant  role in the  registrant's  internal control over financial reporting.

Dated: July 25, 2005                     By:  /s/ GRANT R. ATKINS

                                              __________________________________

                                                  Grant R. Akins, President

                                                  and Chief Executive Officer

                                                                    EXHIBIT 31.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

                   PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

                           RULE 13a-14(a) OR 15d-14(a)

I, Vaughn Barbon, certify that:

1.   I have reviewed this annual report on Form 10-KSB/A of Lexington Resources,

     Inc.;

2.   Based on my knowledge, this report does not contain any untrue statement of a material  fact or omit to state a  material  fact  necessary  to make the statements made, in light of the circumstances  under which such statements were made,  not  misleading  with  respect  to the  period  covered by this report;

3.   Based on my  knowledge,  the  financial  statements,  and  other  financial information  included  in  this  report,  fairly  present  in all  material respects the financial  condition,  results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.   The  registrant's  other  certifying  officer  and  I are  responsible  for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a.   designed  such  disclosure  controls  and  procedures,  or caused such

          disclosure   controls  and   procedures  to  be  designed   under  our

          supervision,  to ensure  that  material  information  relating  to the registrant,  including its consolidated subsidiaries, is made known to us by others within those entities,  particularly during the period in which this report is being prepared;

     b.   evaluated the  effectiveness of the registrant's  disclosure  controls and procedures and presented in this report our conclusions  about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c.   disclosed  in this  report  any  change in the  registrant's  internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's  fourth fiscal quarter in the case of an annual  report)  that has  materially  affected,  or is reasonably  likely to materially  affect,  the  registrant's  internal control over financial reporting; and

5.   The registrant's  other certifying  officer and I have disclosed,  based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a.   all significant  deficiencies and material weaknesses in the design or operation  of internal  control  over  financial  reporting  which are reasonably  likely to  adversely  affect the  registrant's  ability to record, process, summarize and report financial information; and

     b.   any fraud, whether or not material,  that involves management or other employees who have a  significant  role in the  registrant's  internal control over financial reporting.

Dated: July 25, 2005             By:  /s/ VAUGHN BARBON

                                          ______________________________________

                                          Vaughn Barbon, Chief Financial Officer

                                                                    EXHIBIT 32.1

           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

                         RULE 13a-14(b) OR 15d-14(b) AND

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection  with the annual  report of Lexington  Resources  Inc.  (the

"Company")  on Form  10-KSB/A for fiscal year ended  December 31, 2004, as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"),

Grant R. Atkins,  Chief  Executive  Officer of the Company,  and Vaughn  Barbon,

Chief  Financial  Officer of the  Company,  each  certifies  for the  purpose of complying with Rule  13a-14(b) or Rule 15d-14(b) of the Securities  Exchange Act

of 1934 (the  "Exchange  Act") and Section 1350 of Chapter 63 of Title 18 of the

United States Code, that:

     1.   the Report fully  complies with the  requirements  of Section 13(a) or

          15(d) of the Exchange Act; and

     2.   the  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated: July 25, 2005                  By:  /s/ GRANT R. ATKINS

                                               _______________________

                                               Grant R. Atkins

                                               Chief Executive Officer

Dated: July 25, 2005                  By:  /s/ VAUGHN BARBON

                                               _______________________

                                               Vaughn Barbon,

                                               Chief Financial Officer

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 10-QSB

(Mark One)

[X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

     ACT OF 1934

     For the quarterly period ended June 30, 2005

[ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

     EXCHANGE ACT OF 1934

     For the transition period from _______ to _______

                         Commission file number 0-25455

                              LEXINGTON RESOURCES, INC.

        (Exact name of small business issuer as specified in its charter)

            NEVADA                                                88-0365453

(State or other jurisdiction of                               (I.R.S. Employer

incorporation of organization)                               Identification No.)

                            7473 West Lake Mead Road

                             Las Vegas, Nevada 89128

                    (Address of Principal Executive Offices)

                   (702) 382-5139 (Issuer's telephone number)

                                       n/a

              (Former name, former address and former fiscal year,

                          if changed since last report)

Check  whether the issuer (1) filed all reports  required to be filed by Section

13 or 15(d) of the  Exchange  Act during the past 12 months (or for such shorter period that the registrant was required to file such reports),  and (2) has been subject to such filing requirements for the past 90 days.

                                        Yes  X       No

                                        -------      -------

Applicable  only to  issuers  involved  in  bankruptcy  proceedings  during  the preceding five years.

                                       N/A

Check whether the Registrant filed all documents required to be filed by Section

12, 13 and 15(d) of the Exchange Act after the  distribution of securities under a plan confirmed by a court.

                                        Yes          No

                                        -------      -------

                      Applicable only to corporate issuers

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date:

Class                                  Outstanding as of August 12, 2005

                                                 17,403,405

Common Stock, $.00025 par value

Transitional Small Business Disclosure Format (check one)

     Yes      No  X

PART I.  FINANCIAL INFORMATION

ITEM 1.  INTERIM CONSOLIDATED FINANCIAL STATEMENTS

         CONSOLIDATED BALANCE SHEETS                                          2

         INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS                        3

         INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

         INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS                        4

         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS                   5

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

            CONDITION OR PLAN OF OPERATION

ITEM 3.  CONTROLS AND PROCEDURES

PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS                                                   16

ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS                           21

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES                                     22

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS                 22

ITEM 5.  OTHER INFORMATION                                                   22

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K                                    22

SIGNATURES                                                                   23

PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

- -----------------------------

                            LEXINGTON RESOURCES, INC.

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 2005

                                  (Unaudited)

                            LEXINGTON RESOURCES, INC.

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2005

                                   (unaudited)

CONSOLIDATED BALANCE SHEETS

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                      F-1




                            LEXINGTON RESOURCES, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                                 June 30,       December 31,

                                                                                                   2005             2004

- --------------------------------------------------------------------------------------------- ---------------- ----------------

                                                                                                (unaudited)

                                                            ASSETS


CURRENT ASSETS

   Cash and cash equivalents                                                                       $   24,920      $  326,293

   Accounts receivable                                                                                240,602         136,573

- --------------------------------------------------------------------------------------------- ---------------- ----------------

                                                                                                      265,522         462,866

- --------------------------------------------------------------------------------------------- ---------------- ----------------

PROPERTY AND EQUIPMENT ( Note 4)

   Oil and gas properties full cost method of accounting

           Proved, net of accumulated depletion ($301,208)                                          2,986,515        1,209,938

           Unproved                                                                                   931,318        1,419,447

- --------------------------------------------------------------------------------------------- ---------------- ----------------

                                                                                                    3,917,833        2,629,385

   Other equipment, net of accumulated depreciation                                                     2,665            2,997

- --------------------------------------------------------------------------------------------- ---------------- ----------------

                                                                                                    3,920,498        2,632,382

- --------------------------------------------------------------------------------------------- ---------------- ----------------

                                                                                                  $ 4,186,020      $ 3,095,248

============================================================================================= ================ ================

                                             LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

   Accounts payable and accrued liabilities                                                        $  939,000      $  228,819

   Current portion of drilling obligations (Note 5)                                                   702,383         617,000

     Current portion of promissory notes (Notes 6 & 7 )                                               179,915               -

- --------------------------------------------------------------------------------------------- ---------------- ----------------

                                                                                                    1,821,298         845,819

PROMISSORY NOTES (Notes 6 & 7)                                                                        635,602                -

DRILLING OBLIGATIONS (Note 5)                                                                         307,447         563,915

- --------------------------------------------------------------------------------------------- ---------------- ----------------

                                                                                                    2,764,347       1,409,734

- --------------------------------------------------------------------------------------------- ---------------- ----------------

CONTINGENCIES AND COMMITMENTS (Notes 1, 4 & 5)

STOCKHOLDERS' EQUITY (Note 7)

   Common stock $.00025 par value: 200,000,000 shares authorized

   Preferred stock, $.001 par value: 75,000,000 shares authorized

Issued and outstanding:

   17,403,405 common shares (December 31, 2004 - 16,999,038)                                            4,351           4,250

     Additional paid-in capital                                                                    10,510,501       8,947,604

   Common stock purchase warrants                                                                     298,228         301,815

    Deficit accumulated during the exploration stage                                              (9,391,407)      (7,568,155)

- --------------------------------------------------------------------------------------------- ---------------- ----------------

                                                                                                    1,421,673        1,685,514

- --------------------------------------------------------------------------------------------- ---------------- ----------------

                                                                                                  $ 4,186,020      $ 3,095,248

============================================================================================= ================ ================



              The accompanying notes are an integral part of these

                   interim consolidated financial statements.

                                      F-2




                            LEXINGTON RESOURCES, INC.

                  INTERIM CONSOLIDATED STATEMENT OF OPERATIONS

                                   (unaudited)

                                                 Three months      Three months      Six months        Six months

                                               Ended June 30,     Ended June 30,   Ended June 30,    Ended June 30,

                                                    2005               2004             2005              2004

- --------------------------------------------- ------------------ ----------------- ---------------- -----------------


OIL AND GAS REVENUE                                 $   263,204     $      53,517  $       393,263     $      94,207

- --------------------------------------------- ------------------ ----------------- ---------------- -----------------

EXPENSES

     Depletion                                           84,972             3,879          139,880             6,558

     Operating costs and taxes                           63,396                 -          121,461                 -

- --------------------------------------------- ------------------ ----------------- ---------------- -----------------

                                                        148,368             3,879          261,341             6,558

- --------------------------------------------- ------------------ ----------------- ---------------- -----------------

GROSS PROFIT                                            114,836            49,638          131,922            87,649

- --------------------------------------------- ------------------ ----------------- ---------------- -----------------

OTHER EXPENSES

   Consulting - stock based (Note 8)                          -                 -          775,753         2,989,221

   General and administrative                           283,469         1,233,552        1,170,671         1,361,701

   Interest expense                                       8,750             5,317            8,750            19,717

- --------------------------------------------- ------------------ ----------------- ---------------- -----------------

                                                        292,219         1,238,869        1,955,174         4,370,639

- --------------------------------------------- ------------------ ----------------- ---------------- -----------------

NET LOSS FOR THE PERIOD                                (177,383)     $ (1,189,231) $    (1,823,252)    $  (4,282,990)

============================================= ================== ================= ================ =================

BASIC NET LOSS PER SHARE                            $     (0.01)    $      (0.08)  $         (0.11)    $      (0.30)

============================================= ================== ================= ================ =================

WEIGHTED AVERAGE COMMON

      OF SHARES OUTSTANDING                          17,365,104       14,618,332        17,227,525        14,282,945

============================================= ================== ================= ================ =================



              The accompanying notes are an integral part of these

                   interim consolidated financial statements.

                                      F-3




                            LEXINGTON RESOURCES, INC.

                  INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (unaudited)

                                                                                  For the Six       For the six

                                                                                 month period      month period

                                                                               ended June 30,    ended June 30,

                                                                                         2005              2004

- --------------------------------------------------------------------------- ------------------ -----------------


CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss for the period                                                      $ (1,823,252)     $ (4,282,990)

  Adjustments to reconcile net loss to net cash from operating activities:

       Stock-based consulting fees                                                   775,753         2,989,221

           Non-cash compensation                                                     146,429             6,667

       Oil and gas depletion                                                         139,880             6,558

           Depreciation                                                                  332               166

  Changes in working capital assets and liabilities

       Prepaid expenses                                                                    -           (13,550)

       Accounts receivable                                                          (104,029)          (48,394)

       Accounts payable                                                              (79,429)           18,147

       Accrued interest payable                                                            -            19,710

       Accrued and unpaid fees payable                                                     -            60,000

- --------------------------------------------------------------------------- ------------------ -----------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                                         (944,316)       (1,244,465)

- --------------------------------------------------------------------------- ------------------ -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of equipment                                                                    -            (3,495)

  Oil and gas properties                                                            (785,146)       (1,386,876)

- --------------------------------------------------------------------------- ------------------ -----------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                         (785,146)      (1,390,371)

- --------------------------------------------------------------------------- ------------------ -----------------

CASH FLOWS FROM FINANCING ACTIVITIES

    Drilling obligation (repayments) advances                                       (171,086)          678,869

  Advances payable                                                                         -           (74,694)

    Promissory notes, net of repayments (Notes 6 and 7)                            1,086,545           500,000

  Net proceeds on sale of common stock                                               512,630         1,960,000

- --------------------------------------------------------------------------- ------------------ -----------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                           1,428,089         3,064,175

- --------------------------------------------------------------------------- ------------------ -----------------

INCREASE (DECREASE) IN CASH                                                         (301,373)          429,339

CASH, BEGINNING OF PERIOD                                                            326,293           351,420

- --------------------------------------------------------------------------- ------------------ -----------------

CASH, END OF PERIOD                                                            $      24,920      $    780,759

=========================================================================== ================== =================



SUPPLEMENTAL CASH FLOW INFORMATION (Refer to Note 11)

              The accompanying notes are an integral part of these

                   interim consolidated financial statements.

                                      F-4

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 1:  NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION

- ------------------------------------------------------------------------------

By Share Exchange Agreement dated November 19, 2003, Lexington  Resources,  Inc.

(formerly Intergold Corporation) ("LRI" or "the Company"), a Nevada corporation,

acquired 100% of the issued and  outstanding  shares of Lexington Oil & Gas Ltd.

Co. LLC, (an exploration stage company) ("Lexington"), in exchange for 9,000,000

(3,000,000 pre January 26, 2004 3:1 forward split)  restricted  shares of common stock of the Company representing 85% of the total issued and outstanding shares of the Company at the time. In  connection  with this  transaction,  the Company changed its name to Lexington Resources, Inc. (Refer to Note 3.)

This acquisition has been accounted for as a reverse  acquisition with Lexington being treated as the accounting parent and LRI, the legal parent,  being treated

as  the  accounting  subsidiary.   Accordingly,   the  consolidated  results  of

operations  of the Company  include  those of Lexington  for the period from its inception on  September  29, 2003 and those of LRI since the date of the reverse acquisition.

Lexington is an Oklahoma Limited Liability Corporation incorporated on September

29, 2003 formed for the purposes of the  acquisition  and development of oil and natural gas properties in the United States, concentrating on unconventional gas production  initiatives  that  include  coal bed  methane gas  acquisitions  and developments  in the Arkoma  Basin in the State of  Oklahoma  as well as Barnett

Shale targeted  acquisitions  and developments in the Dallas Fort Worth Basin in the State of Texas.  As planned  principal  operations  commenced  in 2004,  the

Company is no longer considered to be an exploration stage company.

GOING CONCERN The  consolidated  financial  statements have been prepared on the basis of a going concern which  contemplates  the  realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has a working  capital  deficiency of $1,555,776 at June 30, 2005, has incurred losses since  inception  of  $9,391,407,  and  further  losses are  anticipated  in the development of its oil and gas properties  raising  substantial  doubt as to the

Company's ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on raising  additional  capital to fund ongoing research and development and ultimately on generating  future profitable operations.  The company currently has unfunded property acquisition obligations as  disclosed  in Note 4. The  Company  will  continue to fund  operations  with advances and debt instruments, as well as further equity placements.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying  unaudited interim consolidated  financial statements have been prepared in accordance with generally accepted accounting principles for interim financial  information  and with the  instructions  to Form 10-QSB of Regulation

S-B. They do not include all information and footnotes required by United States generally  accepted  accounting  principles for complete  financial  statements.

However,  except as disclosed herein, there have been no material changes in the information  disclosed  in the notes to the  financial  statements  for the year ended December 31, 2004 included in the Company's  Annual Report on Forms 10-KSB and 10-KSB/A  filed with the  Securities  and Exchange  Commission.  The interim unaudited  consolidated  financial statements should be read in conjunction with those  financial  statements  included in the Form 10-KSB and  10-KSB/A.  In the

opinion  of  Management,   all  adjustments  considered  necessary  for  a  fair

presentation, consisting solely of normal recurring adjustments, have been made.

Operating  results for the six months  ended June 30,  2005 are not  necessarily indicative of the results that may be expected for the year ending  December 31,

2005.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

- ------------------------------------------------------------------------------

(A)      PRINCIPLES OF CONSOLIDATION

The consolidated  financial  statements  include the accounts of the Company and its  wholly-owned  subsidiary,  Lexington.  Lexington  was  acquired  by reverse acquisition on November 19, 2003. All significant inter-company transactions and account balances have been eliminated upon consolidation.

                                      F-5

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

- ------------------------------------------------------------------------------

(B)      OIL AND GAS PROPERTIES

The  Company  follows  the full cost  method of  accounting  for its oil and gas operations  whereby all costs related to the acquisition of methane,  petroleum,

and natural gas interests are capitalized. Under this method, all productive and nonproductive  costs  incurred  in  connection  with  the  exploration  for  and development of oil and gas reserves are capitalized. Such costs include land and lease acquisition  costs,  annual carrying charges of non-producing  properties,

geological and geophysical costs, costs of drilling and equipping productive and non-productive  wells,  and direct  exploration  salaries and related  benefits.

Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related  capitalized  costs without  recognition of a gain or loss unless the  disposal  would  result in a change of 20 percent or more in the  depletion rate. The Company currently operates solely in the U.S.A.

Depletion   of   proved   oil   and   gas   properties   is   computed   on  the

units-of-production   method  based  upon  estimates  of  proved  reserves,   as

determined by  independent  consultants,  with oil and gas being  converted to a common unit of measure based on their relative energy content.

The costs of acquisition  and  exploration  of unproved oil and gas  properties,

including  any  related  capitalized   interest  expense,  are  not  subject  to

depletion,  but  are  assessed  for  impairment  either  individually  or  on an aggregated  basis. The costs of certain  unevaluated  leasehold acreage are also not  subject to  depletion.  Costs not  subject to  depletion  are  periodically assessed for possible impairment or reductions in value. If a reduction in value has  occurred,  costs  subject to  depletion  are  increased or a charge is made against  earnings  for  those  operations  where  a  reserve  base  is  not  yet established.

Estimated future removal and site  restoration  costs are provided over the life of  proven  reserves  on  a  units-of-production  basis.  Costs,  which  include production equipment removal and environmental  remediation,  are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry  standards.  The charge is included in the provision for depletion and depreciation and the actual  restoration  expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized  costs which limits such costs to the aggregate of the estimated  present value,  using a ten percent  discount rate of the estimated  future net revenues from production of proven reserves at year end at market  prices less future  production,  administrative,  financing,

site  restoration,  and  income  tax costs  plus the lower of cost or  estimated market value of unproved  properties.  If  capitalized  costs are  determined to exceed estimated future net revenues,  a write-down of carrying value is charged to depletion in the period.

(C)      ASSET RETIREMENT OBLIGATIONS

The Company has adopted the  provisions of SFAS No. 143,  "Accounting  for Asset

Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset  retirement  obligation  to be  recognized in the period in which it is incurred  if a  reasonable  estimate of fair value can be made.  The  associated asset  retirement  costs are  capitalized as part of the carrying  amount of the related oil and gas  properties.  As of June 30, 2005  management has determined that there are no material asset retirement obligations.

(D)      EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing  earnings (loss) for the period by the  weighted  average  number of common  shares  outstanding  for the period.  Diluted  earnings  (loss) per share reflects the potential  dilution of securities by including  other  potential  common stock,  including  convertible preferred  shares,  in the weighted average number of common shares  outstanding for a period  and is not  presented  where  the  effect  is  anti-dilutive.  The presentation  is only of  basic  earnings  (loss)  per  share as the  effect  of potential  dilution of securities  has no impact on the current  period's  basic earnings (loss) per share.  Loss per share,  as presented,  has been restated to reflect the forward stock split described in Note 7. The weighted average number of  shares  outstanding  prior to the  reverse  acquisition  is deemed to be the number of  shares  issued  in  connection  with the  reverse  acquisition  being

9,000,000 shares (3,000,000 pre January 26, 2004 3:1 forward split).

(E)      REVENUE RECOGNITION

Oil and natural gas revenues are recorded  using the sales  method,  whereby the

Company  recognizes  oil and natural gas revenue  based on the amount of oil and gas sold to  purchasers,  when  title  passes,  the amount is  determinable  and collection is reasonably assured.

                                      F-6

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

- ------------------------------------------------------------------------------

(F)      FINANCIAL INSTRUMENTS

The  fair  values  of  cash,  accounts  receivable,  accounts  payable,  accrued liabilities,  drilling  obligations  and  advances  due to related  parties were estimated  to  approximate  their  carrying  values  due  to  the  immediate  or short-term  maturity of these financial  instruments.  The Company's current and planned  operations  are  located in the States of  Oklahoma  and Texas,  in the

United  States,  and as a result  the  Company  is not  subject  to  significant exposure to market risks from changes in foreign currency rates.

The Company's financial instruments that are exposed to concentrations of credit risk consist  primarily of cash and accounts  receivable.  The Company's cash is held at a major U.S.  based  financial  institution.  The  Company  manages  and controls  market and credit risk through  established  formal  internal  control procedures, which are reviewed on an ongoing basis.

The  Company  sells  its  gas to  only  two  customers  as  there  is  currently insufficient  production  for  multiple  purchasers.  The  Company  manages  and controls this situation by ensuring it only deals with gas  purchasers  that are reputable and are well established.

(G)      CONCENTRATION OF CREDIT RISK

Substantially  all of the Company's sales are to two parties.  Consequently  the

Company is exposed to a concentration of credit risk.

 (H)     USE OF ESTIMATES

 The preparation of these consolidated  financial statements requires the use of

certain   estimates  by  management  in   determining   the  Company's   assets,

liabilities,  revenues  and  expenses.  Actual  results  could  differ from such estimates.  Depreciation,  depletion and  amortization of oil and gas properties and the impairment of oil and gas properties are determined  using  estimates of oil and gas  reserves.  There  are  numerous  uncertainties  in  estimating  the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, plug,

and restore the Company's  properties.  Oil and gas reserve  engineering must be recognized as a subjective  process of estimating  underground  accumulations of oil and gas that cannot be measured in an exact way.  Proved reserves of oil and natural gas are  estimated  quantities  that  geological  and  engineering  data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing conditions.

(I)      STOCK-BASED COMPENSATION

In December  2002, the Financial  Accounting  Standards  Board  ("FASB")  issued

Financial Accounting Standard No. 148, "Accounting for Stock-Based  Compensation

- -  Transition and Disclosure" ("SFAS No.  148"), an amendment  of Financial

Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No.

123").  The  purpose of SFAS No. 148 is to: (1) provide  alternative  methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based  employee  compensation,  (2) amend the disclosure provisions  to require  prominent  disclosure  about the effects on reported net income of an entity's  accounting  policy  decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.  The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended December 31, 2003.

The  Company  has  elected to  continue  to  account  for  stock-based  employee compensation  arrangements  in  accordance  with the  provisions  of  Accounting

Principles  Board Opinion No. 25,  "ACCOUNTING  FOR STOCK ISSUED TO  EMPLOYEES",

("APB No.  25") and comply  with the  disclosure  provisions  of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS

No. 123 the  Company  applies  the fair  value  method  using the  Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB

No. 25, compensation  expense is recognized based on the difference,  if any, on the date of grant  between the estimated  fair value of the Company's  stock and the amount an employee  must pay to acquire the stock.  Compensation  expense is recognized  immediately  for past services and pro-rata for future services over the option-vesting period.

                                      F-7

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

- ------------------------------------------------------------------------------

(I)      STOCK-BASED COMPENSATION - CONTINUED

The Company accounts for equity  instruments  issued in exchange for the receipt of goods or services from other than  employees in accordance  with SFAS No. 123 and the  conclusions  reached  by the  Emerging  Issues  Task Force in Issue No.

96-18.   Costs  are  measured  at  the  estimated   fair  market  value  of  the

consideration  received or the  estimated  fair value of the equity  instruments issued,  whichever is more reliably measurable.  The value of equity instruments issued for  consideration  other than  employee  services is  determined  on the earliest  of a  performance  commitment  or  completion  of  performance  by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the  provisions of the FASB  Interpretation  No.44,

ACCOUNTING  FOR  CERTAIN   TRANSACTIONS   INVOLVING  STOCK   COMPENSATION  -  AN

INTERPRETATION  OF APB OPINION NO. 25 ("FIN 44"), which provides  guidance as to certain applications of APB 25.

(J)      INCOME TAXES

The Company follows the liability  method of accounting for income taxes.  Under this method,  deferred tax assets and  liabilities are recognized for the future tax  consequences  attributable to differences  between the financial  statement carrying  amounts of existing assets and  liabilities  and their  respective tax balances.  Deferred tax assets and  liabilities  are measured  using  enacted or substantially  enacted tax rates  expected to apply to the taxable income in the years in which those  differences  are expected to be recovered or settled.  The effect  on  deferred  tax  assets  and  liabilities  of a change in tax rates is recognized  in income in the  period  that  includes  the date of  enactment  or substantial enactment. A valuation allowance is provided for deferred tax assets if it is more  likely  than not that the  Company  will not  realize  the future benefit, or if future deductibility is uncertain.

(K)      CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

- ------------------------------------------------------------------------------

NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC ("LEXINGTON")

- ------------------------------------------------------------------------------

By Share Exchange  Agreement dated November 19, 2003, the Company  acquired 100%

of the  issued  and  outstanding  shares  of  Lexington  (an  exploration  stage company),  in exchange for 9,000,000 (3,000,000 pre January 26, 2004 3:1 forward split)  restricted  shares of common stock of the  Company.  As a result of this transaction the former  stockholders of Lexington acquired  approximately 85% of the total issued and outstanding  shares of the Company as at November 19, 2003,

resulting in a change in control of the Company.

During  January,  2004,  the  parties to the Share  Exchange  Agreement,  Orient

Exploration  Ltd.  ("Orient"),  Douglas  Humphreys  ("Humphreys"),  the Company,

Lexington,  and Paluca Petroleum Inc.  ("Paluca")  re-evaluated the terms of the original  Share  Exchange  Agreement  and upon further  negotiations  desired to modify the terms of the original  agreement in the best  interest of all parties such that: (i) 2,250,000 post forward split shares of restricted Common Stock of the  Company  held  of  record  by  Humphreys  were  transferred  to  Orient  in consideration  therefore;  (ii) the Company  assigned to  Humphreys a 5% carried working  interest in every well  drilled by the Company on the Wagnon  Property;

(iii) the Company  agreed to allow  Humphreys to participate up to an additional

5% working interest in every well drilled by the Company on the Wagnon Property;

(iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included  working  interests and net revenue  interests in certain oil and gas leases  located on the Doc Cole  Property,  the Atwood Booch

Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property).

Management  of the  Company  decided  not to  proceed  with the  acquisition  or development  of  the  described  properties  as  set  out in  item  (iv)  due to management's  analysis that the properties did not contain the  appropriate  oil and gas development  elements that form part of the Company's  current focus and criteria for corporate oil and gas development initiatives.

                                      F-8

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC ("LEXINGTON") -

         (CONTINUED)

- ------------------------------------------------------------------------------

This acquisition has been accounted for as a  recapitalization  using accounting principles  applicable to reverse  acquisitions  with Lexington being treated as the accounting parent (acquirer) and Lexington Resources,  Inc. being treated as the accounting subsidiary (acquiree). The value assigned to the capital stock of consolidated  Lexington Resources,  Inc. on acquisition of Lexington is equal to the book value of the capital stock of Lexington  plus the book value of the net assets  (liabilities)  of  Lexington  Resources,  Inc.  as at  the  date  of the acquisition.

The  book  value  of  Lexington's   capital  stock  subsequent  to  the  reverse

acquisition is calculated and allocated as follows:

         Lexington capital stock                                      $     300

         Lexington Resources, Inc. net assets (liabilities)          (1,430,969)

                                                                  --------------

                                                                     (1,430,669)

         Charge to deficit on reverse acquisition                     1,433,317

                                                                  --------------

         Consolidated stock accounts post reverse acquisition        $    2,648

                                                                  ==============

These  consolidated  financial  statements  include the results of operations of subsidiary  Lexington  since  September 29, 2003  (inception) and the results of operations of parent  Lexington  Resources,  Inc.  since the date of the reverse acquisition  effective November 19, 2003. The Company's  consolidated results of operations  for the period from January 1, 2003 to September  30, 2003 have been reported in the Company's September 30, 2003 filing on Form 10-QSB.

In  order  to  reflect  the  revised   operating   arrangement   resulting  from

modifications  to the  original  terms  of the  Share  Exchange  Agreement,  the

Humphreys  Purchase and Sale Agreement and the Paluca Agreement both outlined in the following sections were simultaneously executed.

HUMPHREYS PURCHASE AND SALE AGREEMENT

On January 21, 2004,  Orient and Humphreys,  a director of the Company,  entered

into  a  purchase  and  sale  agreement  (the   "Humphreys   Purchase  and  Sale

Agreement").  Pursuant to the terms and provisions of the Humphreys Purchase and

Sale  Agreement:  Humphreys  agreed to transfer  2,250,000  shares of restricted

Common Stock of the Company held of record by Humphreys to Orient.

PALUCA AGREEMENT

On January 21, 2004, the Company, Lexington,  Paluca, and Humphreys entered into an agreement whereby: (i) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon  Property;  (ii) the

Company agreed to allow  Humphreys to participate up to an additional 5% working interest  in every well  drilled by the  Company on the Wagnon  Property;  (iii)

Humphreys agreed to waive any and all other claims, debts or obligations owed to

Humphreys  by the  Company  or by  Lexington,  and (iv) the  Company  agreed  to transfer to Paluca  certain  assets  previously  acquired by the Company  (which included  working  interests  and net revenue  interests  in certain oil and gas leases  located on the Doc Cole Property,  the Atwood Booch Sand  Property,  the

Jeneva Property and the Sasakwa Gilcrease Sand Property).

MANAGEMENT COMPENSATION AGREEMENT

The Company and Lexington have  negotiated a new  compensation  agreement  ("New

Agreement")  with  Humphreys  for his  assistance  in  overseeing  the  drilling operations and the completion,  management of wells, and for his increasing role in  development  of the  Company on a  performance  basis.  Under the  covenants provided under the New Agreement and within its effective  term,  Humphreys,  or his  designate:  (1) will receive  compensation  of $7,500 per month,  effective

April 1, 2004;  (2) will be  assigned up to a 10%  carried  working  interest of

Lexington's  total  interest  in  every  well  drilled  by  the  Company  on all properties held by the Company, including the Wagnon property, (3) will have the right to purchase up to an additional 5% working  interest of Lexington's  total interest in all wells  drilled by the Company on its  properties  provided  that funds for this  participation  are paid prior to the commencement of drilling of said wells;  and (4) will receive a further 200,000 options in the Company to be granted at $3.00 per share  exercisable for a five year term. These options were granted in July 2004. (Refer to Note 8.)

During  the  period  ended  June  30,  2005  the  Company  recorded   additional

compensation  expense to  Humphreys  of $146,429  (June,  2004 - $NIL) being the estimated  value of his 10% carried  interest in the  Company's  wells that were successfully developed in the period ended June 30, 2005. (Refer to Note 4.)

                                      F-9

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC ("LEXINGTON") -

        (CONTINUED)

- ------------------------------------------------------------------------------

Humphreys is a director of the Company and is the Drilling Operations Manager of

Lexington,  and also a director,  General  Manager,  and 25%  shareholder in Oak

Hills  Drilling and Operating,  LLC ("Oak  Hills"),  an oil and gas drilling and well operating  company based in  Holdenville,  Oklahoma that acts as designated

"operator" to Lexington since January 1, 2005. Humphreys is in charge of oil and gas  operations  for  Lexington  in the  United  States.  (Refer to Note 9.) The

previous operator in charge of drilling and operating of wells for Lexington was

Oakhills Energy, Inc.

Paluca  Petroleum Inc. is a private  Oklahoma based oil and gas services company owned by Humphreys and his immediate  family.  Some of the services  provided by

Humphreys  to the  Company  are  provided  through  this  business  entity.  Mr.

Humphreys is also the President of Paluca.

NOTE 4 - PROPERTY AND EQUIPMENT

- ------------------------------------------------------------------------------

Property and equipment include the following:

                                                 JUNE 30,         DECEMBER 31,

                                                   2005               2004

                                               ---------------- ----------------

OIL AND GAS PROPERTIES:

Proved, subject to depletion                     $3,287,723        $1,371,266

Unproved, not subject to depletion                  931,318         1,419,447

Accumulated depletion                              (301,208)         (161,328)

                                               ---------------- ----------------

Net oil and gas properties                        3,917,833         2,629,385

                                               ---------------- ----------------

Other equipment                                       3,495             3,495

Accumulated depreciation                               (830)             (498)

                                               ---------------- ----------------

Net other property and equipment                      2,665             2,997

                                               ---------------- ----------------

Property and equipment, net of accumulated

  depreciation  and depletion                     3,920,498         2,632,382

                                               ================ ================

The  Company's  oil and gas  activities  are  currently  conducted in the United

States.  During the current  period the Company  incurred  development  costs of

$1,574,757  on its  properties  inclusive  of  carrying  costs to  Humphreys  of

$146,429.

WAGNON LEASE

By agreement dated October 9, 2003,  Lexington acquired an interest in a section of farm-out acreage with the intention to develop coal bed methane gas producing wells in Pittsburg County, Oklahoma. Lexington holds an 80% working interest and a 60.56% net revenue interest in approximately  590 gross acreage of a potential gas  producing  property  located in  Pittsburg  County,  Oklahoma  (the "Wagnon

Property"). The Company's interest relating to the Wagnon Property is subject to farm-out  agreements  equating to a total 20% working  interest  between Paluca,

Oakhills Energy,  Inc. and the lessee of the Wagnon  Property.  Drilling targets are Hartshorne Coal bed methane gas zones.

A director  and an officer  of the  Company  were  minority  owners in  Oakhills

Energy,  Inc. in 2003. Their interest in Oakhills Energy,  Inc. was purchased by the majority shareholder on January 26, 2004.

During  the year  ended  December  31,  2004,  three  horizontal  gas wells (the

Kellster 1-5, Kyndal 2-2 and Bryce 3-2) have been put into production.

On March 15, 2005 the Company began drilling a fourth horizontal gas well on the

Wagnon Property (Caleigh 4-2). The well began producing on April 2, 2005. During the period  ended June 30, 2005 the Company  has  incurred  $528,110 on drilling expenditures  relating to four total  producing  gas wells on the Wagnon  lease.

(Refer to Note 5.)

                                      F-10

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 4 - PROPERTY AND EQUIPMENT - (CONTINUED)

- ------------------------------------------------------------------------------

COAL CREEK PROSPECT

In March 2004 the  Lexington  obtained an option to purchase  an  undivided  95%

interest in  approximately  2,500 net leasehold  acres in 5 sections of the Coal

Creek  Prospect  located  in  Hughes  and  Pittsburg  Counties,  in the State of

Oklahoma. During the year ended December 31, 2004 the Company acquired 1,932 net leasehold  acres  under the  option.  Lexington  does not expect to acquire  any additional  acreage under this option.  Under the terms of the purchase of these leases,  Lexington has an undivided  95% - 100% working  interest in the subject lands and a minimum  79% net revenue  interest.  The terms of the leases are for two years. Drilling targets are Hartshorne Coal bed methane gas zones.

On March 31, 2005 Lexington began drilling its first horizontal coal bed methane gas well on the Coal Creek  Prospect  (Lex 1-34).  The well began  production in

April 2005.  Lexington has  approximately a 50% working interest in the well and has accrued $317,071 in costs associated with the well for the period.

On April 14,  2005  Lexington  began  drilling  its second  horizontal  coal bed methane gas well on its Coal Creek  Prospect  (Braumbaugh  1-10).  Lexington has

approximately  a 22% working  interest  in the well and has accrued  $142,471 in costs associated with the well for the period.  The well began production in May

2005.

On May 31, 2005 Lexington  began drilling its third  horizontal coal bed methane gas well on its Coal Creek Prospect (Ellis 1-15). Lexington has approximately an

88% working  interest in the well and has incurred  $593,588 in costs associated with the well for the period.  The well is currently in drilling and development stages.

In June 2005 the Company  received  loans  totaling  $1,100,000  which have been secured against the Coal Creek property. (Refer to Note 6.)

PANTHER CREEK PROSPECT

In March 2004  Lexington  purchased  a 3 year lease of  approximately  300 acres located in five separate sections to develop the Panther Creek Project in Hughes

County,  Oklahoma.  Lexington has an undivided 100% working  interest in subject lands and an approximate 81% net revenue  interest.  Part of the acreage in this lease has been subject to three division pooling orders by Newfield  Exploration

Mid-Continent,  Inc. ("Newfield"), for three wells to be drilled and operated by

Newfield in which  Lexington  has elected to  participate.  Lexington's  working interests  in the three wells to be drilled  are  proportionate  to  Lexington's

Panther  Creek lease  ownership in areas pooled by Newfield.  Lexington  working interests in the three wells are estimated to be as follows;  25.78% (contingent liability  of $419,801  for a completed  well based on  Newfield  Authority  For

Expenditure "AFE), 10.94% (contingent liability of $159,655 for a completed well based on Newfield AFE if drilled),  and 4.06%  (contingent  liability of $58,521 for a  completed  well based on Newfield  AFE if  drilled).  Newfield  has up to approximately  the end of 2005 to drill the  remaining  two wells and may or may not proceed  with any  individual  well  project at their  election.  Contingent liability  exists to Lexington for any well drilled by Newfield  that  Lexington has elected to participate.

Newfield has proceeded  with the drilling and  completion of one of the wells in which  Lexington  has  leased  acreage.  The first of the three  vertical  wells targeting  a  Woodford  Shale gas  zone,  the POE 1-29,  commenced  drilling  on

February 9, 2005 and began  producing on March 21, 2005.  Lexington has incurred

$453,059 for drilling and  completion  costs relating to the POE 1-29 as of June

30, 2005.

SOUTH LAMAR PROSPECT

By agreement dated April 21, 2004,  Lexington  acquired a 100% working interest,

78.5% net revenue interest, in three sections (960 acres) of farm-out acreage in

Hughes  County,  Oklahoma  (the "South Lamar  Prospect")  with the  intention to develop coal bed methane gas producing wells and Caney Shale wells.  The term of the lease is two years.  On July 26, 2004,  Lexington  acquired a further 183.98 acres in the South Lamar  prospect  and a 100%  working  interest  and a 79% net revenue interest in the additional acreage.  The term of the lease is two years.

Lexington  has begun site  preparation  on the first well  (Goodson  1-23) to be drilled on the property.

                                      F-11

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 4 - PROPERTY AND EQUIPMENT - (CONTINUED)

- ------------------------------------------------------------------------------

H-9 PROSPECT

By agreement  dated June 29, 2004,  Lexington has obtained an option to purchase

an  undivided  100%  leasehold  interest,   79.25%  net  revenue  interest,   in

approximately  4,600 net leasehold acres in approximately 38 sections of the H-9

Prospect  located in Hughes and  McIntosh  Counties,  in the State of  Oklahoma.

Lexington  concluded the purchase of the property on July 29, 2004. The terms of leases acquired within the prospect are between three and four years.

On July 19,  2004  Lexington  acquired  an  additional  325 acres of gas  target drillable  acreage in the northeast  portion of Hughes  County,  Oklahoma in the vicinity of the  approximate  4,600 acres of farm out leases  under  acquisition

(H-9)  Prospect.  Drilling  targets  that  are  included  in the  lease  include

Hartshorne and Booch Coal gas zones with a 100% Working Interest and a 78.3% Net

Revenue  Interest.  The acquired  lease is held by  production.  The term of the lease is three years.

- ------------------------------------------------------------------------------

MIDDLE CREEK PROSPECT

By agreement  dated October 28, 2004,  Lexington has purchased an undivided 100%

leasehold interest,  70% net revenue interest, in 320 net leasehold acres in two sections of the Middle Creek Prospect located in Hughes County,  in the State of

Oklahoma.  Drilling  targets are the Caney Shale and Hartshorne coal bed methane zones. The leasehold interest acquired is held by production.

BARNETT PATHWAY  PROSPECT On June 2, 2005 (amended on July 14, 2005) the Company entered  into an  agreement  whereby it has the option to purchase up to a 100%

working interest in net revenue  interests  ranging between 70% and 75% in up to

3,687 acres of Barnett  Shale gas targeted  properties  located in Jack and Palo

Pinto Counties in the State of Texas for between $450 and $500 per acre together with a 30 month best efforts  drilling  commitment.  On June 8, 2004 the Company provided the seller a $100,000  non-refundable deposit. The closing date of this acquisition is expected to be on or before August 19, 2005 subject to the seller delivering good and marketable title to the leases as approved by the Company.

NOTE 5:  DRILLING OBLIGATIONS

- ------------------------------------------------------------------------------

During the period ended December 31, 2003 Lexington,  the Company,  and Oakhills

Energy,  Inc.  entered into  drilling  agreements  with private  investors  (the

"Funding  Investors")  for the funding for the first three  wells,  the Kellster

1-5, the Kyndal 2-2 and the Bryce 3-2,  located on the Wagnon Lease. The Funding

Investors   subsequently  each  provided  one-third  of  the  Authorization  For

Expenditure   ("AFE")  capital  estimated  at  $360,000  for  the  drilling  and completion of each of the first three wells. As of June 30, 2005 a total of four such drilling  agreements  with private  investors had been entered into between

Funding  Investors,  the Company,  and  Lexington.  The Company had received the total  required  funding of  $1,485,000 ( 2004 - $720,000)  for the drilling and completion of the four  horizontal  coal bed methane  Wagnon Lease wells and has successfully  drilled and  completed the Kellster 1-5, the Kyndal 2-2, the Bryce

3-2 and the Caleigh 4-2 wells. The terms of the drilling agreements of all wells on the Wagnon Lease are the same for each well on the property.  The Caleigh 4-2 began production on April 2, 2005.

Wells to be  drilled  on the  Wagnon  Lease  property  carry  royalty  interests totaling 25% to land owners and property  interest  holders and carried  working interests of 5% to a land owner,  and 10% to a company  related to a director of the  Company,  Paluca  Petroleum,  Inc.  (see Note 3 -  Management  Compensation

Agreement).  Paluca Petroleum,  Inc. also owns a non-carried working interest of

5% as part of capital participation funding provided by Paluca.

The Funding Investors are provided an 80% working  interest,  60.56% net revenue interest,  in the wells  until their  invested  capital for each well is repaid,

after which time the Funding  Investors  revert to an  aggregate  20.1%  working interest,  15.075%  net  revenue  interest,  in the wells  located on the Wagnon

Lease. Oakhills Energy, Inc., the previous operator responsible for drilling the wells,  will  "back-in" to a reversionary  6.7% working  interest after invested capital is repaid to the Funding  Investors  in the wells  located on the Wagnon

Lease and Lexington will back-in to a reversionary  53.2% working interest.  The

Company's  repayment  obligation  to the  Funding  Investors  is  limited to the

production   revenues   generated  from  wells  located  on  the  Wagnon  Lease.

Accordingly,   if  any  of  the  subject   wells  on  the  Wagnon  Lease  become

unsuccessful,  the drilling advances will be written off when such determination is made.

                                      F-12

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 5:  DRILLING OBLIGATIONS (CONTINUED)

- ------------------------------------------------------------------------------

As of June 30, 2005, the Funding  Investors  have been repaid  $475,171 of their

$1,485,000 investment in the Kellster 1-5, Kyndal 2-2, Bryce 3-2 and Caleigh 4-2

wells drilled from  February,  2004 to April,  2005.  The amount paid in the six month period ended June 30, 2005 was $171,086 (June 30, 2004 - $52,211).

NOTE 6:  PROMISSORY NOTES

- ------------------------------------------------------------------------------

In June 2005 the  Company  obtained  loans by way of  promissory  notes from two shareholders of the Company  totaling  $1,100,000  ($600,000 and $500,000).  The terms of the loans are 5 years from the dates of issue with an interest  rate of

10%.  Payments of blended  principal and interest are payable  monthly over a 60 month  amortization.  In conjunction with the promissory note advances,  220,000 warrants, valued at $271,028 (refer to Note 7), were issued exercisable at $3.00 per share with exercise terms until May 31, 2010.  The  promissory  notes may be repaid at anytime  without  penalty,  and such  notes are  secured  against  the

Company's Coal Creek oil and gas property leases.  As of June 30, 2005 the total loan  amount  outstanding  was  $1,086,545  which has been  recorded  net of the

$271,028  fair value of the  warrants.  The fair value of the  warrants  will be expensed over the term of the loans and accreted to the principal of the debt.

PRINCIPAL REPAYMENT

The  aggregate  amount of principal  payments  required in each of the next five years to meet debt retirement provisions is as follows:

                          2006               $   179,915

                          2007                   198,754

                          2008                   219,566

                          2009                   242,558

                          2010                   245,752

                                         -----------------

                                             $ 1,086,545

                                         =================

NOTE 7:  STOCKHOLDERS' EQUITY

- ------------------------------------------------------------------------------

The  authorized  capital of the Company  consists of  200,000,000  voting common shares with $0.00025 par value, and 75,000,000  non-voting preferred shares with

$0.001 par value.

REVERSE STOCK SPLIT

Effective  August  7,  2003 the  Company  completed  a  reverse  stock  split of one-for-three hundred of the Company's outstanding common stock,  resulting in a reduction  of the then  outstanding  common  stock  from  156,328,943  shares to

521,184  shares.  The par value and the number of authorized but unissued shares of the  Company's  common stock was not changed as a result of the reverse stock split.

FORWARD STOCK SPLIT

On January 26, 2004 the Company  forward split its common shares on the basis of three new shares for each common share outstanding. The par value and the number of authorized but unissued shares of the Company's  common stock was not changed as a result of the forward stock split.

Unless  otherwise   noted,  all  references  to  common  stock,   common  shares

outstanding,  average numbers of common shares outstanding and per share amounts in these  Financial  Statements and Notes to Financial  Statements  prior to the effective  dates of the reverse and forward  stock splits have been  restated to reflect the one-for-three  hundred reverse split and the  one-for-three  forward split on a retroactive basis.

STOCK OPTION EXERCISE - 2004

On January 22, 2004 the Company  issued  1,200,000  post forward split shares of its common stock,  upon the exercise of 1,200,000 post forward share split stock options at $0.167 per post  forward  share split share for proceeds of $200,000,

which was paid by way of offset of $200,000  originally  advanced to the Company by ICI which was assigned by Investor Communications International, Inc. ("ICI")

to  International  Market  Trend,  Inc.  ("IMT")  designated  option  holders as described in Note 8.

                                      F-13

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 7:  STOCKHOLDERS' EQUITY - (CONTINUED)

- ------------------------------------------------------------------------------

On May 18, 2004 the Company issued 495,000 shares of its common stock,  upon the exercise of 495,000  stock  options at $1.00 per share for proceeds of $495,000,

which was paid by way of offset of $495,000  originally  advanced to the Company by ICI, which was assigned to an IMT designated  option holder,  as described in

Note 8.

STOCK OPTION EXERCISE - 2004 - CONTINUED

- ------------------------------------------------------------------------------

On June 25, 2004 the Company issued 320,000 shares of its common stock, upon the exercise  of  320,000  stock  options  at $3.00 per share for cash  proceeds  of

$960,000.

STOCK OPTION EXERCISE - 2005

On May 23, 2005 the Company issued 100,000 shares of its common stock,  upon the exercise  of 100,000  stock  options at $0.167  per share for cash  proceeds  of

$16,667.

PRIVATE PLACEMENTS

On September 9, 2004 the Company  approved a financing of up to 4,150,000  units of  restricted  common  shares at a price of $1.47 per share  plus a full  share purchase  warrant  exercisable  at a price of $1.68  per  share  for each  share purchased (the "September  Unit(s)").  The unexercised  warrants expired on July

23, 2005,  such date being six months from the effective date of registration of the stock and warrants  issued under the offering.  Brokers' fees payable on the

September Units were: cash of 8% of gross proceeds,  brokers'  warrants equal to

4% of the gross  proceeds  (to be issued  under the same  terms as the  warrants issued under the offering),  and a warrant  exercise fee equal to 5% of proceeds received as a result of the future exercise of the warrants by the investors. On

November 1, 2004 the Company  completed  the sale of an  aggregate  of 1,700,686

Units.  The  Company  filed  a  registration  statement  (form  SB-2)  with  the

Securities and Exchange  Commission  ("SEC") on December 15, 2004,  covering the resale of shares of common stock sold in the private  placement or issuable upon exercise of the warrants.  Under the terms of the  financing,  the  registration statement  is to become  effective  within 120 days after the filing  date;  the registration  statement  went effective on January 24, 2005 in less than 42 days from the filing date.

As of December 31, 2004, 1,700,686 September Units had been sold for proceeds of

$2,319,264, net of an $180,746 agent fee which was charged to additional paid in capital.  Of the 1,700,686  units sold 376,318 were  non-brokered  and 1,324,368 were  brokered.  The fair value of the warrants was  estimated to be $0.147 each and $250,001 has been recorded as a separate component of stockholders'  equity.

The fair value of the 46,353 broker  warrants  issued to date has been estimated to be $0.147 per warrant and as a result, $6,814 has been recorded as a separate component  of  stockholders'  equity.  The  non-brokered  units in the amount of

376,318 were issued upon:  (1) settlement of a $500,000  convertible  promissory note and accrued  interest of  approximately  $12,637 for 348,733 units; and (2)

pursuant to a  non-brokered  placee  that paid  $40,550  for 27,585  units.  The

Company does not intend to sell any further securities under this offering.

SHARE PURCHASE WARRANTS

Share purchase warrants outstanding at June 30, 2005 are:

                                                              Weighted average

   Range of exercise      Weighted                         remaining contractual

        prices         average price   Number of shares       life (in years)

- ------------------------------------------------------------------------------

     $1.68 - $5.00         $2.19          1,862,672               .94

================================================================================

                                      F-14

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 7:  STOCKHOLDERS' EQUITY - (CONTINUED)

- ------------------------------------------------------------------------------

A summary of the  Company's  stock  purchase  warrants as of June 30, 2005,  and changes during the period ended is presented below:




                                         --------------------- ----------------------- -----------------------

                                                                  Weighted average        Weighted average

                                          Number of Warrants       exercise price      remaining contractual

                                                                     per share            life (in years)

                                         --------------------- ----------------------- -----------------------

                                                                         $


Outstanding at December 31, 2003                           -

Granted May 3, 2004                                  200,000

Granted September 30, 2004                         1,018,680

Granted November 1, 2004                             728,359

                                         --------------------- ----------------------- -----------------------

Balance at December 31, 2004                       1,947,039            2.02                    .60

Exercised March 31, 2005                            (278,014)

Exercised April 1, 2005                              (26,353)

Granted May 31, 2005                                 220,000

                                         --------------------- ----------------------- -----------------------

Balance at June 30, 2005                           1,862,672            2.19                    .94

                                         ===================== ======================= =======================



On May 31,  2005 the  Company  issued  220,000  warrants  at  $3.00  per unit in conjunction  with the issuing of  promissory  notes  totaling  $1,100,000 to two shareholders  ($500,000  and  $600,000) to the Company (see Note 6). The term of these  warrants are five years.  The fair value of these warrants at the date of grant of $271,028 was estimated  using the  Black-Scholes  warrant pricing model with an expected  life of 5 years,  a risk free  interest rate of 3%, a dividend yield of 0% and an expected  volatility  of 159.69% and has been  recorded as an increase  in  equity  and a  reduction  of the debt  (refer  to Note 9,  Related

Parties).

In the  period  ended  June 30,  2005,  304,367  share  purchase  warrants  were exercised at $1.68 per purchase  warrant  providing  $495,964 in proceeds to the

Company, net of brokers' fees of $15,373.

NOTE 8:  STOCK OPTION PLAN

- ------------------------------------------------------------------------------

As of June 30, 2005, 4,700,000 options under the Company's current SOP have been granted and 3,765,000 have been exercised.

A summary of the Company's stock options as of June 30, 2005, and changes during the period ended is presented below:




                                         --------------------- ----------------------- -----------------------

                                                                  Weighted average        Weighted average

                                                Number of          exercise price      remaining contractual

                                               options               per share            life (in years)

                                         --------------------- ----------------------- -----------------------

                                                                         $


Outstanding at December 31, 2003                   1,350,000            0.50                   3.392

Exercised January 22, 2004                        (1,200,000)

Granted February 2, 2004                           1,000,000

Exercised May 18, 2004                              (495,000)

Exercised June, 2004                                (320,000)

Granted July 26, 2004                                200,000

                                         --------------------- ----------------------- -----------------------

Exercisable at December 31, 2004                     535,000           1.64                    4.26

Cancellation, February 1, 2005                      (100,000)

Granted February 1, 2005                             600,000

Exercised May 11, 2005                              (100,000)

                                         --------------------- ----------------------- -----------------------

Exercisable at June 30, 2005                         935,000            1.77                    3.17

                                         ===================== ======================= =======================



                                      F-15

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 8:  STOCK OPTION PLAN (CONTINUED)

- ------------------------------------------------------------------------------

In January 2004, 1,200,000 stock options (400,000 pre-forward split shares) were exercised at $0.167 per share ($0.50 per  pre-forward  split share) for proceeds of $200,000 which was paid by way of offset of $200,000  originally  advanced to the Company by ICI which was assigned by ICI to IMT designated option holders.

On February 2, 2004,  an  additional  1,000,000  share  options  were granted to consultants  and three  directors,  500,000  exercisable  at $1.00  and  500,000 exercisable at $3.00. The term of these options is five years. The fair value of these  options  at the date of grant  of  $2,989,221  was  estimated  using  the

Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected  volatility of 251%

and has been recorded as a consulting  expense in the period.  Of these options,

100,000 of the $3.00 options were granted to an  officer/director of the Company and 10,000 of the $1.00 options were granted to two directors.

In April 2004 the Company registered 500,000 common stock options exercisable at

$1.00 per share under an S-8 Registration Statement. On May 18, 2004, 495,000 of

these stock  options were  exercised at $1.00 per share for proceeds of $495,000 which was paid by way of offset of $495,000  originally  advanced to the Company by ICI which was assigned to a designated option holder.

In June 2004 the Company registered 400,000 common stock options  exercisable at

$3.00 per share under an S-8 Registration Statement.  And, in June 2004, 320,000

of these stock  options were  exercised at $3.00 per share for cash  proceeds of

$960,000.

By  Directors'  Resolution  dated  July  2,  2004,  the  Company  increased  the authorized  number of options under its Stock Option Plan ("SOP") from 4,000,000 to 5,000,000.

On July 12,  2004,  200,000  stock  options  were  granted at $3.00 per share to

Humphreys.  The term of these  options  is five  years.  The fair value of these options at the date of grant of $692,051 was estimated  using the  Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%,  a  dividend  yield  of 0%,  and an  expected  volatility  of 222% and in accordance  with the  provisions of SFAS 148, has been  disclosed on a pro-forma basis in Note 2.

On February 1, 2005, 500,000 options were granted at $1.00 per share to IMT. The term of these options is five years. The fair value of these options at the date of grant of $646,054 was estimated using the Black-Scholes  option pricing model with an expected  life of 5 years,  a risk free  interest rate of 3%, a dividend yield of 0%, and an expected volatility of 239.25%.

On February 1, 2005,  100,000  existing S-8 options were granted at $0.16667 per share to IMT. The term of these  options is five years.  The fair value of these options at the date of grant of $129,699 was estimated  using the  Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0% and an expected volatility of 239.25%.

On May 23, 2005, 100,000 S-8 registered share options were exercised at $0.16667 per share for cash proceeds of $16,667.

NOTE 9:  RELATED PARTY TRANSACTIONS

- ------------------------------------------------------------------------------

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2005

The Company  previously  entered into a contract with IMT, a private  company to whom certain of the Company's directors and officers provide consulting services relating to oil and gas industry and market  development  services.  The Company incurred  $60,000  in fees to IMT for the  period  ended  June 30,  2005 (2004 -

$NIL).

 On February 1, 2005 IMT was granted 600,000 stock options (refer to Note 8).

On November 9, 2004, the Company reached an agreement with Oak Hills, to drill a ten well  program.  Humphreys  is a director of the Company and is the  Drilling

Operations Manager of Lexington, and also the General Manager, director, and 25%

shareholder  of Oakhills,  an oil and gas drilling  and well  operating  company based in  Holdenville,  Oklahoma  that  acts as  "operator"  to  Lexington.  Mr.

Humphreys  is in charge of oil and gas  operations  for  Lexington in the United

States.

                                      F-16

LEXINGTON RESOURCES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(UNAUDITED)

- ------------------------------------------------------------------------------

NOTE 9:  RELATED PARTY TRANSACTIONS - (CONTINUED)

- ------------------------------------------------------------------------------

Humphreys  has  been  assigned  a 10%  carried  Working  Interest  in each  well successfully  drilled  on the Wagnon  lease,  as  partial  compensation  for his involvement  in  obtaining  and  facilitating  the  execution  of  the  Farm-Out

Agreement  and  to  compensate  for  his  services  relating  to  operation  and completion  of wells to be located on the Wagnon Lease.  The estimated  value of the 10% carried  Working  Interest of $146,429 has been  recorded as  additional compensation  expense during the period ended June 30, 2005.  Humphreys also has the right to  purchase  an  additional  5% working  interest  in each well to be located  on the Wagnon  Lease and has  elected to do so for the first four wells drilled on this  lease.  The  original  5% cost to  participate  in the wells by

Humphreys  was  $60,000.  As of June 30, 2005 the Company was still owed $15,000

(December  31, 2004 - $22,500) and has recorded the amount as a receivable  from

Humphreys as full payment for an additional  5% working  interest in each of the

Kellster 1-5, the Kyndal 2-2, and the Bryce 3-2. Refer to Notes 3, 5, and 8.

During the period  ended June 30,  2005 the  Company  incurred  $102,500  to its officers for management fees (June 30, 2004 - $103,800).

On January 1, 2005, the Company  appointed Oak Hills as its elected operator for wells  on its  Wagnon  Lease,  and  for  further  drilling  to be  conducted  by

Lexington.  Oak Hills Drilling and Operating, LLC replaces Oakhills Energy, Inc.

as its designated operator.

Refer to Note 3.

NOTE 10: INCOME TAXES

- ------------------------------------------------------------------------------

The Company  has adopted  FASB No. 109 for  reporting  purposes.  As of June 30,

2005,  the  Company  had net  operating  loss carry  forwards  of  approximately

$4,200,000 that may be available to reduce future years' taxable income and will expire between the years 2006 - 2025.  Availability  of loss usage is subject to change of ownership  limitations  under  Internal  Revenue Code 382.  Future tax benefits which may arise as a result of these losses have not been recognized in these  financial  statements,  as their  realization is determined not likely to occur and  accordingly,  the Company has recorded a valuation  allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company  evaluates its valuation  allowance  requirements on an annual basis based on projected future operations.  When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets,

the impact of the change on the  valuation  allowance is generally  reflected in current income.

NOTE 11: SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

- ------------------------------------------------------------------------------




                                   Period ended June 30, 2005     Period ended June 30, 2004

 --------------------------------- ---------------------------- --------------------------------


 Cash paid during the year for:

          Interest                 $                8,750                     $ -

          Income taxes             $                 -                        $ -

 --------------------------------- ---------------------------- --------------------------------



                                      F-17

         Statements  made in this Form 10-QSB that are not historical or current facts  are  "forward-looking  statements"  made  pursuant  to  the  safe  harbor provisions of Section 27A of the  Securities Act of 1933 (the "Act") and Section

21E of the  Securities  Exchange  Act of 1934.  These  statements  often  can be identified  by the use of terms  such as  "may,"  "will,"  "expect,"  "believe,"

"anticipate,"  "estimate," "approximate" or "continue," or the negative thereof.

We intend that such  forward-looking  statements  be subject to the safe harbors for such  statements.  We wish to caution readers not to place undue reliance on any such forward-looking  statements,  which speak only as of the date made. Any forward-looking  statements represent  management's best judgment as to what may occur in the future. However,  forward-looking  statements are subject to risks,

uncertainties  and important  factors beyond our control that could cause actual results and events to differ  materially from  historical  results of operations and events  and those  presently  anticipated  or  projected.  We  disclaim  any obligation  subsequently  to revise any  forward-looking  statements  to reflect events or  circumstances  after the date of such  statement  or to  reflect  the occurrence of anticipated or unanticipated events.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF

         OPERATION

GENERAL

         Lexington Resources,  Inc. is a corporation organized under the laws of the State of Nevada (herein known as "we" or the "Company").  We currently trade on the OTC  Bulletin  Board  under the symbol  "LXRS" and on the  Frankfurt  and

Berlin Stock Exchanges under the symbol "LXR"; WKN: A0BKLP.

CURRENT BUSINESS OPERATIONS

         We are a natural resource  exploration and production company currently engaged in the  acquisition  and  development  of oil and gas  properties in the

United States. We expect to weight our future  development  initiatives  towards gas production. We are committed to developing into a profitable independent oil and gas  producer  through the  systematical  expansion  of  operations  and the acquisition  of new drilling  targets while  organizing  drilling and production initiatives on leased properties.

         Our wholly owned subsidiary,  Lexington Oil & Gas Ltd. Co., an Oklahoma limited liability company  ("Lexington"),  previously  acquired a 590 gross acre section of farm-out  acreage in Pittsburg  County,  Oklahoma for the development and production of coal bed methane gas (the "Wagnon  Property").  We hold an 80%

working interest and a 60.56% net revenue  interest in the Wagnon  Property.  We have  drilled,  completed  and are  producing gas from four wells drilled on the

Wagnon Property.

         We have also successfully  drilled,  completed,  and are producing from two  further  CBM gas wells  located  on our Coal  Creek  Project  with  working interests  of 50% and 22%,  respectively.  In  addition,  we have a 25%  working interest  in a third gas well  drilled,  completed,  and  producing  by Newfield

Exploration Mid-Continent, Inc. on our Panther Creek prospect. In total, we have interests in six coal bed methane gas wells and one Woodford Shale gas well, and estimated  acreage suitable for the drilling of an estimated  further seventy to one hundred gas wells primarily  targeting coal bed methane gas wells.

         We have also consummated the acquisition of certain additional coal bed methane gas  prospects in the Arkoma  Basin in the State of Oklahoma,  including

1,932 gross leasehold  acres in the Coal Creek Prospect,  292 gross acres in the

Panther Creek Prospect, 320 gross acres in the Middlecreek Prospect, 1,144 gross acres in the South Lamar Prospect, and 4,925 gross acres in the H-9 Prospect. In addition,  we have committed to purchase up to a 100% working  interest in up to

3,687 gross acres of Barnett Shale  targeted gas leases in the Dallas Fort Worth

Basin in the State of Texas. We currently have an aggregate of approximately 590 gross  developed and 12,300 gross  undeveloped  acres  pursuant to leases and/or concessions as more fully described  below.  It is anticipated  that our ongoing efforts,  subject to  adequate  funding  being  available,  will  continue to be focused on successfully  concluding  negotiations for additional tracts of prime gas  and  oil  producing  domains,  and to  implement  additional  drilling  and production development  initiatives through the drilling of new wells to develop reserves and to provide revenues.  We plan to continue building and increasing a strategic base of proven reserves and production opportunities within Oklahoma's

Arkoma Basin, and development initiatives in the State of Texas.

OIL AND GAS PROPERTIES

         As of the date of this Quarterly Report, we have not reported nor filed any reserve estimates with any Federal agencies,  but have commenced  production

from  certain   properties  as  more  fully  described  below.  We  obtained  an independent reserve and economic evaluation report regarding the Wagnon Property that was  conducted  by  Fletcher  Lewis  Engineering,  Inc.  of  Oklahoma.  The

following is a description of our oil and gas properties.

         WAGNON PROPERTY

         We hold an 80% working  interest  and a 60.56% net revenue  interest in approximately  590.2 gross  acres of a gas lease  located in  Pittsburg  County,

Oklahoma  (the "Wagnon  Property").  The gas lease was  acquired  from Oak Hills

Energy,  Inc.  ("Oak Hills  Energy"),  which  acquired  the lease  pursuant to a farm-out  agreement  with Quinton  Rental & Repair  Services,  Inc. (the "Wagnon

Farm-Out Agreement"). Our interest relating to the Wagnon Property is subject to farm-out  agreements  equating to a total 20% working  interest  between  Paluca

Petroleum  Inc.  ("Paluca"),  an  affiliate  of one of  our  directors,  Douglas

Humphreys, Oak Hills Energy, and the lessee of the Wagnon Property.

         As of June 30, 2005, we have drilled, completed and put four wells into production on this prospect, the Kellster #1-5, the Kyndal #2-2, the Bryce #3-2,

and the Caleigh  #4-2.  On April 2, 2005,  the Caleigh #4-2 coal bed methane gas well commenced production.  It is estimated that up to a total of five wells may drilled on this the Wagnon Property.

         We previously  entered into funding  agreements  for the Kellster #1-5,

Kyndal  #2-2,  Bryce #3-2,  and Caleigh #4-2 wells  (collectively,  the "Funding

Agreements").  Pursuant  to  the  Funding  Agreements,  private  investors  were provided with an 80% working  interest and a 60.56% net revenue  interest in the wells  until their  respective  invested  capital in each well is repaid,  after which time the private  investors  will  revert to an  aggregate  20.1%  working interest  and a 15.075% net revenue  interest.  Oak Hills  Energy,  the original driller and operator of the wells, will "back-in" to a reversionary 6.7% working interest after invested  capital is repaid to the private  investors and we will

"back-in" to a  reversionary  53.2%  working  interest.  Pursuant to the further terms and provisions of the Funding  Agreements,  all wells to be drilled on the

Wagnon property carry royalty interests  totaling 25% to landowners and property interest holders and carried working interests of 5% to a landowner,  as well as a 10% carried working interest to Paluca. Paluca also owns a non-carried working interest of 5% as part of capital  participation  funding provided by Paluca. As of June 30, 2005,  we have  received the total  required  funding of  $1,485,000 under the Funding  Agreements for drilling and completion of the four horizontal coal bed methane gas wells on the Wagnon Property.  As of June 30, 2005, private investors  have  been  repaid  an  aggregate  of  $475,171  of their  $1,485,000 investment under the Funding  Agreements,  of which $171,086 was paid during the six-month period ended June 30, 2005.

         COAL CREEK PROSPECT

         During fiscal year 2004, we obtained an option to purchase an undivided

95% interest in approximately 2,500 net leasehold acres in five sections located in Hughes and Pittsburg Counties, State of Oklahoma (the "Coal Creek Prospect").

On March 12, 2004,  we entered  into a two-year  lease for  approximately  1,536 gross acres in the Coal Creek  Prospect  pursuant to which we have an  undivided

95% working interest and a minimum 79% net revenue interest. On May 20, 2004, we entered into a two-year  lease  pursuant to which we acquired an additional  372 acres of the Coal Creek  Prospect  with a minimum 95 working  interest and a 78%

net revenue interest. On August 20, 2004, we entered into an additional two-year lease  pursuant to which we acquired  an  additional  23 acres of the Coal Creek

Prospect with a minimum 95% working interest and a 79% net revenue interest.  As of the date of this  Quarterly  Report,  the total acreage  acquired in the Coal

Creek Gas Prospect is approximately 1,932 gross leasehold acres.

         On March 31, 2005,  we began  drilling the first well on the Coal Creek

Prospect,  the Lex #1-34, of which we have a 50% working interest. The Lex #1-34 well has been  completed and is currently in  production.  On April 15, 2005, we began  drilling a second well on the Coal Creek  Project,  the  Brumbaugh  #1-10 well, of which we have a 22% working interest. The Brumbaugh #1-10 well has been completed and began  production in May 2005. It is estimated  that  interests in twelve to sixteen  wells may be drilled on lease  acreage owned by us that forms part of the Coal Creek Prospect.

         On May 31, 2005,  we began  drilling a third CBM well on our Coal Creek

Prospect, the Ellis #1-15, of which we have an 88.5 % working interest. Drilling on this  well has  encountered  a  shallow  "Bartlesville  Sand"  gas zone  that produced a significant  gas flair upon testing of the zone. The zone was logged,

underwent  economic and geological study to assess  commercial  potential of the new, non-CBM gas zone, and we attempted  completion in the Barlesville Sand zone without  success due to intrusion of water from a salt water disposal well. As a result,  procedures  are under  evaluation for the completion of the well in the originally targeted, Hartshorne CBM gas zone that is unaffected by the intrusion of water.

         PANTHER CREEK PROSPECT

         During March 2004, we entered into a three-year lease for approximately

292 acres  located  in five  separate  sections  in the  Panther  Creek coal bed methane gas prospect  located in Hughes County,  State of Oklahoma (the "Panther

Creek  Prospect").  We have a 100% working  interest and an approximate  81% net revenue interest in the Panther Creek Prospect acreage acquired.

         A portion of the  acreage in the Panther  Creek  Prospect is subject to three division  pooling  orders by Newfield  Exploration  Mid-Continent  Inc., a subsidiary of Newfield Exploration Company  ("Newfield"),  for three wells to be drilled and  operated by Newfield in which we have  elected to  participate.  On

January 25, 2005, we entered into the joint operating agreement with Newfield to

participate  in  the  proposed  wells  to  be  drilled  (the  "Joint   Operating

Agreement").  Pursuant  to the  terms  and  provisions  of the  Joint  Operating

Agreement: (i) Newfield shall drill and operate the first well and explore other zones up to 8500 feet in depth; (ii) we have an approximate 25% working interest in the  first  completed  well;  (iii)  we have an  approximate  10.94%  working interest in the second completed well; (iv) we have an approximate 4.06% working interest in the third completed  well; and (v) Newfield has up to  approximately the end of fiscal year 2005 to drill such wells and may or may not proceed  with any individual well project at their discretion.

         On February 9, 2005, Newfield commenced drilling on the first well, the

POE #1-29 and, as of March 21, 2005, the POE #1-29 gas well commenced production from a Woodford Shale gas zone.

         SOUTH LAMAR PROSPECT

         On April 21,  2004,  we entered  into a  two-year  lease  agreement  to acquire a 100% working  interest  and a 78.5% net revenue  interest in 960 gross undeveloped acres to develop coal bed methane gas wells in Hughes County,  State of Oklahoma  (the  "South  Lamar  Prospect").  On July 26,  2004,  we acquired a further 183.98 gross acres in the South Lamar Prospect pursuant to which we hold a 100% working interest and a 79% net revenue  interest.  As of the date of this

Quarterly  Report,  we are  preparing the drill site for the drilling of a first well on this site on this prospect, the Goodson #1-24 well. The planned "Goodson

#1-23"  CBM  Hartshorne  Coal  targeted  gas well has  undergone  drilling  site preparations, road work, and pipeline planning phases of development.

         MIDDLECREEK PROSPECT

         On May 24,  2004,  we entered into an agreement to acquire an undivided

100% leasehold  interest and a 70% net revenue  interest in 320 gross  leasehold acres  located in two  sections in the  Middlecreek  Prospect  located in Hughes

County,  State of Oklahoma  (the  "Middlecreek  Prospect").  Rights to drill all geological  zones are included  and primary gas targets  include the Caney shale and Hartshorne coal zones with further  possibilities  in the Booch,  Stuart and

Savannah zones.

         H-9 PROSPECT

         On June 29,  2004,  we entered  into an option  agreement to purchase a leasehold  interest  and a net  revenue  interest  in  approximately  4,600  net leasehold  acres  located in  approximately  38 sections of the H-9  Prospect in

Hughes and McIntosh  counties,  State of Oklahoma (the "H-9 Prospect").  On July

29,  2004,  we entered  into three to four year lease  agreements  to acquire an undivided 100% leasehold interest and a 79.25% net revenue interest in the 4,600 gross  leasehold  acres on the H-9  Prospect.  On July 19, 2004, we entered into another  three-year  lease to acquire a 100% leasehold  interest and a 78.3% net revenue  interest  in an  additional  325 gross  acres of gas  target  drillable acreage on the H-9 Prospect.

         BARNETT SHALE PROJECT

         On June 2, 2005, as amended July 14, 2005, we entered into a definitive agreement  with a Texas-based  limited  partnership  (the "Barnett  Agreement"),

regarding a gas well  horizontal  drilling  venture in the Jack,  Wise, and Palo

Pinto Counties in the State of Texas (the "Barnett Shale Project").  Pursuant to

the  terms  and  provisions  of the  Barnett  Agreement:  (i) we will be able to acquire 75% to 100% working  interests in delivered net revenue interests of 70%

and 75%,  respectively,  in up to 3,687 net leasehold acres in the Barnett Shale

Project  for  between  $450  and $500 per  acre;  (ii) we paid a  non-refundable deposit of $100,000  which deposit shall be credited  against the total purchase price to be paid by us for the working interests; (iii) the closing date of this acquisition is expected to be on or before August 19, 2005 subject to the seller delivering  good and marketable  title to the leases as approved by the Company;

(iv) in the event we purchase the maximum 100% working interest, we will receive a 70% net revenue  interest on the leases without carried  interest to the Texas limited  and  the  remaining  net  revenue  interest  shall  be  reserved  as an overriding royalty interest for the Texas limited partnership;  (v) in the event we  purchase  a 75%  working  interest,  we will  receive a 56.25%  net  revenue interest on the leases and we will carry for the Texas limited partnership a 10%

working  interest in the drilling,  completion  and equipping of the pipeline on all  wells  drilled  on the  acreage  purchased  by us;  and (vi)  our  contract operator,  Oak Hills  Drilling  and  Operating  LLC ("Oak  Hills"),  will be the operator for the project.

         We  anticipate,  subject  to  financing,  that the  first  well will be spudded in September 2005 and that all drilling on the acquired  acreage will be completed in less than two years.

         WELLS DEVELOPED ON OIL AND GAS PROPERTIES

         As of the date of this Quarterly Report, the following table summarizes wells and working interests in wells under current development initiatives:




- -------------------------------- ----------------------------- ---------------------------- -----------------------------

COMPANY LEASE/PROSPECT           WELL NAME                     INTEREST                     STATUS

- -------------------------------- ----------------------------- ---------------------------- -----------------------------


Wagnon                           Kellster #1-5                 53.2% Back WI APO            Producing

- -------------------------------- ----------------------------- ---------------------------- -----------------------------

Wagnon                           Kyndal #2-2                   53.2% Back WI APO            Producing

- -------------------------------- ----------------------------- ---------------------------- -----------------------------

Wagnon                           Bryce #3-2                    53.2% Back WI APO            Producing

- -------------------------------- ----------------------------- ---------------------------- -----------------------------

Wagnon                           Calleigh #4-2                 53.2% Back WI APO            Producing

- -------------------------------- ----------------------------- ---------------------------- -----------------------------

Panther Creek                    POE #1-29                     25.7% WI                     Producing

- -------------------------------- ----------------------------- ---------------------------- -----------------------------

Coal Creek                       LEX #1                        50.1% WI                     Producing

- -------------------------------- ----------------------------- ---------------------------- -----------------------------

Coal Creek                       Brumbaugh #1-10               22.2% WI                     Producing

- -------------------------------- ----------------------------- ---------------------------- -----------------------------

Coal Creek                       Ellis #1-15                   88.5% WI                     In drilling stages

- -------------------------------- ----------------------------- ---------------------------- -----------------------------

South Lamar                      Goodson #1-23                 87.5% WI                     Drilling site prepared

- -------------------------------- ----------------------------- ---------------------------- -----------------------------



         To date, we have committed to interests in eight gas wells. We estimate that we have additional available acreage suitable for the drilling of a further seventy to one hundred, primarily coal bed methane gas wells.

RESULTS OF OPERATION

SIX-MONTH PERIOD ENDED JUNE 30, 2005 COMPARED TO SIX-MONTH PERIOD ENDED JUNE 30,

2004

         Our net  loss  for  the  six-month  period  ended  June  30,  2005  was approximately  ($1,823,252)  compared to a net loss of  ($4,282,990)  during the six-month  period  ended June 30, 2004 (a decrease  of  $2,459,738).  During the six-month  period ended June 30, 2005,  we generated  $393,263 in gross  revenue compared to $94,207 in gross  revenue  generated  during the same period in 2004

(an increase of  $299,056),  resulting  primarily  from the sale of gas produced from coal bed methane gas wells on the Wagnon  Property that started  production in mid February 2004.  Depletion and operating costs and taxes increased  during the  six-month  period ended June 30, 2005  compared to the same period in 2004.

The gross revenue of $393,263  generated  during the six-month period ended June

30,  2005 was  reduced  by an  aggregate  of  $261,341  ($139,880  in  estimated depletion  and  $121,461 in operating  costs and taxes),  resulting in operating income of $131,922.  The gross revenue of $94,207 generated during the six-month period  ended June 30, 2004 was reduced by an  aggregate  of $6,558 in estimated depletion,  resulting in operating income of $87,649.  The increase in depletion and operating expenses and taxes during the six-month period ended June 30, 2005 from the  six-month  period ended June 30, 2004 was  primarily the result of the increase in operating costs and estimated depletion resulting from the increased number of operating wells.

         During the  six-month  period  ended June 30, 2005,  we incurred  other expenses in the aggregate amount of $1,955,174  compared to $4,370,639  incurred during the same period in 2004 (a decrease of  $2,415,465),  which consisted of:

(i) general and administrative expenses of $1,170,671 (2004:  $1,361,701);  (ii)

consulting fees - stock based  compensation  relating to the fair value of stock options  granted  to  consultants  of  $775,753  (2004:  $2,989,221);  and (iii)

interest  expense of $8,750  (2004:  $19,717).  The  decrease in other  expenses incurred  during the  six-month  period ended June 30, 2005 compared to the same period during 2004 resulted  primarily  from the decrease in fair value of stock options granted to consultants.  General and  administrative  expenses generally include corporate overhead,  financial and administrative  contracted  services,

marketing, and consulting costs.

         Of the  $1,955,174  incurred  as other  expenses  during the  six-month period  ended June 30, 2005,  an  aggregate  of $60,000 was incurred  payable to

International  Market Trend  ("IMT") for amounts due and owing for  operational,

administrative and financial services rendered during the six-month period ended

June 30, 2005. On November 10, 2003, we entered into a consulting agreement with

IMT  (the  "Consulting  Agreement"),  whereby  IMT  performs  a  wide  range  of management, administrative, financial, and business development services for us.

On February 1, 2005,  we granted to IMT an  aggregate of 500,000  stock  options exercisable at $1.00 per share for a period of five years.  On February 1, 2005,

we also granted to IMT an aggregate of 100,000 stock options registered under an

S-8  Registration  Statement  exercisable  at $0.16667 per share for a period of five years.

         Of the  $1,955,174  incurred  as other  expenses  during the  six-month period  ended June 30,  2005,  an  aggregate  of  $102,500  was  incurred to our officers for management fees.  Furthermore,  $146,429 was recorded as additional compensation  expense to one of our directors,  Mr.  Humphreys,  relating to the estimated  valuation of his 10% carried working  interest in our wells developed during the six month  period ened June 30, 2005.  On July 12,  2004,  we entered into a consultation  agreement (the  "Humphreys  Consultation  Agreement")  with

Lexington Oil & Gas and Mr.  Humphreys.  Pursuant to the Humphreys  Consultation

Agreement,  Mr. Humphreys assists in overseeing the drilling  operations and the completion and management of our wells. Mr. Humphreys  compensation  pursuant to the terms and provisions of the Humphreys  Consultation Agreement is: (i) $7,500

per month;  (ii) the assignment of up to 10% carried  working  interest in every well drilled on all properties held by us, including the Wagnon Lease; (iii) the right to purchase up to an additional  5% working  interest in all wells drilled by us on our  properties  provided  that funds for this  participation  are paid prior to the  commencement of drilling of said wells;  and (iv) grant of 200,000

Stock  Options to purchase  shares of our common  stock at an exercise  price of

$3.00 per share  (which were  granted  July 2004).  The  Humphreys  Consultation

Agreement  can be  terminated  at any time with  ninety days  written  notice by either party.

         As  discussed  above,  the  decrease in net loss  during the  six-month period ended June 30, 2005 compared to the six-month  period ended June 30, 2004 is  attributable  primarily to the increase in oil and gas gross revenue and the decrease in  consulting  fees - stock based  compensation.  Our net revenue loss during the six-month period ended June 30, 2005 was  approximately  ($1,955,174)

or ($0.10) per share  compared to a net loss of  ($4,282,990)  or ($0.30) during the six-month  period ended June 30, 2004. The weighted average number of shares outstanding was 17,227,525 for the six-month period ended June 30, 2005 compared to  14,282,945  for the  six-month  period  ended June 30,  2004 (which had been restated in accordance with the forward stock split of  three-for-one  shares of common stock effected January 26, 2004).

THREE-MONTH PERIOD ENDED JUNE 30, 2005 COMPARED TO THREE-MONTH PERIOD ENDED JUNE

30, 2004

         Our net  loss  for the  three-month  period  ended  June  30,  2005 was approximately  ($177,383)  compared  to a net loss of  ($1,189,231)  during  the three-month  period ended June 30, 2004 (a decrease of  $1,011,848).  During the three-month  period ended June 30, 2005, we generated  $263,204 in gross revenue compared to $53,517 in gross revenue  generated  during the same period in 2004,

resulting  primarily  from the sale of gas  produced  from coal bed  methane gas wells on the Wagnon Property.  Depletion and operating costs and taxes increased during the three-month period ended June 30, 2005 compared to the same period in

2004.  The gross revenue of $263,204  generated  during the  three-month  period ended  June 30,  2005 was  reduced  by an  aggregate  of  $148,368  ($84,972  in estimated depletion and $63,396 in operating costs and taxes), which resulted in operating income of $114,836.  The gross revenue of $53,517 generated during the three-month  period ended June 30, 2004 was reduced by an aggregate of $3,879 in estimated depletion, which resulted in operating income of $49,638. The increase in depletion  and  operating  expenses and taxes during the  three-month  period ended  June 30,  2005  from  the  three-month  period  ended  June 30,  2004 was primarily the result of the increase in operating costs and estimated  depletion resulting from the increased number of operating wells.

         During the  three-month  period ended June 30, 2005, we incurred  other expenses in the aggregate  amount of $292,219  compared to  $1,238,869  incurred during the same period in 2004 (a decrease of $946,650), which consisted of: (i)

general and  administrative  expenses of $283,469 (2004:  $1,233,552);  and (ii)

interest  expense of $8,750  (2004:  $5,317).  The  decrease  in other  expenses incurred during the three-month  period ended June 30, 2005 compared to the same period  during  2004  resulted  primarily  from  the  decrease  in  general  and administrative expenses.

         As discussed  above,  the  decrease in net loss during the  three-month period  ended June 30, 2005  compared to the  three-month  period ended June 30,

2004 is attributable  primarily to the increase in oil and gas gross revenue and the  decrease in general and  administrative  expenses.  Our net loss during the three-month  period ended June 30, 2005 was approximately  ($177,383) or ($0.01)

per  share  compared  to a net  loss  of  ($1,189,231)  or  ($0.08)  during  the three-month  period ended June 30, 2004.  The weighted  average number of shares outstanding  was  17,365,104  for the  three-month  period  ended June 30,  2005 compared to 14,618,332 for the three-month period ended June 30, 2004 (which had been restated in accordance with the forward stock split of three-for-one shares of common stock effected January 26, 2004).

LIQUIDITY AND CAPITAL RESOURCES

         Our  financial  statements  have been  prepared  assuming  that we will continue  as a  going  concern  and,  accordingly,  do not  include  adjustments relating to the  recoverability  and realization of assets and classification of liabilities  that  might  be  necessary  should  we be  unable  to  continue  in operation.

SIX-MONTH PERIOD ENDED JUNE 30, 2005

         As of the six-month period ended June 30, 2005, our current assets were

$265,522  and our  current  liabilities  were  $1,821,298,  which  resulted in a working capital deficit of $1,555,776. As of the six-month period ended June 30,

2005, our total assets were $4,186,020  consisting of: (i) $24,920 in cash; (ii)

$240,602 in accounts  receivable;  (iii) $2,986,515 carrying value of proved oil and gas properties (net of depletion);  (iv) $931,318 carrying value of unproved oil and gas  properties;  and (v) $2,665 in other property and equipment (net of accumulated  depreciation).  As of the six-month period ended June 30, 2005, our total  liabilities were $2,764,347  consisting of: (i) $1,009,830 in current and non-current drilling obligations;  (ii) $939,000 in accounts payable and accrued liabilities; and (iii) $815,517 in current and non-current portion of promissory notes.

         Stockholders'  equity  decreased from  $1,685,514 for fiscal year ended

December 31, 2004 to $1,421,673 for the six-month period ended June 30, 2005.

         We have not generated  positive cash flows from  operating  activities.

For the six-month  period ended June 30, 2005,  net cash flows used in operating activities  was  ($944,316)  compared  to  net  cash  flows  used  in  operating activities  for the six-month  period ended June 30, 2004 of  ($1,244,465).  Net cash flows used in operating  activities for the six-month period ended June 30,

2005 consisted  primarily of a net loss of ($1,823,252).  Net cash flows used in operating  activities was adjusted by $878,936 to reconcile net loss to net cash from  operating  activities  primarily  relating to the non-cash  expense of the grant of stock  options and non-cash  compensation,  oil and gas  depletion  and accounts payable.

         Net cash flows used in  investing  activities  was  ($785,146)  for the six-month  period  ended  June  30,  2005  compared  to net cash  flows  used in

investing   activities  for  the  six-month  period  ended  March  31,  2004  of

($1,390,371),  which  primarily  pertained to the acquisition of the oil and gas properties.

         Net  cash  flows  from  financing  activities  was  $1,428,089  for the six-month  period ended June 30, 2005 compared to net cash flows from  financing activities for the six-month period ended June 30, 2004 of $3,064,175.  Net cash flows from  financing  activities  for the six-month  period ended June 30, 2005

consisted  of  $1,086,545   (2004:   $500,000)  in  promissory   notes  (net  of

repayments),  $512,630 (2004:  $1,960,000) in net proceeds on sale of stock, and

$-0- in drilling  advances (2004:  $678,869),  amounts were adjusted by $171,086

(2004:  $-0-) in  repayment of drilling  advances  and $-0- in advances  payable

(2004: $74,694).

PLAN OF OPERATION

         During  fiscal year 2004,  we  completed  the sale of an  aggregate  of

1,700,686  Units at a  purchase  price of $1.47 per Unit for gross  proceeds  of approximately  $2,319,264.  Further,  the  holder  of  two  of  our  outstanding promissory  notes in the  aggregate  principal  amount of $500,000  plus accrued interest of $12,637  exchanged  the  promissory  notes and accrued  interest for

Units,  resulting  in the issuance of an  additional  376,318  Units.  Each Unit consists of one share of our common stock and one warrant to purchase a share of our common stock at an exercise price of $1.68 (the "September  Warrants").  The

September  Warrants  from the offering were  exercisable  for a term of 180 days after the  Registration  Statement  was  declared  effective on January 21, 2005 creating  an  expiry  term of July 23,  2005.  As of the date of this  Quarterly

Report, an aggregate of 304,367 September  Warrants were exercised for aggregate proceeds of $495,964,  net of $15,373 in brokers' fees. The remaining  1,396,319

September Warrants have expired by their terms and declared void.

         Existing   working   capital,   further   advances  and  possible  debt

instruments,  anticipated  warrant exercises,  further private  placements,  and anticipated  cash flow are expected to be adequate to fund our  operations  over the  next  six  months.  We have no lines of  credit  or  other  bank  financing arrangements.  Generally,  we  have  financed  operations  to date  through  the proceeds of the private  placement of equity and debt securities.  In connection with our business plan, management anticipates additional increases in operating expenses  and  capital  expenditures  relating  to:  (i) oil  and gas  operating properties;  (ii) drilling  initiatives;  and (iii)  property  acquisitions.  We intend to finance these expenses with further issuances of securities,  debt and or advances, and revenues from operations. Thereafter, we expect we will need to raise additional  capital and increase its revenues to meet long-term  operating requirements.

         Additional  issuances of equity or  convertible  debt  securities  will result in dilution to our current  shareholders.  Further, such securities might have rights,  preferences or privileges  senior to our common stock.  Additional financing may not be available  upon  acceptable  terms,  or at all. If adequate funds are not available or are not available on acceptable  terms, we may not be able to take advantage of prospective new business  endeavors or  opportunities,

or existing  agreements which could  significantly  and materially  restrict our business operations.

         The independent auditors' report accompanying our December 31, 2004 and

December 31, 2003  consolidated  financial  statements  contains an  explanatory paragraph expressing  substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that we will continue as a going  concern," which  contemplates  that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

MATERIAL COMMITMENTS

DRILLING OBLIGATIONS

         As of the date of this Quarterly  Report, we have committed to drilling and operating four wells on the Wagnon  Property and have elected to participate in the  drilling  of a  well  on  the  Panther  Creek  Prospect  with  Newfield.

Pertaining to the private drilling capital obtained for the drilling of the four wells on our Wagnon  Property,  as at June 30, 2005,  we have  received from the funding  investors the total funding  requirement of $1,485,000 for the drilling and  completion of the Kellster  #1-5,  the Kyndal #2-2,  the Bryce #3-2 and the

Caleigh  #4-2 wells.  As at June 30,  2005,  we have paid the funding  investors approximately  $475,171,  of which $171,086 was paid during the six-month period ended June 30, 2005.

PROMISSORY NOTES

         As of the date of this Quarterly  Report, we have obtained funds in the amounts of $600,000 and  $500,000,  respectively,  pursuant to three  promissory notes  from  two of our  shareholders  totaling  $1,100,000  (collectively,  the

"Promissory  Notes").  The terms of the Promissory  Notes provide for: (i) a due date of five years from the date of issuance;  (ii) an interest  rate of 10% per annum;  (iii) monthly payments of principal and interest payable over a 60-month amortization;  and  (iv) a  security  interest  in our  Coal  Creek  oil and gas property leases.  In conjunction  with the issuance of the Promissory  Notes, we granted  220,000  warrants  exercisable  at $3.00 per share with exercise  terms until May 31, 2010.

OFF-BALANCE SHEET ARRANGEMENTS

         As of the date of this Quarterly Report, we do not have any off-balance sheet  arrangements  that have or are  reasonably  likely  to have a current  or future  effect on our  financial  condition,  changes  in  financial  condition,

revenues or expenses, results of operations,  liquidity, capital expenditures or capital resources that are material to investors.  The term  "off-balance  sheet arrangement"  generally means any  transaction,  agreement or other  contractual arrangement to which an entity unconsolidated with us is a party, under which we have:  (i) any  obligation  arising  under  a  guaranteed  contract,  derivative instrument or variable  interest;  or (ii) a retained or contingent  interest in assets transferred to such entity or similar  arrangement that serves as credit,

liquidity or market risk support for such assets.

ITEM III. CONTROLS AND PROCEDURES

         An  evaluation  was  conducted  under  the  supervision  and  with  the participation of our management, including Grant Atkins, our President and Chief

Executive Officer, and Vaughn Barbon, our Treasurer and Chief Financial Officer,

of the effectiveness of the design and operation of our disclosure  controls and procedures as at June 30, 2005.  Based on that  evaluation,  Messrs.  Atkins and

Barbon  concluded that our disclosure  controls and procedures were effective as of such date to ensure that information  required to be disclosed in the reports that we file or submit under the  Securities  Exchange  Act of 1934,  as amended

(the "Exchange Act"), is recorded, processed, summarized and reported within the time periods specified in Commission rules and forms. Such officers also confirm that there was no change in our internal control over financial reporting during the six-month  period ended June 30, 2005 that has  materially  affected,  or is reasonably  likely to materially  affect,  our internal  control over  financial reporting.

AUDIT COMMITTEE REPORT

         The Board of Directors has established an audit committee.  The members of the audit committee are Mr. Steven Jewett, Mr. Doug Humphreys, and Mr. Norman

MacKinnon.  Two of the three members of the audit  committee  are  "independent"

within the meaning of Rule 10A-3 under the Exchange Act. The audit committee was organized  in April 2004 and  operates  under a written  charter  adopted by our

Board of Directors.

         The audit  committee has reviewed and  discussed  with  management  our unaudited financial statements as of and for the six-month period ended June 30,

2005.  The audit  committee has also  discussed  with Dale Matheson  Carr-Hilton

LaBonte the matters required to be discussed by Statement on Auditing  Standards

No. 61,  Communication  with  Audit  Committees,  as  amended,  by the  Auditing

Standards Board of the American Institute of Certified Public  Accountants.  The

audit committee has received and reviewed the written disclosures and the letter from Dale Matheson Carr-Hilton LaBonte required by Independence  Standards Board

Standard No. 1, Independence Discussions with Audit Committees,  as amended, and has discussed with Dale Matheson Carr-Hilton LaBonte their independence.

         Based on the  reviews  and  discussions  referred  to above,  the audit committee has recommended to the Board of Directors that the unaudited financial statements  referred to above be included in our Quarterly Report on Form 10-QSB for the  six-month  period  ended June 30,  2005 filed with the  Securities  and

Exchange Commission.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

         Management is not aware of any legal  proceedings  contemplated  by any governmental authority or any other party involving us or our properties.  As of the date of this Quarterly  Report,  no director,  officer or affiliate is (i) a party adverse to us in any legal proceeding,  or (ii) has an adverse interest to us in any  legal  proceedings.  Management  is not  aware  of  any  other  legal proceedings pending or that have been threatened against us or our properties.

ITEM 2. CHANGES IN SECURITIES AND USE OF PROCEEDS

EXERCISE OF SHARE PURCHASE WARRANTS

         As of the date of this Quarterly Report, we have issued an aggregate of

304,367 shares of common stock to  shareholders  pursuant to the exercise of the

September  Warrants.  During  fiscal  year  2004,  we  completed  the sale of an aggregate  of  1,700,686  Units at a purchase  price of $1.47 per Unit for gross proceeds  of  approximately  $2,319,264.  Further,  the  holder  of  two  of our outstanding  promissory notes in the aggregate principal amount of $500,000 plus accrued interest of $12,637  exchanged the promissory notes and accrued interest for Units,  resulting in the issuance of an additional  348,733 Units. Each Unit consists of one share of our common stock and one warrant to purchase a share of our common stock at an exercise  price of $1.68.  The  September  Warrants  were exercisable until July 23, 2005.

         As of the  date of this  Quarterly  Report,  an  aggregate  of  304,367

September  Warrants were  exercised for aggregate  proceeds of $495,964,  net of

$15,373 in brokers'  fees. The 304,367 shares of common stock were issued to the shareholders in reliance on the registration provisions of the Securities Act of

1933, as amended, in accordance with the terms of the Registration Statement.

EXERCISE OF STOCK OPTIONS

         During the  six-month  period  ended June 30,  2005,  an  aggregate  of

100,000 Stock Options were  exercised at $0.16667 per share for cash proceeds of

$16,667. The shares of common stock were issued to the shareholder in accordance with the S-8 Registration Statement.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

         No report required.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         No report required.

ITEM 5. OTHER INFORMATION

         No report required.

ITEM 5. OTHER INFORMATION

         No report required.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

         Exhibits:

         31.1 Certification  of Chief Executive  Officer  pursuant to Securities

              Exchange Act of 1934 Rule 13a-14(a) or 15d-14(a).

         31.2 Certification  of Chief Financial  Officer  pursuant to Securities

              Exchange Act of 1934 Rule 13a-14(a) or 15d-14(a).

         32.1 Certifications  pursuant to  Securities  Exchange Act of 1934 Rule

              13a- 14(b) or 15d-14(b)  and 18 U.S.C.  Section  1350,  as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

         Reports on Form 8-K:

         Report on Form 8-K Item 5.01 filed on February 18, 2005. Report on Form

         8-K Item 1.01 filed on June 8, 2005.

SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             LEXINGTON RESOURCES, INC.

Dated: August 13, 2005                       By: /s/ GRANT ATKINS

                                             ---------------------------

                                             Grant Atkins, President and

                                             Chief Executive Officer

Dated: August 13, 2005                       By: /s/ VAUGHN BARBON

                                             ---------------------------

                                             Vaughn Barbon, Chief Financial

                                             Officer

                                                                    EXHIBIT 31.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                   PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

                           RULE 13a-14(a) OR 15d-14(a)

I, Grant R. Atkins, certify that:

         1.    I have reviewed this quarterly report on Form 10-QSB of Lexington

               Resources, Inc.;

         2.    Based on my  knowledge,  this  report does not contain any untrue statement  of a material  fact or omit to state a  material  fact

               necessary  to  make  the   statements   made,  in  light  of  the

               circumstances   under  which  such   statements  were  made,  not

               misleading with respect to the period covered by this report;

         3.    Based  on my  knowledge,  the  financial  statements,  and  other financial  information included in this report, fairly present in

               all  material  respects  the  financial  condition,   results  of

               operations  and cash flows of the  registrant as of, and for, the periods presented in this report;

         4.    The registrant's  other certifying  officer and I are responsible

               for   establishing  and  maintaining   disclosure   controls  and

               procedures  (as  defined  in  Exchange  Act Rules  13a-15(e)  and

               15d-15(e)) for the registrant and have:

               a.   designed such disclosure controls and procedures,  or caused such disclosure controls and procedures to be designed under

                    our  supervision,   to  ensure  that  material   information

                    relating  to  the  registrant,  including  its  consolidated subsidiaries,  is made  known to us by others  within  those entities,  particularly  during  the  period  in which  this report is being prepared;

               b.   evaluated the  effectiveness of the registrant's  disclosure controls  and  procedures  and  presented in this report our

                    conclusions   about  the  effectiveness  of  the  disclosure

                    controls and procedures, as of the end of the period covered by this report based on such evaluation; and

               c.   disclosed  in this  report  any  change in the  registrant's internal  control over  financial  reporting  that  occurred during the  registrant's  most recent  fiscal  quarter  (the registrant's  fourth fiscal quarter in the case of an annual report)  that  has  materially  affected,  or is  reasonably likely  to  materially  affect,  the  registrant's  internal control over financial reporting; and

         5.    The registrant's  other certifying  officer and I have disclosed,

               based on our most  recent  evaluation  of internal  control  over financial reporting,  to the registrant's  auditors and the audit committee  of the  registrant's  board of  directors  (or persons performing the equivalent functions):

               a.   all significant  deficiencies and material weaknesses in the design or  operation  of  internal  control  over  financial reporting  which are reasonably  likely to adversely  affect the registrant's ability to record,  process,  summarize and report financial information; and

               b.   any fraud, whether or not material, that involves management or  other  employees  who  have a  significant  role  in the registrant's internal control over financial reporting.

Dated: August 13, 2005                       By:  /s/ Grant R. Atkins

                                             -----------------------------------

                                             Grant R. Akins, President

                                             and Chief Executive Officer

                                                                    EXHIBIT 31.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

                   PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

                           RULE 13a-14(a) OR 15d-14(a)

I, Vaughn Barbon, certify that:

         1.    I have reviewed this quarterly report on Form 10-QSB of Lexington

               Resources, Inc.;

         2.    Based on my  knowledge,  this  report does not contain any untrue statement  of a material  fact or omit to state a  material  fact

               necessary  to  make  the   statements   made,  in  light  of  the

               circumstances   under  which  such   statements  were  made,  not

               misleading with respect to the period covered by this report;

         3.    Based  on my  knowledge,  the  financial  statements,  and  other financial  information included in this report, fairly present in

               all  material  respects  the  financial  condition,   results  of

               operations  and cash flows of the  registrant as of, and for, the periods presented in this report;

         4.    The registrant's  other certifying  officer and I are responsible

               for   establishing  and  maintaining   disclosure   controls  and

               procedures  (as  defined  in  Exchange  Act Rules  13a-15(e)  and

               15d-15(e)) for the registrant and have:

               a.   designed such disclosure controls and procedures,  or caused such disclosure controls and procedures to be designed under

                    our  supervision,   to  ensure  that  material   information

                    relating  to  the  registrant,  including  its  consolidated subsidiaries,  is made  known to us by others  within  those entities,  particularly  during  the  period  in which  this report is being prepared;

               b.   evaluated the  effectiveness of the registrant's  disclosure controls  and  procedures  and  presented in this report our

                    conclusions   about  the  effectiveness  of  the  disclosure

                    controls and procedures, as of the end of the period covered by this report based on such evaluation; and

               c.   disclosed  in this  report  any  change in the  registrant's internal  control over  financial  reporting  that  occurred during the  registrant's  most recent  fiscal  quarter  (the registrant's  fourth fiscal quarter in the case of an annual report)  that  has  materially  affected,  or is  reasonably likely  to  materially  affect,  the  registrant's  internal control over financial reporting; and

         5.    The registrant's  other certifying  officer and I have disclosed,

               based on our most  recent  evaluation  of internal  control  over financial reporting,  to the registrant's  auditors and the audit committee  of the  registrant's  board of  directors  (or persons performing the equivalent functions):

               a.   all significant  deficiencies and material weaknesses in the design or  operation  of  internal  control  over  financial reporting  which are reasonably  likely to adversely  affect the registrant's ability to record,  process,  summarize and report financial information; and

               b.   any fraud, whether or not material, that involves management or  other  employees  who  have a  significant  role  in the registrant's internal control over financial reporting.

Dated: August 13, 2005                          By:  /s/ Vaughn Barbon

                                                --------------------------------

                                                Vaughn Barbon, Chief Financial

                                                Officer

                                                                    EXHIBIT 32.1

           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

                         RULE 13a-14(b) OR 15d-14(b) AND

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection  with the quarterly  report of Lexington  Resources  (the

"Company")  on Form 10-QSB for quarter  ended June 30,  2005,  as filed with the

Securities and Exchange  Commission on the date hereof (the "Report"),  Grant R.

Atkins,  Chief  Executive  Officer  of the  Company,  and Vaughn  Barbon,  Chief

Financial  Officer of the Company,  each  certifies for the purpose of complying with Rule  13a-14(b) or Rule  15d-14(b) of the  Securities  Exchange Act of 1934

(the  "Exchange  Act") and Section  1350 of Chapter 63 of Title 18 of the United

States Code, that:

         1.    the Report fully complies with the  requirements of Section 13(a)

               or 15(d) of the Exchange Act; and

         2.    the information  contained in the Report fairly presents,  in all

               material  respects,   the  financial  condition  and  results  of

               operations of the Company.

Dated: August 13, 2005                    By:  /s/ Grant R. Atkins

                                          --------------------------------

                                          Grant R. Atkins, Chief Executive

                                          Officer

Dated: August 13, 2005                    By:  /s/ Vaughn Barbon

                                          --------------------------------

                                          Vaughn Barbon, Chief Financial

                                          Officer